Exhibit 10.30

AGREEMENT OF LEASE

between

PARK AVENUE PLAZA COMPANY L.P.,

Landlord

and

BLACKROCK, INC,

Tenant

as of July 29, 2004

PREMISES:

55 East 52nd Street New York, New York Entire 11th, 12th and 14th Floors

-i-

TABLE OF CONTENTS

(continued)

-ii-

Exhibits
EXHIBIT A	Floor Plan	A-1
EXHIBIT B	Landlord’s Work	B-1
EXHIBIT C	Alterations Rules and Regulations	C-1
EXHIBIT D	Form of SNDA Agreement	D-1
EXHIBIT E	Rules and Regulations	E-1
EXHIBIT F	Cleaning Specifications	F-1
EXHIBIT G	Approved Contractors	G-1
EXHIBIT H	Qualified Space Non-Disturbance Agreement	H-1
EXHIBIT I	Vent Location	I-1
EXHIBIT J	Cleaning Fee Sample Calculation	J-1
EXHIBIT K	Wage Rate Calculation – 2004	K-1
EXHIBIT L	Generator Area	L-1
EXHIBIT M	Fuel Tank Area	M-1
EXHIBIT N	Generator Riser Area	N-1

-iii-

1st Rental Period	2
2nd Rental Period	2
3rd Rental Period	2
AAA	27
Alterations	30, 2
and/or	83
Antenna	112
Antenna Area	112
Anticipated First Offer Space Outside Date	110
Applicable Comparative Year	19
Approved List	31
Arbiter	26
Assignment Profit	66
Audit Representative	26
available for leasing	107
Base Cleaning Fee	19
Base Management Fee	19
Base Rate	84
base tax year	13
Broker	103
Building	1
business days	83
Change	68
Cleaning Fee	19
Commencement Date	1
Commencement Date of the First Extension Term	116
comparative year	13, 18
Conforming Customary SNDA	46
Continuing Relationship Former Affiliate	58
Contractor	9
control	56
CPI	83
date of taking	53
demised premises	1
Dining Facility	97
Eligible Sublease	67
Eligible Subtenant	67
Existing Mortgage	45
Existing Superior Mortgagee	46
Expense Base Factor	18
Expense Payment	24
Expenses	18
Expiration Date	1
Extension Election Notice	116
Federal Reserve Funds	3
First Extension Term	116
First Offer Notice	107
First Offer Rent Notice	107
First Offer Response Notice	107
First Offer Space	107
First Offer Space Outside Date	110
First Option	116
fixed annual rent	2
Force Majeure Causes	87
Future McKinsey Space Tenant	108
Hazardous Materials	106
herein	83
hereof	83
hereunder	83
holder of a mortgage	85
HVAC	90
HVAC Regular Hours of Operation	90
HVAC Specifications	90
Inclusion Date	107
Inclusion Determination Date	108
Initial Alterations Request	31
Initiating Party	117
Interest Rate	84
Land	13
Landlord	1, 84, 9
Landlord Party	99
Landlord shall have no liability to Tenant	84
Landlord’s First Offer Space Rent Determination	107
Landlord’s Non-Disturbance Agreement	67
Landlord’s Restoration Work	50
Landlord’s Statement	25
Landlord’s Submitted Value	118
Landlord’s Work	8

-iv-

laws and requirements of any public authorities	84
Lease Rent	68
Legal Requirements	85
LLC	56
Management Fee	19
Marketing Notice	60
Material Alteration	30
McKinsey	108
McKinsey Lease	108
mortgage	85
mortgagee	85
Must-Take Lease	111
Must-Take Tenant	111
notices	88
Offer Space	107
Other Communications Equipment	115
Other Utility Provider	29
person	85
Prior Year Cleaning Fee	19
Qualifying Lease	82
Qualifying Lease Notice	82
real estate taxes	13
real estate taxes payable during the base tax year	14
Records	25
Renewal Occupancy Requirement	117
Rent Abatement Period	4
Rent Commencement Date	4
Rent Notice	117
requirements of insurance bodies	85
Responding Party	117
Resubmission Request	32
Roof User	112
Rooftop Installations	113
Rules and Regulations	86
Second Alterations Request	32
Second Resubmission Request	32
SNDA Agreement	46
SNDA Follow-up	46
SNDA Request	46
Specialty Alterations	36
Specified Restoration Work	50
Sublease Profit	66
substantially	27
substantially different from	65
Successor Landlord	44
Superior Leases	44
Superior Lessor	44
Superior Mortgagee	44
Superior Mortgages	44
Tenant	1, 85, 9
Tenant Party	100
Tenant’s Affiliate	57
Tenant’s Cost	67
Tenant’s Property	36
Tenant’s Property Removal Obligation	50
Tenant’s Restoration Work	50
Tenant’s Statement	26
Tenant’s Submitted Value	118
Tenant’s Work	9
the building project	13, 18
the lump sum payment	77
The Percentage	13, 18
the same shall be without liability to Landlord	84
Union	20
Wage Rate	19
Wiring	112
without incurring any liability to Tenant therefor	84
Work	9
Work Credit	9, 11

-v-

AGREEMENT OF LEASE made as of the 29th day of July, 2004 between Park Avenue Plaza Company L.P., a New York limited partnership, having an office at c/o FISHER BROTHERS, 299 Park Avenue, New York, New York 10171 (herein called “Landlord”) and BlackRock, Inc., a Delaware corporation, having an office at 40 East 52nd Street, New York NY 10022 (herein called “Tenant”). All initially-capitalized terms are listed in the Table of Defined Terms which follows the table of contents of this Lease.

W I T N E S S E T H:

Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building known as 55 East 52nd Street, New York, New York 10022 (herein called the “Building”), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the terms, provisions, conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereto hereby expressly covenants and agrees to observe and perform all of the terms, provisions, conditions and covenants herein contained on its part to be observed and performed.

The premises hereby leased to Tenant are the entire 11th, 12th and 14th floors of the Building, substantially as shown hatched on the floor plans annexed hereto as Exhibit A (herein called the “demised premises”).

The term of this Lease, for which the demised premises are hereby leased, shall commence on the date (herein called the “Commencement Date”) which shall be (a) the date on which Landlord’s Work (other than the elevator signaling device work, which shall be completed in accordance with the schedule set forth in paragraph (f) of Exhibit B) shall have been substantially completed by Landlord (herein called the “Substantial Completion Date”) or (b) the date on which Tenant, or anyone claiming by or through Tenant, first occupies the demised premises, or any part thereof, for any purpose other than Customary Pre-Construction Activities, whichever of (a) or (b) occurs earlier, and shall end on February 28, 2017 (herein called the “Expiration Date”) or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the terms, provisions, conditions and covenants of this Lease or pursuant to law. Landlord shall use commercially reasonable efforts to give Tenant not less than ten (10) days advance written notice of the anticipated Substantial Completion Date and, in any event, shall give Tenant not less than five (5) days advance written notice of the anticipated Substantial Completion Date; provided, however, that this requirement shall be deemed waived by Tenant if Tenant shall have entered the demised premises for the performance of Tenant’s Work and or Tenant’s Bathroom Work in accordance with the provisions of Section 3.2(a) hereof. Tenant shall, upon the demand of Landlord, execute, acknowledge and deliver to Landlord an instrument in form reasonably satisfactory to Landlord confirming the Commencement Date of this Lease; provided, however, Tenant’s failure to execute, acknowledge and deliver such instrument shall not affect in any manner whatsoever the validity of the Commencement Date or Tenant’s obligations under this Lease. For purposes hereof, the term “Customary Pre-Construction Activities” shall mean such architectural and engineering activities that are generally performed in preparation for the construction of office space in midtown Manhattan and which do not involve the performance of work which physically alters in any way any portion of the demised premises or the Building and which do not affect or interfere with the operation of Building systems. Examples of Customary Pre-Construction Activities are the taking or preparation of measurements, surveys, elevations, sketches and layouts.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

ARTICLE 1

RENT

1.1. (a) Tenant shall pay to Landlord a fixed annual rent (herein called “fixed annual rent”) as follows:

(i) Four Million Seventy-Two Thousand Seven Hundred Forty-Eight Dollars ($4,072,748.00) per annum ($339,395.67 per month) for the period commencing on the Commencement Date and ending on the last day of the calendar month in which occurs the day immediately preceding the four (4) year six (6) month anniversary of the Commencement Date (herein called the “1st Rental Period”);

(ii) Four Million Four Hundred Twenty-Six Thousand Nine Hundred Dollars ($4,426,900.00) per annum ($368,908.33 per month) for the period commencing on the day immediately following the last day of the 1st Rental Period and ending on the last day of the calendar month in which occurs the day immediately preceding the ninth (9th) anniversary of the Commencement Date (herein called the “2nd Rental Period”); and

(iii) Four Million Seven Hundred Eighty-One Thousand Fifty-Two Dollars ($4,781,052.00) per annum ($398,421.00 per month) for the period commencing on the day immediately following the last day of the 2nd Rental Period and ending on the Expiration Date (herein called the “3rd Rental Period”).

(b) Tenant agrees to pay fixed annual rent in equal monthly installments in advance on the first day of each calendar month during the term of this Lease.

Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, without notice or demand therefor, without any abatement, setoff or deduction whatsoever, except as expressly set forth herein. All sums other than fixed annual rent payable by Tenant under this Lease shall be deemed additional rent and payable on demand, unless other payment dates are hereinafter provided. Fixed annual rent and recurring installments of additional rent shall be paid by wire transfer of immediately available “Federal Reserve Funds” to Landlord or its designee pursuant to the wiring instructions set forth below, which wiring instructions Landlord may change from time to time upon not less than five (5) Business Days prior written notice to Tenant. Non-recurring installments of additional rent shall be paid by Tenant to Landlord in lawful money of the United States of America by good and sufficient check (subject to collection), drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto, at the office of Landlord or such other place in the United States of America as Landlord may designate. As used herein, the term “Federal Reserve Funds” shall mean the receipt by a bank or banks in the continental United States designated by Landlord of U.S. dollars in form that does not require further clearance, and may be applied at the direction of Landlord by such recipient bank or banks on the day of receipt of advice that such funds have been wire transferred. As of the date hereof, Landlord’s wiring instructions for the payment of fixed annual rent and recurring installments of additional rent are as follows:

Name of Institution:	Deutsche Bank
Account Number:	50-194 085
Account Name:	Fisher Brothers Financial & Development Company
Reference:	Park Avenue Plaza
ABA Number	021 001 033

1.2. If the Commencement Date or the Expiration Date occurs on a day other than the first day of a calendar month (in the case of the Commencement Date) or the last day of a calendar month (in the case of the Expiration Date), the fixed annual rent and additional rent for the partial calendar month in which the Commencement Date or the Expiration Date, as the case may be, occurs shall be prorated. The fixed annual rent for any partial calendar month in which the Commencement Date occurs shall be paid on the Commencement Date.

1.3. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct fixed annual rent or additional rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

1.4. Any apportionments or prorations of fixed annual rent or additional rent to be made under this Lease on an annualized basis shall be computed on the basis of a 365(6)-day year, and any apportionments or prorations of monthly fixed annual rent or additional rent shall be made on the basis of the actual number of days contained in the applicable month.

1.5. If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other reasonable steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the fixed annual rent and/or additional rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the fixed annual rent and/or additional rent which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

1.6. Additional rent shall be deemed to be rent and Tenant’s failure to pay additional rent shall be considered a failure to pay fixed annual rent hereunder and Landlord shall be entitled to all rights and remedies provided herein or by law for a default in the payment of additional rent as for a default in the payment of fixed annual rent (notwithstanding the fact that Tenant may not then also be in default in the payment of fixed annual rent).

1.7. Subject to the provisions of this Section 1.8, the fixed annual rent, real estate tax escalations payable by Tenant pursuant to Section 4.2(a) hereof and the Expense Payment payable by Tenant pursuant to Section 5.2(a) hereof shall be abated for the period (herein called the “Rent Abatement Period”) commencing on the Commencement Date and ending on the day immediately preceding the nine (9) month anniversary of the Commencement Date. If, during the Rent Abatement Period, Tenant shall default in the payment of a sum of money or any other of its obligations under this Lease beyond the expiration of applicable notice and cure period, if any, no fixed annual rent, real estate tax escalations or Expense Payment shall be abated thereafter and any fixed annual rent, real estate tax escalations or Expense Payment previously abated during the Rent Abatement Period shall immediately become due and payable by Tenant to Landlord. The day immediately following the Rent Abatement Period is herein called the “Rent Commencement Date.”

1.8. In the event that solely as a result of any violation of record of any Legal Requirement with respect to any public portion of the Building (an “Existing Violation”) Tenant is unable to obtain a so-called “sign-off” from the New York City Department of Buildings with respect to Tenant’s initial Alterations, the Rent Commencement Date shall be extended one (1) day for each day that Tenant is unable to (and does not) occupy the demised premises beyond the date that Tenant would have been able to occupy the demised premises had a “sign-off” been issued but for the existence of an Existing Violation.

ARTICLE 2

OCCUPANCY AND USE

2.1. The demised premises shall be used as and for executive, administrative and general offices of Tenant and any permitted subtenants and occupants and, incidental and ancillary thereto, trading and sales of a full range of financial products and services in a manner consistent with the conduct of such trading and sales as an incidental and ancillary use in office space, as opposed to retail space, in first-class office buildings comparable to the Building in midtown Manhattan, and for no other purpose except as expressly set forth herein. Notwithstanding the provisions of Section 2.4, Tenant may use portions of the demised premises for:

(1) subject to the provisions of this Lease, including, without limitation, the provisions of Section 2.2 hereof relating to public assembly permits, and the provisions of Article 8 hereof relating to Alterations and Specialty Alterations, the operation of an auditorium and related audio/visual and closed-circuit television facilities; provided, however, that such auditorium shall not accommodate more than one hundred (100) persons and shall not involve the creation of a double-height floor;

(2) a “Dining Facility” as defined in, and subject to the provisions of, Section 32.20 hereof;

(3) in addition to or in lieu of the above-described Dining Facility, kitchens, pantries and/or vending machines for the sale of snack foods, non-alcoholic beverages, and other convenience items (which may be supplied by any party selected by Tenant, subject, however, to Landlord’s right to exclude any such supplier from the Building for reasonable causes, such as if such supplier refuses to comply with Landlord’s rules and regulations relating to the delivery of such items to the demised premises) for the occupants of the demised premises and their business guests upon the condition that (W) no food is prepared or cooked therein (exclusive of microwave reheating), (X) no food or beverages kept therein or anything else done therein shall cause odors to be emitted therefrom so as to be detectable outside of the demised premises, (Y) the portions of the demised premises so used shall, at the sole cost and expense of Tenant, be at all times maintained in a clean and sanitary condition and free of vermin and refuse and (Z) Tenant shall contract directly for the removal from the Building of wet rubbish with the cleaning company servicing the Building provided that such cleaning company agrees to provide such service at commercially reasonable rates;

(4) a petty cash and ATM facility solely for the use of Tenant’s partners and employees working at the demised premises;

(5) a board room;

(6) libraries solely for the use of Tenant’s partners and employees working at the demised premises;

(7) training rooms and facilities solely for the use of Tenant’s partners and employees working at the demised premises;

(8) mailroom facilities;

(9) meeting and conference rooms solely for the use of Tenant’s partners and employees working at the demised premises;

(10) the operation of Tenant’s business machines, including, but not limited to, computers, duplicating, telecommunications and audio visual equipment normally used in general offices; and

(11) a travel agency solely for bookings of Tenant’s partners and employees.

2.2. (a) If any governmental license or permit (other than a Certificate of Occupancy for the entire Building) shall be required for the proper and lawful conduct of Tenant’s business in the demised premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the material terms and conditions of each such license or permit. Additionally, should Alterations or Tenant’s use of the demised premises for other than executive and general offices require any modification or amendment of any Certificate of Occupancy for the Building, Tenant shall, at its expense, take all actions reasonably requested by Landlord in order to procure any such modification or amendment and shall reimburse Landlord (as additional rent) for all reasonable costs and expenses Landlord incurs in effecting said modifications or amendments. Landlord, at no out-of-pocket cost to Landlord, shall cooperate with Tenant in connection with Tenant’s efforts to procure any such modification or amendment (including assisting and/or joining Tenant in any application or similar instrument), provided that Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation, other than any such claims arising from any incorrect information provided by Landlord in connection therewith or any conditions at or in the Building which are Landlord’s responsibility hereunder. The foregoing provisions are not intended to be deemed Landlord’s consent to any Alterations or to a use of the demised premises not otherwise permitted hereunder nor to require Landlord to effect such modifications or amendments of any Certificate of Occupancy. Notwithstanding the foregoing, Landlord makes no warranty or representation as to the suitability of all or any portion of the demised premises for a place of public assembly requiring a public assembly permit or a change in the Certificate of Occupancy for the Building or as to whether there will be adequate means of ingress and/or egress or adequate rest room facilities in the event that Tenant requires such a public assembly permit or such a change, and Landlord shall have no liability to Tenant in connection therewith (provided, however, that Landlord shall reasonably cooperate with Tenant’s application for any such public assembly permit or change in the Certificate of Occupancy, subject to Tenant’s obligation to reimburse Landlord for its out-of-pocket expenses, as more particularly set forth in clause (b) below), nor shall Landlord have any obligation to perform any alterations in or to the Building or the demised premises or to grant its consent to the performance of any proposed Alterations by Tenant in order to render any floor suitable for the issuance of a public assembly permit or for a change in the Certificate of Occupancy, except as set forth in Article 8 hereof.

(b) Tenant shall reimburse Landlord (as additional rent) for the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation within thirty (30) days after demand therefor, accompanied by reasonably satisfactory documentation of such costs and expenses.

2.3. Tenant shall not at any time use or occupy the demised premises or the Building, or suffer or permit anyone to use or occupy the demised premises, or do anything in the demised premises or the Building, or suffer or permit anything to be done in, brought into or kept on the demised premises, which in any manner (a) violates the Certificate of Occupancy for the demised premises or for the Building; (b) causes or is liable to cause injury to the demised premises or the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the laws and requirements of any public authorities; (d) impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (f) inconveniences other tenants or occupants of the Building (except to a de minimis extent); (g) constitutes a nuisance, public or private; (h) makes unobtainable from reputable insurance companies authorized to do business in New York State all-risk property insurance, or liability, elevator, boiler or other insurance at standard rates required to be furnished by Landlord under the terms of any mortgages covering the demised premises and/or the Building; or (i) discharges objectionable fumes, vapors or odors into the Building’s flues or vents or otherwise.

2.4. Tenant shall not use, or suffer or permit anyone to use, the demised premises or any part thereof, for (a) a banking, trust company, or safe deposit business, (b) a savings bank, a savings and loan association, or a loan company operating an “off the street” business to the general public at the demised premises, (c) the sale of travelers’ checks and/or foreign exchange, (d) a stock brokerage office or for stock brokerage purposes, (e) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods (except if expressly provided otherwise elsewhere in this Lease), (f) the business of photographic reproductions and/or offset printing (except that Tenant and its permitted assignees, subtenants and occupants may use part of the demised premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), (g) an employment or travel agency, (h) a school or classroom, (i) medical or psychiatric offices, (j) conduct of an auction, (k) gambling activities or (l) the conduct of obscene, pornographic or similar disreputable activities. Further, the demised premises may not be used by (i) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (ii) any charitable, religious, union or other not-for-profit organization, or (iii) any tax exempt entity within the meaning of Section 168(j)(4)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as same may be amended).

ARTICLE 3

PREPARATION OF THE DEMISED PREMISES

3.1. (a) Except as expressly provided to the contrary in this Section 3.1(a), Tenant shall accept the demised premises “as is” on the Commencement Date and Landlord shall not thereafter be required to perform any work, install any fixtures or equipment or render any services to make the Building or the demised premises ready or suitable for Tenant’s use or occupancy. Landlord shall perform the work described on Exhibit B annexed hereto (herein called “Landlord’s Work”) in the manner and subject to the provisions of Exhibit B. The Landlord’s Work shall be deemed to have been substantially completed even though (i) minor details or adjustments may not then be completed, and (ii) items which in accordance with good construction practice should be performed after completion of Tenant’s Work may not then be completed, subject to Landlord’s obligation to complete Landlord’s Work. The taking of possession of the demised premises by Tenant for the performance of Alterations or for any other reason whatsoever (other than Customary Pre-Construction Activities) shall be deemed an acceptance of the demised premises and substantial completion by Landlord of Landlord’s Work; provided, however, if Tenant shall furnish Landlord with a list (herein called the “Punchlist”), within thirty (30) days after the date Tenant takes possession of the demised premises, specifying the items of Landlord’s Work which have not been substantially completed, then the taking of possession of the demised premises by Tenant shall be deemed an acceptance of the demised premises, and substantial completion by Landlord of Landlord’s Work, except with respect to the items set forth on the Punchlist, but the giving of the Punchlist shall not affect the occurrence of the Commencement Date. Landlord shall promptly commence and complete the items set forth on the Punchlist.

(b) If for any reason whatsoever, Landlord shall be unable to deliver possession of the demised premises on the Commencement Date, then notwithstanding anything to the contrary hereinbefore contained, the term of this Lease shall commence on, and the Commencement Date shall be, the date on which Landlord is able to so deliver possession of the demised premises. Landlord shall not be subject to any liability for failure to give possession on the date Landlord’s Work is substantially completed and the validity of this Lease shall not be impaired under such circumstances, nor the same be construed in any way to extend the term of this Lease. Tenant hereby waives any right to rescind this Lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Section are intended to constitute “an express provision to the contrary” within the meaning of said Section 223(a).

(c) Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Section 3.1(b) hereof, in the event that the Commencement Date is delayed by reason of delays caused or occasioned by Tenant, Tenant agrees that at Landlord’s option the term of this Lease and Tenant’s obligations shall commence on the date that this Lease would have commenced had the Commencement Date not been so delayed by Tenant.

3.2. (a) Landlord shall allow Tenant a credit in the amount of THREE MILLION NINE HUNDRED EIGHTY-FOUR THOUSAND TWO HUNDRED TEN AND 00/100 ($3,984,210.00) DOLLARS (herein called the “Work Credit”), which credit shall be applied against the cost and expense incurred by Tenant for the actual construction performed in connection with Tenant’s initial alterations in the demised premises (“Tenant’s Work”) and the cost and expense of architectural, consulting, and engineering fees in connection with Tenant’s Work performed after April 1, 2004, and for no other purposes. In the event that the costs and expenses of Tenant’s Work shall exceed the amount of the Work Credit, Tenant shall be entirely responsible for such excess. Landlord shall pay to Tenant installments of the Work Credit within thirty (30) days after Landlord’s receipt of a written request for disbursement together with the required accompanying documentation. If upon completion of Tenant’s initial Alterations and complete payment by Tenant of all the costs and expenses thereof there shall remain unused portions of the Work Credit, then, provided Tenant is not in default under any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed beyond applicable grace and cure periods, the amount of such unused Work Credit shall be applied as a rent credit against the next accruing installments of fixed annual rent payable by Tenant under this Lease. Landlord shall permit Tenant and its agents to enter upon the demised premises prior to the Commencement Date so that Tenant may perform Tenant’s Work and/or Tenant’s Bathroom Work through its own contractors at the same time that Landlord’s contractors are working in the demised premises, provided, however, that (A) Landlord’s Work shall have reached a point at which, in Landlord’s sole judgment, the performance of Tenant’s Work and/or Tenant’s Bathroom Work will not delay or hamper Landlord in the completion of Landlord’s Work and (B) Tenant and its contractors shall work in harmony and shall not interfere with Landlord, Landlord’s contractors, any other tenants, or such tenants’ contractors. Landlord may, at any time, deny access to the demised premises to Tenant and/or to any of its contractors in the event that Landlord shall, in its reasonable discretion, determine that the performance, or manner of performance, of Tenant’s Work and/or Tenant’s

Bathroom Work interferes with, delays, hampers, or prevents Landlord from proceeding with the timely completion of Landlord’s Work. Within twenty-four (24) hours after Landlord’s direction (which need not be given in writing), Tenant shall, and shall cause its contractors to, withdraw from the demised premises, and cease all work being performed by it or on its behalf of any person, firm, or corporation. Landlord hereby consents to the use of Plaza Construction Corporation by Tenant in connection with the performance of Tenant’s Work and Tenant’s Bathroom Work, and Tenant hereby agrees to use Plaza Construction Corp for the performance of Tenant’s Work and Tenant’s Bathroom Work. In the event that Tenant shall be permitted to so enter upon the demised premises, such entry shall be deemed to be upon all of the terms, provisions and conditions of this Lease, except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant’s employees, or Tenant’s contractors, decorations, fixtures, installations, supplied, materials, or equipment prior to the Commencement Date unless such loss or damage is caused by the negligence or willful misconduct of Landlord. Any damage caused to the demised premises, or to any portion of Landlord’s Work previously completed, in connection with the performance of Tenant’s Work and/or Tenant’s Bathroom Work shall be repaired at the sole cost and expense of Tenant.

(b) The Work Credit shall be payable to Tenant in installments as Tenant’s Work progresses, but in no event more frequently than monthly. Prior to the payment of any such installment, Tenant shall deliver to Landlord a written request for disbursement which shall be accompanied by (1) invoices for the portion of Tenant’s Work referenced in such requisition, (2) a certificate signed by Tenant’s architect and an officer of Tenant certifying that the portion of Tenant’s Work referenced in said requisition and represented by the aforesaid invoices has been satisfactorily completed substantially in accordance with Tenant’s final plan, (3) partial lien waivers (not in recordable form, but otherwise in form reasonably satisfactory to Landlord) from contractors, subcontractors and all materialmen who shall have performed work which was the subject of the immediately preceding distribution by Landlord to Tenant of a portion of the Work Credit. Reasonably promptly following the completion of Tenant’s Work, Tenant shall provide Landlord with: (i) a certificate signed by Tenant’s architect certifying that Tenant’s Work has been satisfactorily completed substantially in accordance with the final plan, (ii) all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover, and (iii) a general release from all contractors and subcontractors performing Tenant’s Work releasing Landlord and Tenant from all liability for any Tenant’s Work.

(c) At any and all times during the progress of Tenant’s Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof and Landlord shall have the right to withhold payment of any portion of the Work Credit representing the reasonably estimated cost of any such work not being performed in a manner reasonably satisfactory to Landlord; provided, however, that

Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection.

3.3. The Work Credit is being given for the benefit of Tenant only. No third party shall be permitted to make any claims against Landlord or Tenant with respect to any portion of the Work Credit.

3.4. (a) In conjunction with the performance of Tenant’s Work, Tenant shall perform certain renovation work in the core bathrooms of the demised premises and, in connection therewith, shall bring such core bathrooms of the demised premises into compliance with the Americans With Disabilities Act (“Tenant’s Bathroom Work”). In addition to the Work Credit, Landlord shall allow Tenant a credit of Four Hundred Fifty Thousand and 00/100 ($450,000.00) DOLLARS (herein called the “Bathroom Work Credit”), which credit shall be applied solely against the cost and expense incurred by Tenant for the actual construction of Tenant’s Bathroom Work performed after April 1, 2004, including architectural, consulting, engineering fees, and for no other purposes. In the event that the costs and expenses of Tenant’s Bathroom Work shall exceed the amount of the Bathroom Work Credit, Tenant shall be entirely responsible for such excess. If upon completion of Tenant’s Bathroom Work, and complete payment by Tenant of all costs and expenses thereof there shall remain unused portions of the Bathroom Work Credit, then, provided Tenant is not in default under any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed beyond applicable grace and cure periods, the amount of such unused Bathroom Work Credit shall be applied as a rent credit against the next accruing installments of fixed annual rent payable by Tenant under this Lease. Landlord shall pay to Tenant installments of the Bathroom Work Credit within thirty (30) days after Landlord’s receipt of a written request for disbursement together with the required accompanying documentation.

(b) The Bathroom Work Credit shall be payable to Tenant in installments as Tenant’s Bathroom Work progresses, but in no event more frequently than monthly. Prior to the payment of any such installment, Tenant shall deliver to Landlord a written request for disbursement which shall be accompanied by (1) invoices for the portion of Tenant’s Bathroom Work referenced in such requisition, (2) a certificate signed by Tenant’s architect certifying that the portion of Tenant’s Bathroom Work referenced in said requisition and represented by the aforesaid invoices has been satisfactorily completed substantially in accordance with Tenant’s final plan, (3) partial lien waivers (not in recordable form, but otherwise in form reasonably satisfactory to Landlord) from contractors, subcontractors and all materialmen who shall have performed work which was the subject of the immediately preceding distribution by Landlord to Tenant of a portion of the Bathroom Work Credit. Reasonably promptly following the completion of Tenant’s Bathroom Work, Tenant shall provide Landlord with (i) a certificate signed by Tenant’s architect certifying that Tenant’s Bathroom Work has been satisfactorily completed substantially in accordance with the final plan, (ii) all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover, and (iii) a general release from all contractors and subcontractors performing Tenant’s Bathroom Work releasing Landlord and Tenant from all liability for any Tenant’s Bathroom Work.

(c) At any and all times during the progress of Tenant’s Bathroom Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof and Landlord shall have the right to withhold payment of any portion of the Bathroom Work Credit representing the reasonably estimated cost of any such work not being performed in a manner reasonably satisfactory to Landlord; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection.

3.5. The Bathroom Work Credit is being given for the benefit of Tenant only. No third party shall be permitted to make any claims against Landlord or Tenant with respect to any portion of the Bathroom Work Credit.

3.6. Notwithstanding anything to the contrary contained in this Lease, in connection with the performance of Tenant’s Work and Tenant’s Bathroom Work by Plaza Construction Corporation, neither Tenant nor Tenant’s contractors or subcontractors shall be charged for freight elevator usage in connection with the performance of Tenant’s Work and Tenant’s Bathroom Work, or during Tenant’s initial move-in, provided, (i) such free usage of the freight elevator shall not exceed (a) twelve (12) consecutive hours of usage on business days (eight (8) of such twelve (12) hours occurring between the hours of 8:00 a.m. and 6:00 p.m.) and (b) up to eight (8) consecutive hours on a Saturday, and (ii) (a) Tenant shall be entitled to free usage of the freight elevators in order to meet Tenant’s reasonable needs for freight elevator usage on Sundays in connection with Tenant’s Work and Tenant’s Bathroom Work and (b) Tenant shall be entitled to unlimited free usage of the freight elevators on Sundays in connection with Tenant’s initial move-in. Landlord hereby agrees that during such time as Tenant shall be entitled to free usage of the freight elevators as hereinbefore provided, Tenant shall not be charged for Landlord’s cost of providing an elevator operator and/or security guard in connection therewith.

3.7. Tenant shall be permitted to install bomb blast film on the windows of the demised premises, subject to Landlord’s reasonable consent to the materials used and the method of installation.

ARTICLE 4

TAX ESCALATION

4.1. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article 4:

Definitions: For purposes of this Article 4, the following definitions shall apply:

(a) The term “base tax year” shall mean the New York City real estate tax year commencing July 1, 2004 and ending June 30, 2005.

(b) The term “The Percentage” for purposes of computing tax escalation shall mean, from time to time, the percentage obtained by dividing the number of rentable square feet in the demised premises by the number of rentable square feet in the Building (including ground-floor retail space). As of the date of this Lease, The Percentage, for purposes of computing tax escalation, is seven and 81/100ths percent (7.81%), based upon the agreement of the parties that (i) the number of rentable square feet within the demised premises as constituted as of the date of this Lease shall be deemed to be 88,538 and (ii) the number of rentable square feet within the Building (including ground-floor retail space) as constituted as of the date of this Lease shall be deemed to be 1,134,078.

(c) The term “the building project” shall mean the aggregate parcels of land forming a single tax lot, on a portion of which are the improvements of which the demised premises form a part, together with such parcels of land that may be added to the existing parcels of land subject to the provisions of Section 4.2(l) below (herein collectively called the “Land”), with all the improvements now or hereafter thereon (subject to the provisions of Section 4.2(l) below), any property beneath the Land, the curbs, sidewalks and plazas on and/or immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances to the Building or the Land or both the Land and the Building.

(d) The term “comparative year” for purposes of computing tax escalation shall mean the twelve (12) months following the base tax year, and each subsequent period of twelve (12) months.

(e) The term “real estate taxes” shall mean (i) the real estate taxes, vault taxes, assessments and special assessments, and business improvement district or similar charges levied, assessed or imposed upon or with respect to the building project, by any federal, state, municipal or other governments or governmental or quasi-governmental bodies or authorities, and (ii) all taxes assessed or imposed with respect to the rentals payable hereunder other than general income and gross receipts taxes. If at any time during the term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (A) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (B) any other such additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “real estate taxes” for the purposes hereof; provided, however, that any such taxes, assessments, levies, fees, impositions or charges which are “in addition to” (as opposed to “in lieu of” or “as a substitute for”) taxes otherwise includable in this definition of real estate taxes shall only be deemed real estate taxes if such amounts, from and after the time of their imposition, shall generally be treated as real estate taxes in other leases entered into by Landlord and by landlords of buildings comparable to the Building in midtown Manhattan with tenants leasing in excess of 100,000 rentable square feet. The term “real estate taxes” shall, notwithstanding anything to the contrary contained herein, exclude any net income, franchise or “value added” tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Land or Building, except to the extent that any of the foregoing are hereafter assessed against owners or lessors of real property in their capacity as such (as opposed to any such taxes which are of general applicability). Notwithstanding anything to the contrary contained herein, if and to the extent that business improvement district or similar charges are levied, assessed or imposed upon or with respect to the building project during the base tax year and thereafter cease to be levied, assessed or imposed upon or with respect to the building project, the corresponding business improvement district or similar charges that so cease to be levied, assessed or imposed shall be deemed deleted from the real estate taxes payable during the base tax year.

(f) The phrase “real estate taxes payable during the base tax year” shall mean that amount obtained by multiplying (i) the assessed values, as finally determined, applicable to the building project which are in fact applied to the tax rate in determining the amounts payable to the City of New York for the base tax year by (ii) the tax rate applicable to the Borough of Manhattan for the base tax year. Landlord hereby represents that the assessed valuation of the building project for the base tax year has been set at $124,380,000.00 by the City of New York, subject to Landlord’s right to challenge such assessed valuation.

4.2. (a) If the real estate taxes payable for any comparative year shall exceed the amount of the real estate taxes payable during the base tax year, Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to The Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative year, and a statement of the real estate taxes payable during the base tax year. If the real estate taxes payable for such comparative year exceed the real estate taxes payable during the base tax year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord. Tenant acknowledges that under the present law real estate taxes are payable by Landlord (i) with respect to a fiscal year commencing July 1st and ending on the following June 30th and (ii) in two (2) installments, in advance, the first of which is payable on July 1st and the second and final payment of which is payable on the following January 1st. Within thirty (30) days next following rendition of the first statement of real estate taxes which shows an increase in the real estate taxes for any comparative year, but not earlier than thirty (30) days before the installment of real estate taxes is due, Tenant shall pay to Landlord a sum equal to one-half (½) of the amount of the increase shown upon such real estate tax statement for such comparative year and, subsequently, provided Landlord shall have rendered to Tenant another Landlord’s statement of real estate taxes or invoice with respect to the installment in question, Tenant shall pay to Landlord no later than the later of (x) thirty (30) days prior to the date on which the installment of real estate taxes is required to be paid by Landlord to the taxing authority and (y) thirty (30) days after the rendition of Landlord’s statement or invoice, as the case may be, a sum equal to one-half (½) of the increase in real estate taxes payable with respect to such comparative year as shown on such real estate tax statement or invoice, as the case may be. Tenant further acknowledges that it is the purpose and intent of this Section 4.2 to provide Landlord with The Percentage of the increase in real estate taxes at least thirty (30) days prior to the time such installment of real estate taxes is required to be paid by Landlord to the taxing authority without penalty or interest. Accordingly, Tenant agrees that if the number of such installments, and/or the time for payment thereof, and/or the fiscal year used for purposes of real estate taxes, is changed, then, (a) at the time described in clause (b) below, Tenant shall pay to Landlord the amount which shall provide Landlord with The Percentage of the increase in real estate taxes applicable to the revised installment of real estate taxes then required to be paid by Landlord to the taxing authority and (b) this Article shall be appropriately adjusted to reflect such change and the time for payment by Tenant to Landlord of The Percentage of any increase in real estate taxes as provided in this Article shall be appropriately revised so that Landlord shall always be provided with The Percentage of the increase in real estate taxes no later than the later of (xx) thirty (30) days prior to the date the installment of real estate taxes is required to be paid by Landlord and (yy) thirty (30) days after the rendition of a statement in respect thereof. If there shall be any increase in the real estate taxes for any comparative year, whether during or after such comparative year, or if there shall be any decrease in the real estate taxes for any comparative year, the tax escalation payment for such comparative year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith; in no event, however, shall real estate taxes be deemed to have been reduced below the real estate taxes payable during the base tax year. Notwithstanding anything to the contrary contained herein, any amounts payable by Tenant pursuant to this Section 4.2(a) shall be abated for the period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date.

(b) Should the real estate taxes payable in respect of the base tax year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the base tax year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within ten (10) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations.

(c) If, after Tenant shall have made a payment of additional rent under Section 4.2(a) or Section 4.2(b) hereof, Landlord shall receive a refund of any portion of the real estate taxes payable during any comparative year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall either within thirty (30) days after receiving the refund pay to Tenant the Percentage of the net refund or credit against subsequent fixed annual rent and additional rent The Percentage of the refund (after deducting from such total refund the costs and expenses, including, without limitation, appraisal, accounting and legal fees of obtaining the same, to the extent that such costs and expenses were not theretofore collected from Tenant for such comparative year); provided, however, such payment or credit to Tenant shall in no event exceed Tenant’s tax escalation payment paid for such comparative year.

(d) The statements of the real estate taxes to be furnished by Landlord as provided above shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant within ninety (90) days after they are furnished shall in writing challenge their accuracy or their appropriateness. If Tenant shall dispute said statements, then pending the resolution of such dispute Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

(e) In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article 4.

(f) If the Commencement Date is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of the said additional rent for the entire comparative year, said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default), whether the same be the date hereinbefore set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Landlord shall promptly cause statements of said additional rent for that comparative year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

(g) Landlord’s and Tenant’s obligation to make the adjustments referred to in Sections 4.2(b) and 4.2(f) hereof shall survive any expiration or sooner termination of this Lease.

(h) Landlord shall, with respect to each comparative year, bring an application or proceeding seeking a reduction in real estate taxes or the assessed valuation of the Building to the extent that doing so would be reasonable and customary for landlords of comparable first-class office buildings in midtown Manhattan for the comparable year in question; provided, however, that Landlord shall not be required to bring any such application or proceeding for any such comparable year if Landlord obtains with respect to such comparable year a letter from a recognized certiorari attorney or consultant that in such persons opinion, it would not be advisable or productive to bring any such application or proceeding. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any real estate taxes or to bring any application or proceeding seeking a reduction in real estate taxes or assessed valuation or otherwise challenging the determination thereof.

(i) Tenant shall pay to Landlord, within fifteen (15) days after being billed therefor, The Percentage of any costs and expenses incurred by Landlord in contesting any items comprising real estate taxes and/or the assessed value of the building project (to the extent that such costs and expenses were not theretofore collected from Tenant).

(j) Landlord’s failure to render or delay in rendering a bill with respect to any installment of real estate taxes shall not prejudice Landlord’s right to thereafter render such a bill for such installment, nor shall the rendering of a bill for any installment prejudice Landlord’s right to thereafter render a corrected bill for such installment.

(k) Tenant acknowledges that the building project includes an office building and the Land, and Landlord and Tenant agree that if Landlord shall add any adjoining parcel(s) of land to the Land and/or if a change shall occur in the assessed valuation of the building project as a result of a change in the size of the Land, and/or by virtue of the demolition and/or construction of substantial improvements on the Land, there shall be equitable adjustments to The Percentage, to the real estate taxes payable during the base tax year, and to the real estate taxes payable for each comparative year subsequent to the relevant event referred to herein, so as to offset the impact of such acquisition, changes and/or improvements.

(l) Any discount for the early payment or prepayment of real estate taxes shall be subtracted from real estate taxes.

ARTICLE 5

EXPENSE ESCALATION

5.1. Tenant shall pay to Landlord, as additional rent, expense escalation in accordance with this Article 5:

Definitions: For purposes of this Article 5, the following definitions shall apply:

(a) The term “Expense Base Factor” shall mean the amount of Expenses for the calendar year 2004.

(b) The term “The Percentage” for purposes of computing expense escalation shall mean, from time to time, the percentage obtained by dividing the number of rentable square feet in the demised premises by the number of rentable square feet in the Building (excluding ground-floor retail space and any below-grade retail space). As of the date of this Lease, The Percentage, for purposes of computing expense escalation, is seven and 93/100ths percent (7.93%), based upon the agreement of the parties that (i) the number of rentable square feet within the demised premises as constituted as of the date of this Lease shall be deemed to be 88,538 and (ii) the number of rentable square feet within the Building (excluding ground-floor retail space and any below-grade retail space) as constituted as of the date of this Lease shall be deemed to be 1,115,983.

(c) The term “the building project” shall mean the Land, with all the improvements thereon, any property beneath the Land, the curbs, sidewalks and plazas on and/or immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances to the Building or the Land or both the Land and the Building.

(d) The term “comparative year” for the purposes of computing expense escalation shall mean the twelve (12) consecutive month period commencing on January 1, 2005, and each subsequent period of twelve (12) months during which occurs any portion of the term of this Lease.

(e) The term “Expenses” shall mean the total of all the costs and expenses incurred or borne by Landlord and Landlord’s affiliates and/or on their behalf with respect to the repair, replacement, operation, maintenance and/or security of the building project and the services provided tenants therein, including, without limitation, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air-conditioning, ventilation and heating (subject to adjustment as hereinafter described); Building electric current, elevator cab, and all interior and exterior cleaning and window washing; lobby and plazas maintenance and cleaning; elevators; escalators; protection and security; lobby decoration and interior and exterior landscape maintenance; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class building; maintenance; painting of non-tenant areas; supplies; fire, extended coverage, terrorism, boiler and machinery, sprinkler, apparatus, public liability and property damage, rental and plate glass insurance and any other insurance required by a mortgagee or deemed necessary by Landlord in its reasonable discretion; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of the Landlord up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; the cost for a bookkeeper and for an accountant; professional and consulting fees, including legal and auditing fees; association fees or dues; and an annual fee for management of the Building (the “Management Fee”).

The Management Fee included in the Expense Base Factor (the “Base Management Fee”) shall be the management fee for the calendar year 2004, which the parties hereby agree shall be deemed to be $662,545.00, and such amount shall not be subject to increase or decrease pursuant to any provision of this Lease or otherwise. The Management Fee shall be increased for each comparative year for which Tenant pays additional rent hereunder by the percentage increase in the CPI for the month of December of such comparative year over the CPI for December 2004. Thus for example, the Management Fee for the 2005 comparative year shall be equal to the sum of (x) the Base Management Fee plus (y) the product obtained by multiplying the Base Management Fee by the percentage increase in the CPI from December 2004 to December 2005. The Management Fee for each comparative year shall be finally determined following the close of such comparative year and included in Landlord’s Statement (as such term is hereinafter defined) relating to such comparative year. During the course of such comparative year, the amount included in Expenses for the Management Fee shall be based upon Landlord’s reasonable estimate of the amount by which the CPI will increase from December 2004 to December of such comparative year and included in Landlord’s written statement given pursuant to Section 5.2(a) setting forth Landlord’s reasonable estimate of the Expense Payment for such comparative year.

The fees for cleaning (the “Cleaning Fee”) included in the Expense Base Factor (the “Base Cleaning Fee”) shall be the Cleaning Fee for the calendar year 2004, which the parties hereby agree shall be deemed to be $3,905,941, and such amount shall not be subject to increase or decrease pursuant to any provision of this Lease or otherwise. The Base Cleaning Fee shall be increased for the first comparative year for which Tenant pays additional rent hereunder by the percentage increase in the Wage Rate from calendar year 2004 to calendar year 2005. Thereafter, the Cleaning Fee shall be increased for each comparative year (the “Applicable Comparative Year”) by multiplying (A) the Cleaning Fee for the immediately preceding comparative year (the “Prior Year Cleaning Fee”) by (B) the percentage increase in the Wage Rate from the immediately preceding comparative year to the Applicable Comparative Year, and adding such product to the Prior Year Cleaning Fee. Annexed hereto as Exhibit J is a sample calculation of the manner in which the Cleaning Fee will be calculated for each comparative year.

The term “Wage Rate” shall mean the minimum regular hourly wage rate (including fringe benefits) for employment of porters in Class A office buildings from time to time established by Agreement between The Realty Advisory Board on Labor Relations, Inc. and Local 32B-32J of the Building Service Employees International

Union AFL-CIO (the “Union”) or by the successors to either or both of them. If the Union or its successor shall cease to exist or function, increases in fees for cleaning for purposes of computing Expenses shall be based upon Landlord’s reasonable determination of the then-standard practice for escalating cleaning fee charges in first-class office buildings in the Borough of Manhattan that are comparable to the Building, provided that if there is more than one standard practice, Landlord shall select the standard practice that will put the parties, as closely as possible, in the same economic position with respect to fees for cleaning included in Expenses that the parties are in on the date of this Lease. The manner of calculation used to compute the Wage Rate for calendar year 2004, and which will be used to compute the Wage Rate for each comparative year thereafter, is shown on Exhibit K annexed hereto.

Notwithstanding anything to the contrary contained herein, the term “Expenses,” shall not include the following items:

(1) leasing commissions or brokerage commissions; the cost of tenant installations, decorations and improvements (and of the supervision and administration of the construction of such improvements) made for tenant(s) of the Building, the costs incurred in the preparation, remodeling or renovation of space for occupancy by tenants, and any other contribution or concession by Landlord to the cost of tenant improvements;

(2) salaries, fringe benefits and other compensation for personnel above the grade of building manager;

(3) all expenditures for capital improvements except (x) those which under generally applied real estate practice are expensed (i.e., it being understood by way of illustration but not by way of limitation, that Landlord may expense an item if Landlord can reasonably demonstrate that it would be less expensive to replace such item in a given year than repair it in the same year and therefore it would be less costly to Tenant in the applicable comparative year) and (y) capital expenditures required by Legal Requirements, in which case the annual amortization of the cost of the capital expenditures permitted to be included as Expenses in accordance with this item (y) shall be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, such annual amortization to be calculated on a straight line basis over fifteen (15) years, with an interest factor equal to the Base Rate at the time of Landlord’s having incurred said expenditure;

(4) cost of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain;

(5) advertising, entertaining and promotional expenditures;

(6) other costs and expenses otherwise includible in Expenses, to the extent that Landlord is reimbursed from other sources for such costs and expenses (excluding, however, any reimbursement from tenants of the Building, including Tenant, pursuant to so-called escalation provisions in the nature of this Article 5), provided that Tenant will only be credited for actual reimbursement for actual costs incurred by Landlord, and Tenant will not be credited for any profit above Landlord’s cost;

(7) costs incurred in performing work or furnishing services to or for individual tenants (including Tenant) to the extent that such work or service is in excess of any work or service Landlord at its expense is obligated to furnish to or for Tenant;

(8) debt service on mortgages (i.e., interest and principal payments and other debt costs), ground rents, and financing and refinancing costs (and costs associated with such financing and refinancing) in respect of any mortgage placed on the building project or any portion thereof and any and all costs incurred in obtaining or endeavoring to obtain the same;

(9) depreciation, except as otherwise expressly provided herein;

(10) attorneys’ fees, appraisal fees or accountants’ fees to the extent incurred in connection with the negotiation and preparation of new or renewal leases in the Building or in enforcing Landlord’s rights under leases (except to the extent that the enforcement of such rights benefits one or more tenants of the Building generally and Landlord does not recover such fees from the offending tenant), or in connection with financing or transferring the Building or the Real Property or Landlord’s interest therein, Building Work, or legal or accounting fees in connection with tax returns, tax reporting or accounting at the landlord entity level;

(11) any expense to the extent of which Landlord is compensated by insurance;

(12) costs of acquiring, leasing, insuring, restoring, removing or replacing works of art of the quality and nature of “fine art”;

(13) any cost incurred in connection with the preparation of any space in the Building for any tenant’s (including Tenant’s) occupancy and any other contribution by Landlord to the cost of such tenant improvements;

(14) costs incurred with respect to removal or encapsulation or other treatment of hazardous material as defined under present or future state, federal or local laws relating to the environment but excepting costs of normal and customary testing and monitoring;

(15) costs of placing the common areas of the Building in compliance with the ADA except for costs of placing the common areas of the Building in compliance with amendments to, or changes in (as opposed to a first interpretation of) governmental agency interpretations of or regulations governing the ADA after the Commencement Date only;

(16) any cost representing an amount paid to an affiliate of Landlord to the extent the same is in excess of the amount which would reasonably have been paid in the absence of such relationship;

(17) lease takeover costs incurred by Landlord in connection with leases in the Building;

(18) costs otherwise includable in Expenses to the extent reimbursed to Landlord directly by Tenant or other tenants (other than through provisions similar to this Article 5);

(19) the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord or Landlord’s failure to meet its legal or contractual obligations, and all expenses incurred in connection therewith (other than a liability for amounts otherwise includable in Expenses hereunder);

(20) the cost of providing any service that would customarily be provided by a managing agent and the cost of which would customarily be included in the Management Fee;

(21) the cost of acquiring or replacing any separate electrical meter, water meter or other utility meters Landlord may provide to any of the tenants in the Building;

(22) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law, except in any comparative year to the extent that such costs are offset by savings realized by Landlord in such comparative year in connection therewith;

(23) costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

(24) costs to correct any material misrepresentation or satisfy any indemnification obligations of Landlord, and any legal or consultant costs incurred in connection with disputes with tenants of the Building (except to the extent that the resolution of such disputes benefit one or more tenants of the Building generally and Landlord does not recover such fees from the offending tenant);

(25) any increase in insurance premiums for the Building due to acts or omissions of other tenants of the Building or uses or particular manners of use of space in the building by other tenants, it being understood that Tenant will not dispute Landlord’s reasonable determination that such increase is not attributable to another tenant;

(26) that portion of costs incurred in connection with the Building and other properties that are reasonably attributable to such other properties;

(27) franchise, transfer gains, estate, inheritance, transfer, corporate, unincorporated business, succession, gift, capital stock or income taxes imposed upon Landlord;

(28) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(29) any interest or penalty charges incurred by Landlord due to the negligent or willful violation of any Legal Requirement by Landlord;

(30) lease takeover costs and costs incurred by Landlord in connection with enforcement of other leases or subleases in the Building;

(31) mail center services for other tenants in the Building if such services are not made available to Tenant;

(32) expenses arising from Landlord’s charitable or political contributions;

(33) rent paid by Landlord for office space (including office space used for a management office) and any other expenses related to such office space; provided, however, that Landlord may include in Expenses the rental value of Landlord’s Building office or other space utilized by the personnel of Landlord, Landlord’s affiliates or Landlord’s managing agent in connection with the repair, replacement, maintenance, operation and/or security of the building project (to the extent that such rental value shall be based on no more than 1,500 rentable square feet of space as if same were located in the basement of the Building), and all Building office expenses, such as telephone, utility, stationery and similar expenses incurred in connection therewith;

(34) dues and fees for trade and industry associations and costs of their related activities to the extent such dues, fees and costs exceed those customarily incurred by owners of office buildings similarly situated;

(35) expenses for repairs and maintenance which are covered by warranties or guarantees (except to the extent that Landlord, acting diligently, is unable to enforce such warranties or guarantees);

(36) expenses allocable directly and solely to the ground floor retail space of the Building; and

(37) the cost of electric energy furnished directly by Landlord to Tenant and other tenants in the Building.

If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses. The costs of capital equipment or capital expenditures are so to be included in Expenses for the comparative year in which the costs are incurred and subsequent comparative years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the Base Rate at the time of Landlord’s having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the comparative year in which they were incurred.

(f) If during all or part of calendar year 2004 or any comparative year, Landlord shall not furnish any particular item(s) of work or service (which would constitute Expenses hereunder) to portions of the Building, due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, then, for the purposes of computing the additional rent payable hereunder, the amount of Expenses for such item for such period shall be increased by an amount equal to the additional Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building.

5.2. (a) If Expenses for any comparative year shall be greater than the Expense Base Factor, Tenant shall pay to Landlord, as additional rent for such comparative year in the manner hereinafter provided, an amount equal to The Percentage of the excess of the Expenses for such comparative year over the Expense Base Factor (such amount being herein called the “Expense Payment”). Notwithstanding anything to the contrary contained herein, the Expense Payment shall be abated for the period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date.

Landlord may furnish to Tenant, prior to the commencement of each comparative year, a written statement setting forth in reasonable detail Landlord’s reasonable estimate of the Expense Payment for such comparative year. Tenant shall pay to Landlord on the first day of each month during the comparative year in which the Expense Payment will be due, an amount equal to one-twelfth (1/12th) of Landlord’s reasonable estimate of the Expense Payment for such comparative year. If, however, Landlord shall not furnish any such estimate for a comparative year or if Landlord shall furnish any such estimate for a comparative year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Article 5 in respect of the last month of the preceding comparative year; (ii) after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Expense Payment previously made for such comparative year were greater or less than the installments of the Expense Payment to be made for the comparative year in which the Expense Payment will be due in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall within thirty (30) days of such notice refund to Tenant the amount thereof; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of such comparative year Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Expense Payment shown on such estimate. Landlord may, during each comparative year, furnish to Tenant a revised statement of Landlord’s reasonable estimate of the Expense Payment for such comparative year, and in such case, the Expense Payment for such comparative year shall be adjusted and paid or refunded or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

(b) Landlord shall furnish to Tenant a statement setting forth the Expense Payment payable by Tenant (a “Landlord’s Statement”) for each comparative year (and shall endeavor to do so within one hundred eighty (180) days after the end of each comparative year). Such statement shall set forth in reasonable detail the Expenses for such comparative year. If the Landlord’s Statement shall show that the sums paid by Tenant, if any, under Section 5.2(a) hereof exceeded the Expense Payment to be paid by Tenant for the comparative year for which such Landlord’s Statement is furnished, Landlord’s Statement shall be sent to Tenant together with a refund to of Tenant the amount of such excess; and if the Landlord’s Statement for such comparative year shall show that the sums so paid by Tenant were less than the Expense Payment to be paid by Tenant for such comparative year, Tenant shall pay the amount of such deficiency within fifteen (15) days after demand therefor. The Landlord’s Statement furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within one hundred twenty (120) days after such Landlord’s Statement is furnished shall give a notice to Landlord that it disputes its accuracy or appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. Pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the Landlord’s Statement furnished by Landlord.

(c) (i) Tenant, upon reasonable notice given within the one hundred twenty (120) day period provided for in Section 5.2(b) above, may elect to have Tenant’s designated (in such notice) Audit Representative examine such of Landlord’s books and records (collectively the “Records”) as are directly relevant to the Landlord’s Statement in question, together with reasonable supporting data therefor. In making such examination, Tenant agrees, and shall cause its designated Audit Representative and its attorneys, accountants and other professionals to agree, to keep confidential (A) any and all information contained in such Records and (B) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination, except as may be required (1) by applicable Legal Requirements or (2) by a court of competent jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator, or (3) to be disclosed to Tenant’s attorneys, accountants and other professionals in connection with any dispute between Landlord and Tenant; and Tenant will confirm and cause its Audit Representative and its attorneys, accountants and other professionals to confirm such agreement in a separate written agreement, if requested by Landlord. If Tenant shall not give such notice within such one hundred twenty (120) day period, then the Landlord’s Statement as furnished by Landlord shall be conclusive and binding upon Tenant. For purposes of this Lease, “Audit Representative” shall mean (x) a firm of certified public accountants or a subsidiary of a firm of certified public accountants including, without limitation, lease audit and analysis services (provided that the members of such subsidiary are certified public accountants) or (y) employees of Tenant. The Audit Representative shall not be retained by Tenant on a contingency fee basis.

(ii) In the event that Tenant, after having reasonable opportunity to examine the Records, shall disagree with a Landlord’s Statement, then Tenant may send a written notice (herein called a “Tenant’s Statement”) to Landlord of such disagreement (but in no event more than sixty (60) days from the date on which the Records are made available to Tenant), specifying in reasonable detail the basis for Tenant’s disagreement. Landlord and Tenant shall attempt to adjust such disagreement. If they are unable to do so within thirty (30) days, Landlord and Tenant shall designate a certified public accountant (the “Arbiter”) whose determination made in accordance with this Section 5.2(c)(ii) shall be binding upon the parties and concurrently therewith (A) Landlord shall inform Tenant and the Arbiter of Landlord’s determination of the amount due from Tenant (“Landlord’s Determination”), which amount may be different than the amount contained in Landlord’s Statement, and (B) Tenant shall inform Landlord and the Arbiter of Tenant’s determination of the amount of the Expense Payment Tenant claims is due from Tenant (“Tenant’s Determination”). If the determination of the Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter shall be a partner, principal or member of an independent certified public accounting firm of at least one hundred fifty (150) partners, principals or members who are certified public accountants, and who has at least five (5) years of experience in commercial real estate accounting. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the American Arbitration Association (herein called the “AAA”) (or any organization which is the successor thereto) to designate as the Arbiter a certified public accountant whose determination made in accordance with this Section shall be conclusive and binding upon the parties, and the cost charged by the AAA (or any organization which is the successor thereto), for designating such Arbiter, shall be shared equally by Landlord and Tenant. Landlord and Tenant hereby agree that any determination made by an Arbiter designated pursuant to this Section shall not exceed Landlord’s Determination, nor shall such determination be less than Tenant’s Determination, and that any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Notwithstanding the foregoing provisions of this Section, Tenant, pending the resolution of any contest pursuant to the terms hereof, shall continue to pay all sums as determined to be due in the first instance by such Landlord’s Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made by Landlord to Tenant (or credit allowed Tenant against fixed annual rent and additional rent becoming due) if required thereby. For purposes of this Section, the term “substantially” shall mean a variance of five percent (5%) or more.

(d) In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article 5, except as otherwise expressly provided in this Lease.

(e) If the Rent Commencement Date is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that this Lease shall have been in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the term, or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Landlord shall, as soon as reasonably practicable, cause statements of the Expenses for that comparative year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

(f) Landlord’s and Tenant’s obligation to make the adjustments referred to in Sections 5.2(a), 5.2(b) and 5.2(e) hereof shall survive any expiration or sooner termination of this Lease.

(g) Landlord’s failure to render or delay in rendering a Landlord’s Statement with respect to any comparative year or any component of the Expense Payment shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect to any such comparative year or any such component, nor shall the rendering of a Landlord’s Statement for any comparative year prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement for such comparative year.

ARTICLE 6

INSURANCE

6.1. Tenant, at its expense, shall maintain at all times during the term of this Lease (a) ”all risk” property insurance covering all present and future Tenant’s Property and leasehold improvements to a limit of not less than the full replacement value thereof, such insurance to include a replacement cost endorsement, and (b) commercial general liability insurance, including contractual liability, in respect of the demised premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence, (c) steam boiler, air-conditioning or machinery insurance, if there is a boiler or pressure object or similar equipment in the demised premises, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars and (d) when Alterations are in progress, the insurance specified in Section 8.5 hereof. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds, at least ten (10) days prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification. The proceeds of policies providing “all risk” property insurance of leasehold improvements and Tenant’s improvements and betterments shall be payable to Landlord, Tenant and each Superior Lessor and Superior Mortgagee as their interests may appear. The parties shall cooperate with each other in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be reasonably required to recover any such insurance monies.

6.2. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under Section 6.1 hereof be reasonably increased, so that the amount thereof adequately protects Landlord’s interest; provided, however, that the amount to which such insurance requirements may be increased shall not exceed an amount then being required by landlords of comparable first-class office buildings in midtown Manhattan.

ARTICLE 7

ELECTRICITY

7.1. Tenant shall contract directly with the Consolidated Edison Company or any other utility company (an “Other Utility Provider”) which may furnish electric service to the demised premises for the supply, at Tenant’s sole cost and expense, of all electric current to be used in the demised premises. In connection with the foregoing, an Other Utility Provider which Tenant shall contract with shall be permitted, subject to and in accordance with the applicable provisions of this Lease, including Article 8 hereof, to furnish electric service to the demised premises provided and on condition that (a) Tenant shall pay any and all costs and expenses with respect to the furnishing of such electric service, and (b) Landlord and all other tenants and occupants of the Building shall not be required to contract with such Other Utility Provider. Tenant may utilize the then existing electric meter(s), electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant’s then demand load. In the event Tenant shall elect to arrange for the replacement of the then existing electric meter(s), Tenant shall, at its sole cost and expense, arrange for the installation of such replacement electric meter(s) which shall service the demised premises and measure Tenant’s consumption of electric current in the demised premises. As long as Tenant is obtaining electric service pursuant to this Section 7.1, Tenant shall, at its sole cost and expense, arrange for the repair and maintenance of the electric meter(s) which shall service the demised premises and Tenant agrees that Landlord shall have no obligation in connection therewith. Tenant covenants and agrees that in no event shall its use of electric current in the demised premises exceed six (6) watts (volts/amperes) demand load per useable square foot (exclusive of the electric current consumed by the base building heating, ventilation and air conditioning system), together with any increased demand load as may be made available pursuant to a written agreement between Landlord and Tenant in accordance with the provisions hereof after the installation by Landlord, at Tenant’s sole cost and expense, of such additional risers, feeders and other equipment that may be required in connection with such additional demand load, and any breach by Tenant of this covenant shall be deemed a material breach of this Lease. Landlord shall not unreasonably withhold its consent to Tenant’s use of electric current in excess of six (6) watts (volts/amperes) demand load per usable square foot and the installation of any additional risers, feeders or other proper or necessary equipment required in connection therewith if, in Landlord’s sole judgment: (i) allocated power is available in the Building for use by Tenant without resulting in allocation to Tenant of a disproportionate amount of allocated power and (ii) the installation of such additional risers, feeders or other proper or necessary equipment will not cause permanent damage or injury to the Building or the demised premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants of the Building. To the extent permitted by any applicable law or regulation, Tenant shall be permitted, at its sole expense, to re-distribute electrical capacity among the floors of the demised premises as Tenant reasonably elects, and any installations or alterations resulting from such re-distribution shall be deemed to be Specialty Alterations.

7.2. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if (a) the supply of electric energy to the demised premises is temporarily interrupted or (b) the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except to the extent resulting from Landlord’s willful misconduct or negligence.

7.3. At Landlord’s option, Landlord shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the demised premises; and in such event, Tenant shall pay to Landlord or its designated contractor upon demand the then established reasonable charges therefor of Landlord or its designated contractor, as the case may be.

ARTICLE 8

ALTERATIONS AND INSTALLATIONS

8.1. Tenant shall make no alterations, installations, additions, improvements or changes (herein called “Alterations”) in or to the demised premises without Landlord’s prior written approval. Landlord will not unreasonably withhold, condition or delay its approval to requests for Alterations which are not Material Alterations. A “Material Alteration” is an Alteration which (a) is not limited to the interior of the demised premises or which affects the exterior (including the appearance) of the Building, (b) is structural or affects the strength of the Building (except that Landlord shall not unreasonably withhold, condition or delay its consent to structural alterations which are customarily performed by tenant of size comparable to Tenant in buildings comparable to the Building, such as interconnecting staircases, and which do not have an adverse effect on the structural integrity or strength of the Building), or (c) adversely affects the usage or the proper functioning of the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other service systems of the Building. All such work shall be done only by the contractors and subcontractors listed on

Exhibit G annexed hereto which list shall include not less than two (2) subcontractors unaffiliated with Landlord per trade (except with respect to air and water balancing where there shall be one unaffiliated contractor) and three (3) general contractors at least two (2) of which shall be unaffiliated with Landlord (the “Approved List”). Landlord and Tenant agree that (a) Landlord may add reputable contractors and subcontractors to the Approved List without Tenant’s consent, and (b) Tenant may add reputable subcontractors to the Approved List subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, Landlord may, without Tenant’s approval, remove any contractor or subcontractor from the Approved List, provided, however, (A) Landlord agrees that no contractor or subcontractor shall be deleted from the Approved List if Tenant has previously delivered to such contractor or subcontractor an invitation to bid, or after such contractor or subcontractor shall have been engaged by Tenant to perform an Alteration in the demised premises and while such contractor or subcontractor is engaged in performing an Alteration in the demised premises, nor shall such contractor or subcontractor be precluded from completing any punch list items or making any repairs which are under warranty if such contractor or subcontractor is removed from the Approved List during or after the completion of its work on behalf of Tenant, (B) Landlord shall notify Tenant promptly following the removal of any contractor or subcontractor from the Approved List, and (C) Landlord shall not remove a contractor or subcontractor from the Approved List without a reasonable cause therefor. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant may make non-structural interior Alterations for which plans are not required to be filed with the New York City Building Department or any other governmental agency, without obtaining Landlord’s consent, provided that Tenant gives not less than ten (10) business days’ prior written notice to Landlord of its intention to make any such non-structural Alterations and furnishes to Landlord, together with said notice, and, if prepared, plans and specifications showing the proposed non-structural Alterations (but such notice and plans and specifications shall not be required for painting and decorating, installation of cabinets, shelves, furniture, furnishings, draperies, movable office equipment, wall hangings, carpeting, telecommunications equipment and other personal property, decorations or changes, plans for which are not required to be filed with the New York City Building Department or any other governmental agency).

8.2. (a) Before proceeding with any Alteration, Tenant shall submit to Landlord, for Landlord’s approval, plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord’s written approval of such plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed (except with respect to Material Alterations). If Landlord shall fail to respond to Tenant’s written request for approval of any Alterations, which request shall be accompanied by drawings, plans and specifications in accordance with the provisions of this Section 8.2 (herein called an “Initial Alterations Request”) within ten (10) business days after such Initial Alterations Request is received by Landlord, with Landlord’s approval or disapproval with detailed comments thereon explaining the reasons for such disapproval, then Tenant shall have the right to give to Landlord a second notice (herein called a “Second Alterations Request”), and if Landlord shall fail to respond to such Second Alterations Request within five (5) business days after Landlord’s receipt thereof with Landlord’s approval or disapproval with detailed comments thereon explaining the reasons for such disapproval, then such Second Alterations Request shall be deemed approved by Landlord, provided that such Initial Alterations Request and Second Alterations Request shall have specifically referred to this Section 8.2(a) and specifically stated that Landlord must respond within such ten (10) business day and five (5) business day periods or such Second Alterations Request for approval shall be deemed approved. If Landlord shall fail to respond to Tenant’s written request for approval of any resubmission of Tenant’s drawings, plans and specifications made in response to a disapproval by Landlord of such drawings, plans and specifications (herein called a “Resubmission Request”) within five (5) business days after such request is received by Landlord with its approval, disapproval or comments thereon, then Tenant shall have the right to give to Landlord a second notice (herein called a ‘Second Resubmission Request’), and if Landlord shall fail to respond to such Second Resubmission Request within five (5) business days after Landlord’s receipt thereof with Landlord’s approval or disapproval with detailed comments thereon explaining the reasons for such disapproval, then such Second Resubmission Request shall be deemed approved by Landlord, provided that such Resubmission Request and Second Resubmission Request shall have specifically referred to this Section 8.2(a) and specifically stated that Landlord must respond within such five (5) business day periods or such Second Resubmission Request for approval shall be deemed approved.

(b) Tenant shall pay to Landlord within fifteen (15) days after demand, as additional rent, Landlord’s reasonable third-party out of pocket costs and expenses (including, without limitation, the fees of any architect or engineer engaged by Landlord or any Superior Lessor or Superior Mortgagee for such purpose) for reviewing said plans and specifications.

(c) Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

8.3. (a) Before proceeding with any Alteration which will cost more than $250,000 (exclusive of the costs of decorating work and items constituting Tenant’s Property), as estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord one of the following: (i) a cash deposit or (ii) an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank or trust company which is a member of the New York Clearing House Association in the form annexed hereto as Exhibit G; each to be in an amount equal to one hundred twenty-five (125%) percent of the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than thirty

(30) days prior to the expiration of the then current letter of credit. Failure to deliver such new letter of credit on or before said date shall be a material breach of this Lease and Landlord shall have the right, inter alia, to present the then current letter of credit for payment.

(b) Upon (i) the completion of the Alteration in accordance with the terms of this Article 8 and (ii) the submission to Landlord of proof evidencing the payment in full for said Alteration, the security deposited with Landlord (or the balance of the proceeds thereof, if Tenant has furnished cash or a letter of credit and if Landlord has drawn on the same) shall be returned to Tenant.

(c) Upon Tenant’s failure to properly perform, complete and fully pay for the said Alteration, which failure continues after the giving of notice and the expiration of applicable grace period, Landlord shall be entitled to draw on the security deposited under this Article 8 to the extent Landlord reasonably deems necessary in connection with the said Alteration, the restoration and/or protection of the demised premises or the building project and the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant’s obligations under this Article 8.

(d) The provisions of this Section 8.3 shall not apply to (i) the Named Tenant or any Affiliate (as such term is defined in Section 15.2(a) hereof) of the Named Tenant, (ii) any successor to the Named Tenant by acquisition, merger or consolidation or (iii) any other Tenant hereunder, in each case (except for so long as Tenant is the Named Tenant or an Affiliate of BlackRock, Inc.) for so long as Tenant or such successor has a tangible net worth (as such term is defined in Section 15.2 hereof) that is equal to or greater than the product obtained by multiplying (i) the number of floors then included within the demised premises by (ii) $15,000,000.00.

8.4. Tenant, in connection with any Alterations, shall comply with and observe in all material respects the Alterations Rules and Regulations set forth as Exhibit C annexed hereto, as same may be modified by Landlord from time to time. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at all reasonable times upon reasonable advance notice.

8.5. Tenant, at its expense, shall obtain (and furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in all material respects in compliance therewith, with all applicable laws and requirements of public authorities, with all applicable requirements of insurance bodies and with the plans and specifications approved by Landlord. Alterations shall be diligently performed in a good and workerlike manner, using materials and equipment at least equal in quality and class to the then standards for comparable first-class office buildings in midtown Manhattan. Landlord, at no out-of-pocket cost to Landlord, shall cooperate with Tenant in connection with Tenant’s efforts to procure any such governmental permits or certificates (including assisting and/or joining Tenant in any application or similar instrument), provided that Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation, other than any such claims arising from any incorrect information provided by Landlord in connection therewith or any conditions at or in the Building which are Landlord’s responsibility hereunder. Alterations shall be performed in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant’s performance of any Alterations, Tenant shall pay such additional expense within fifteen (15) days after demand as additional rent. Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, worker’s compensation insurance in statutory limits, all risk “Builders Risk” insurance and general liability insurance, with completed operation endorsement, for any occurrence in or about the building project, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations. No Alterations shall involve the removal of any fixtures, equipment or other property in the demised premises which are not Tenant’s Property without Landlord’s prior written consent, unless such fixtures, equipment or other property shall be promptly replaced at Tenant’s expense with fixtures, equipment or other property of like utility and at least equal value.

8.6. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 8 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate Landlord’s union contracts affecting the building project, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference (beyond a de minimis extent) with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop work or other activity if Landlord notifies Tenant that continuing such work or activity would violate Landlord’s union contracts affecting the building project, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference (beyond a de minimis extent) with the business of Landlord or any tenant or occupant of the Building. Landlord agrees that it shall not discriminate as against Tenant in enforcing the foregoing prohibition against interfering with the business of Landlord or other tenants in the Building.

8.7. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant (other than by

Landlord or its affiliates, agents, representatives or contractors), which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic’s and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the demised premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within twenty (20) days after Tenant shall have received notice of the filing thereof. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 10.2 hereof.

8.8. Tenant will promptly, upon the completion of an Alteration deliver to Landlord “as-built” drawings or approved shop drawings of any Alterations Tenant has performed or caused to be performed in the demised premises. Notwithstanding anything to the contrary contained herein, wherever this Lease requires the submission of “as-built” drawings or approved shop drawings by Tenant, Tenant may satisfy such obligation by submitting final marked drawings except with respect to Alterations involving the electrical, sprinkler/life safety or HVAC systems of the Building.

8.9. All fixtures and equipment installed or used by Tenant in the demised premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements.

8.10. For a period of five (5) years following completion of each Tenant Alteration costing in excess of $100,000.00, Tenant shall keep records thereof, including the cost thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the building project, or in connection with any proceeding instituted pursuant to Article 10 hereof or for any other reasonable purpose.

8.11. Subject to the provisions of Section 8.12 hereof, all alterations, installations, additions and improvements attached to or built into the demised premises shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the expiration or sooner termination of this Lease. Notwithstanding the foregoing provisions, upon notice to Tenant no later than six (6) months prior to the Expiration Date or upon reasonable notice with respect to such earlier date upon which the term of this Lease shall expire, Landlord, subject to the provisions of the last sentence of this Section 8.11, may require Tenant to remove any kitchens, cafeterias, vaults, private restrooms, security areas, staircases (other than any staircases existing as of the date of this Lease), raised or above-slab reinforced flooring, slab cuts, generators, uninterrupted power supply systems and preaction fire alarm systems and associated equipment, and antennas, satellite dishes and microwave communications facilities and associated equipment, any auditorium and related audio/ visual and closed circuit television facilities or other items which are unusually difficult or expensive to remove (herein collectively called “Specialty Alterations”). In such event Tenant shall remove the foregoing from the demised premises and the Building prior to the expiration of this Lease at Tenant’s expense. Upon such removal Tenant shall immediately and at its expense, repair and restore the affected portion(s) of the demised premises and the Building to the condition existing prior to installation and repair any damage to the affected portion(s) of the demised premises or the Building due to such removal. Notwithstanding anything to the contrary contained herein: (i) Tenant may include with any initial request for Landlord’s approval of an Alteration given in accordance with the provisions of Section 8.2 hereof a written request that Landlord designate any Alterations that constitute Specialty Alterations and which Landlord will require Tenant to remove pursuant to the provisions of this Section 8.11 and (ii) Landlord shall not have the right to require Tenant to remove any Specialty Alterations not so designated by Landlord at such time. Any such request made by Tenant must specifically refer to the provisions of this Section 8.11 and the consequences of Landlord’s failure to designate any such Alterations as Specialty Alterations which will be required to be removed by Tenant.

8.12. Notwithstanding the provisions of Section 8.11 hereof, all movable partitions, furniture systems, special cabinet work, business and trade fixtures, machinery and equipment, communications equipment (including, without limitation, telephone system, security system and wiring) and office equipment, whether or not attached to or built into the demised premises, which are installed in the demised premises by or for the account of Tenant and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the demised premises (herein collectively called “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the demised premises or to the Building resulting from the installation and/or removal thereof. At or before the expiration or sooner termination of this Lease, Tenant, at its expense, shall remove from the demised premises all of Tenant’s furniture, equipment and other moveable personal property not affixed or attached to the demised premises, and Tenant shall repair any damage to the demised premises or the Building resulting from any installation and/or removal of Tenant’s Property.

8.13. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 8.11 and 8.12 hereof are not removed on or prior to the expiration or sooner termination of this Lease, Landlord may, at the option of Landlord, deem the same abandoned, and in such case Landlord shall have the right to retain the property as Landlord’s property or to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord’s cost in repairing such damage. This obligation shall survive the expiration or sooner termination of this Lease.

8.14. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

8.15. If and to the extent reasonably necessary, Landlord shall use commercially reasonable efforts, at no out-of-pocket expense to Landlord, to arrange for Tenant to have, throughout the term of this Lease, a right of access through such tenant spaces (and other tenants shall have a right of access through the demised premises provided Tenant may require that it be present during such access) as may reasonably be necessary, to install, service, maintain and repair cables, conduits, risers, piping, etc. running through the building for which Tenant (or, as applicable, other tenants) is (or are) permitted or required to install, service, maintain and repair, provided that the party desiring access (i.e., Tenant or other tenants, as applicable) shall (a) provide Landlord and the party whose space is affected with reasonable prior written notice of the need for such access, (b) schedule such access so as not to interfere with the affected party’s business or inconvenience other tenants of the building, (c) either Tenant or other tenants (as the case may be) must install cables, wires, etc. through conduits if such installation is made outside of their respective demised premises, (d) repair, at the accessing party’s expense, any damage to the building or the accessed space arising out of such access, (e) comply with such reasonable requirements as Landlord or the affected party may impose and (f) indemnify and hold Landlord and the party whose space is affected harmless from and against any cost, claim, liability, damage or expense (including, but not limited to, reasonable attorneys’ fees) incurred by such party as a result of permitting such access and work. Landlord shall have no liability to Tenant whatsoever in connection with any access afforded by Tenant to another tenant of the Building pursuant to the provisions of this Section 8.15. Landlord makes no representation or warranty that it will be able to arrange for Tenant to have access to premises demised to other tenants of the Building and shall have no liability whatsoever to Tenant, nor shall Tenant’s obligations under this Lease be diminished, if Landlord is not able to make such arrangements.

ARTICLE 9

REPAIRS AND MAINTENANCE

9.1. Tenant shall, at its expense, throughout the term of this Lease, take good care of and maintain in good order and condition the demised premises and the fixtures and improvements therein, including, without limitation, the property which is deemed Landlord’s pursuant to Section 8.11 hereof and Tenant’s Property, except as otherwise expressly provided in the last sentence of this Section 9.1. Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the demised premises, and shall be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Building and the facilities and systems thereof, the need for any of the foregoing which arises out of (a) the performance or existence of Alterations, (b) the installation, use or operation of the property which is deemed Landlord’s, pursuant to Sections 8.11 and 8.12 hereof and Tenant’s Property, (c) the moving of the property which is deemed Landlord’s pursuant to Sections 8.11 and 8.12 hereof and Tenant’s Property in or out of the Building, (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees or (e) design flaws in any of Tenant’s plans and specifications regardless of the fact that such Tenant’s plans may have been approved by Landlord. Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass (and the solar film, if any, attached to the window glass) in and about the demised premises, including, without limitation, entrance doors and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the demised premises and for all the repair, maintenance and replacement of all horizontal portions of the systems and facilities of the Building within or exclusively serving the demised premises, including, without limitation, the sanitary and electrical fixtures and equipment therein. All repairs in or to the demised premises for which Tenant is responsible shall be promptly performed by Tenant in a manner which will not interfere (except to a de minimis extent) with the use of the Building by other occupants; provided, however, any repairs in and to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s expense which expense shall be commercially reasonable. The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building. Notwithstanding the foregoing provisions of this Section 9.1, Tenant shall not be responsible for repairs to or replacements of any structural elements of the Building or Building systems, except to the extent the need for such repairs or replacements arises from the matters set forth in clauses (a), (b), (c), (d) or (e) of the second sentence of this Section 9.1 or from the negligence or willful misconduct of Tenant, its employees, agents or contractors.

9.2. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating, air-conditioning or ventilation system or electrical lines located in, servicing or passing through the demised premises of which it has actual knowledge. Following such notice, Landlord shall remedy the conditions, but at the expense of Tenant if Tenant is responsible for same under the provisions of this Article 9.

9.3. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by the Certificate of Occupancy for the Building. If Tenant shall desire a floor load in excess of that which such floor was designed to carry (but does not exceed the amount allowed by law or the Certificate of Occupancy for the Building), Landlord agrees (provided Landlord’s architects, in their sole discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the Building, and further provided that such work will not interfere with the amount or availability of any space adjoining, alongside, above or below the demised premises, or interfere with the occupancy of other tenants in the Building), to strengthen and reinforce the same so as to give the live load desired, provided Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question and provided further that Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement, together with the costs of restoring the affected portion of the floor to its original condition at the end of the term of this Lease if Landlord elects to do so.

9.4. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same type as the Building.

9.5. Except as otherwise expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant’s business operations.

9.6. (a) Landlord shall, at its expense, but subject to the provisions of this Lease, (i) keep and maintain in good order and condition as befits a first-class midtown Manhattan office building the structure, shell and core of the Building, the Building systems, and the common or public areas and facilities of the building project, excluding any areas that have no effect on the demised premises and are not used by Tenant or its invitees (e.g., HVAC zones that do not include the demised premises) and (ii) subject to the provisions of Section 9.1 hereof, make all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the foregoing necessary or appropriate in order to keep the same in such condition.

(b) If any violation of a Legal Requirement which is noted of record against the demised premises or any other portion the Building shall delay Tenant in obtaining any permits or signoffs from the New York City Department of Buildings (or any other applicable agency) in connection with Tenant’s Work or Tenant’s Bathroom Work in any portion of the demised premises so as to actually delay Tenant in commencing (or re-commencing, in the case of any portion of the demised premises which Tenant shall have vacated after taking initial occupancy thereof for the conduct of business) the conduct of business in such portion of the demised premises then, in such event, promptly after notice from Tenant of such violation together with reasonable documentation of same, (i) Landlord shall cause such violation to be cured or otherwise removed of record, except to the extent that Tenant may be responsible for curing such violation pursuant to any provision of this Lease, and (ii) the fixed annual rent and additional rent with respect to such portion of the demised premises shall be abated for one day for each day that Tenant is actually delayed in commencing (or re-commencing) the conduct of business in such portion of the demised premises as a result thereof, except to the extent that Tenant may be responsible for curing such violation pursuant to any provision of this lease.

9.7. Anything contained herein to the contrary notwithstanding, except in the case of an emergency, or as otherwise directed by any governmental authority having jurisdiction, all building system shutdowns (other than of a de minimis duration) shall be performed during hours other than between 8:00 a.m. and 6:00 p.m. on business days and Landlord shall endeavor to give at least five (5) business days’ prior notice to Tenant. To minimize interference with Tenant, Landlord shall endeavor to give at least five (5) business days’ prior notice to Tenant of all scheduled repairs and maintenance likely to interfere (except to a de minimis extent) with Tenant’s use of the demised premises. Except as otherwise in this Lease expressly provided, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result thereof, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension. Landlord shall use commercially reasonable efforts to coordinate all scheduled repairs and maintenance with Tenant so as to minimize interference with Tenant’s operations.

ARTICLE 10

REQUIREMENTS OF LAW; FIRE INSURANCE

10.1. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the demised premises or the use or occupation thereof. Tenant, at Tenant’s expense, shall comply with all laws, orders and regulations of any public authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof. Tenant shall pay all the costs, expenses, fine, penalties and damages which may be imposed upon Landlord or any Superior Lessor or Superior Mortgagee by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 10.1; provided, however, that (x) Tenant shall not be obligated to make structural repairs or alterations in order to comply with laws and requirements of public authorities unless the need for same arises out of Tenant’s specific manner of use of the demised premises other than mere executive or general office use or any of the causes set forth in clauses (ii) through (iv) of the next succeeding sentence and (y) Tenant shall not be required to remove hazardous materials existing in the demised premises as of the date hereof. Tenant shall also be responsible for the cost of compliance with all present and future laws and requirements of any public authorities in respect of the building project arising from (i) Tenant’s manner of use of the demised premises (other than arising out of the mere use of the demised premises as executive and general offices), (ii) the manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein (other than arising out of the mere use of the demised premises as executive and general offices), (iii) any cause or condition created by or at the instance of Tenant (other than arising out of the mere use of the demised premises as executive and general offices), or (iv) the breach of any of Tenant’s obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the demised premises, in accordance with Section 10.2 hereof. Except to the extent that Tenant is required by this Lease to comply therewith, Landlord shall comply with all present and future laws and requirements of public authorities as shall affect:

(1) the demised premises,

(2) the portions of the building project which affect the demised premises, and

(3) all other portions of the building project if and to the extent that Landlord’s failure to do so would adversely affect Tenant’s use of the demised premises or Tenant’s right or ability lawfully to use the demised premises or to make alterations or improvements as permitted by this Lease or would result in the Building being other than a first class office building,

but may similarly defer compliance so long as Landlord shall be contesting the validity or applicability thereof.

10.2. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the demised premises, of any law or requirement of any public authority, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the demised premises or any part thereof or the Building or Land, or any part thereof, be subject to being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to any lien (unless Tenant shall remove such lien by bonding or otherwise) or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord a cash deposit or other security in amount, form and substance reasonably satisfactory to Landlord and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance; provided, however, that the provisions of this Section 10.2(b) shall not apply to (i) the Named Tenant or any Affiliate (as such term is defined in Section 15.2(a) hereof) of the Named Tenant, (ii) any successor to the Named Tenant by acquisition, merger or consolidation or (iii) any other Tenant hereunder, in each case (except for so long as Tenant is the Named Tenant or an Affiliate of BlackRock, Inc.) for so long as Tenant or such successor has a tangible net worth (as such term is defined in Section 15.2 hereof) that is equal to or greater than the product obtained by multiplying (i) the number of floors then included within the demised premises by (ii) $30,000,000.00; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; (d) such noncompliance or contest shall not prevent Landlord from obtaining any and all permits and licenses in connection with the operation of the Building; and (e) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

10.3. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the building project and shall not do, or permit anything to be done, or keep or permit anything to be kept in the demised premises which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the building project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the building project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the building project; provided, however, that in no event shall the mere use of the demised premises for customary and ordinary office purposes, as opposed to the manner of such use, constitute a breach by Tenant of the provisions of this Section 10.3.

10.4. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord’s fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises.

ARTICLE 11

SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

11.1. Subject to the provisions of this Article 11, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building and/or that portion of the Building of which the demised premises are a part now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the demised premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section 11.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are herein sometimes called “Superior Leases” and the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called “Superior Mortgages” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is sometimes herein called a “Superior Lessor,” and the holder of a Superior Mortgage or its successor in interest, at the time referred to, is sometimes herein called a “Superior Mortgagee.”

11.2. Subject to the provisions of any SNDA Agreement (as such term is hereinafter defined), in the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Superior Mortgagee or Superior Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue to, remedy such act or omission.

11.3. If any Superior Lessor or Superior Mortgagee, or any designee of any Superior Lessor or Superior Mortgagee, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, subject to the provisions of any SNDA Agreement, at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Subject to the provisions of any SNDA Agreement, upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants, conditions, agreements and provisions as are set forth in this Lease, except that the Successor Landlord shall not be:

(a) liable for any previous act or omission of Landlord (or its predecessors in interest);

(b) responsible for any monies owing by Landlord to the credit of Tenant;

(c) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

(d) bound by any payments of rent which Tenant might have made for more than one (1) month in advance of the date such payment is due under this Lease to Landlord (or its predecessors in interest);

(e) bound by any covenant to undertake or complete any construction of the demised premises or any portion thereof;

(f) required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord;

(g) bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this Lease to be performed after the date of attornment and which landlords of like properties ordinarily perform at the Landlord’s expense, it being expressly understood, however, that the Successor Landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the demised premises;

(h) bound by any modification of this Lease, including, without limitation, any modification which reduces the fixed annual rent or additional rent or other charges payable under this Lease, or shortens the term thereof, or otherwise materially adversely affects the rights of the lessor thereunder, made without the written consent of the Successor Landlord; or

(i) required to remove any person occupying the demised premises or any part thereof.

11.4. If, in connection with the financing of the Land and/or the Building, the holder of any mortgage shall request reasonable modifications to this Lease as a condition of approval of this Lease, Tenant will not unreasonably withhold, delay or condition making such modifications, provided that they do not increase the obligations of Tenant hereunder, decrease the rights of Tenant hereunder or materially and adversely affect the leasehold interest created by this Lease.

11.5. Landlord hereby represents and warrants that:

(a) there are no existing Superior Leases as of the date hereof,

(b) the only existing Superior Mortgages as of the date hereof are (x) a Mortgage Consolidation and Modification Agreement in the amount of $240,000,000 and (y) a second mortgage in the amount of $30,000,000 (as same may be amended from time to time, the “Existing Mortgages”), and

(c) the current Superior Mortgagee of each of the Existing Mortgages (herein called the “Existing Superior Mortgagee”) is New York Life Insurance Company and New York State Teachers’ Retirement System, collectively.

11.6. (a) Landlord and Tenant hereby agree that Landlord has delivered to Tenant simultaneously with the execution of this Lease, subordination, non-disturbance and attornment agreements (each herein called a “SNDA Agreement”) with respect to each of the Existing Mortgages substantially in the form annexed hereto as Exhibit D.

(b) For so long as the Tenant hereunder is BlackRock, Inc., an Affiliate of BlackRock, Inc. or a successor to BlackRock, Inc. by merger, consolidation or reorganization, with respect to future Superior Mortgages and future Superior Leases, the provisions of Section 11.1 hereof shall be conditioned upon the execution and delivery by and between Tenant and any such Superior Mortgagee or Superior Lessor of an SNDA Agreement on the customary form of such Superior Mortgagee or Superior Lessor which shall provide in substance that so long as no default exists hereunder beyond any applicable notice and grace period (if any), Tenant shall not be disturbed in its possession of the demised premises pursuant to the provisions of this Lease; provided that such customary form shall not reduce the rights of Tenant or increase the obligations of Tenant set forth in Exhibit D annexed hereto, other than to a de minimis extent (any such form meeting the aforesaid requirements being herein called a “Conforming Customary SNDA”). Tenant agrees to execute any such Conforming Customary SNDA and return same to Landlord within ten (10) Business Days after Landlord’s written request therefor (herein called the “SNDA Request”), accompanied by execution copies of such Conforming Customary SNDA. If Tenant shall fail to execute, acknowledge and return any such Conforming Customary SNDA within such ten (10) business day period, Landlord shall have the right to send to Tenant a follow-up notice (herein called the “SNDA Follow-up”), and if Tenant shall fail to execute, acknowledge and return any such Conforming Customary SNDA within two (2) business days after the giving of the SNDA Follow-up, then this Lease shall be subordinate to such future Superior Mortgages or future Superior Leases, as the case may be, notwithstanding the fact that Tenant has not executed and delivered such Conforming Customary SNDA. Any dispute by Tenant that the form of non-disturbance agreement utilized by the Superior Lessor or the Superior Mortgagee does not afford Tenant substantially the same rights and protections as does Exhibit D annexed hereto shall be resolved by arbitration pursuant to Article 33 hereof, provided Tenant shall notify Landlord in writing of any such dispute within ten (10) business days of Tenant’s receipt of such form of non-disturbance agreement, time being of the essence with respect to the giving of such notice within such ten (10) business day period.

ARTICLE 12

LOSS, DAMAGE, REIMBURSEMENT, LIABILITY, ETC.

12.1. Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (in any case whether disclosed or undisclosed), shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Tenant or of others entrusted to employees of Landlord nor for loss of or damage to any such property by theft or otherwise; provided, however, that subject to the provisions of Section 12.5 hereof, nothing contained in this Section 12.1 shall be construed to exculpate Landlord for loss, injury or damage to the extent caused by or resulting from the negligence of Landlord, its agents, servants, and employees in the operation or maintenance of the demised premises or the Building. Further, neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, principal, shareholder, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee, shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building or the building project, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the demised premises or any equipment, facilities or other Tenant’s Property therein by Tenant or any person claiming through or under Tenant.

12.2. Neither Landlord nor any partner, member, director, officer, shareholder, principal, agent, servant or employee of Landlord (in any case whether disclosed or undisclosed) shall be liable for any damage which Tenant may sustain if at any time any window of the demised premises is broken, or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened, obstructed or bricked up for any reason whatsoever, except only Landlord’s arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant’s obligations under this Lease, nor shall the same constitute an eviction. With respect to any such obstruction made by Landlord, the removal of which is within Landlord’s reasonable control, Landlord covenants to reasonably promptly take such steps as are reasonably necessary to remove such obstruction.

12.3. Tenant shall reimburse Landlord for all damages, fines and reasonable expenses incurred or suffered by Landlord, and for which Landlord has not been or will not be reimbursed by insurance, by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant except as provided in Section 8.5 hereof, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises.

12.4. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the demised premises for which Landlord might be liable, (b) any fire or other casualty in the demised premises, (c) any damage to or defect in the demised premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part or appurtenance of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the demised premises or any part thereof, if and to the extent that Tenant shall have knowledge of any of the foregoing matters.

12.5. Tenant agrees to look solely to Landlord’s estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord (or the partners, members, directors, officers, shareholders, principals, agents, servants or employees thereof) shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

12.6. (a) Landlord agrees that, if obtainable at no additional cost, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies; provided, however, should any additional premium be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

(b) Tenant agrees that, if obtainable at no additional cost, it will include in its fire insurance policy or policies covering Tenant’s Property, appropriate clauses pursuant to which the insurance company or companies (i) waive all right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies; provided, however, should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

(c) Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance; notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 12.6(c), for loss or damage occurring to Tenant’s Property to the extent that same is covered by Tenant’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to Sections 12.6(a) and (b) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

(e) Landlord, at its expense, shall maintain at all times during the term of this Lease (i) a commercial general liability insurance policy and (ii) “all-risk” property insurance covering the Building, in each case with such limits not less than that required by either (x) the bona fide, third-party holder of the first mortgage on the Building or (y) if no such mortgagee exists, third party mortgagees of comparable first-class office buildings in midtown Manhattan.

12.7. Except as otherwise expressly provided in this Lease, Landlord and Tenant each hereby expressly waives the right to any consequential or punitive damages awarded in or as the result of any proceeding alleging the failure of Landlord or Tenant, as the case may be, to observe and perform any of the covenants and conditions contained in this Lease or otherwise to be performed by Landlord or Tenant, respectively.

ARTICLE 13

DAMAGE OR DESTRUCTION

13.1. (a) If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 13 hereinafter provided), (i) Landlord shall repair the damage to and restore and rebuild the Building and the demised premises (including Tenant’s improvements and betterments which are the property of Landlord pursuant to the provisions of Section 8.11 hereof, but excluding the property which is deemed Tenant’s

Property pursuant to Section 8.12 hereof) (herein called “Landlord’s Restoration Work”) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage, and (ii) Tenant shall repair the damage to and restore and repair the property which is deemed Tenant’s Property pursuant to Section 8.12 hereof with reasonable dispatch after such damage or destruction (herein called “Tenant’s Restoration Work”). Such work by Tenant shall be deemed Alterations for the purposes of Article 8 hereof. The proceeds of policies providing coverage for Tenant’s improvements and betterments shall be paid to Landlord. Concurrently with the collection of any insurance proceeds attributable to the damage of Tenant’s improvements and betterments, Tenant shall pay to Landlord (A) the amount of any deductible under the policy insuring Tenant’s improvements and betterments and (B) the amount, if any, by which the cost of repairing and restoring Tenant’s improvements and betterments as estimated by a reputable contractor designated by Landlord exceeds the available insurance proceeds therefor. The amounts due in accordance with clauses (A) and (B) above shall be additional rent under this Lease and payable by Tenant to Landlord upon demand. The proceeds of Tenant’s insurance policies with respect to Tenant’s Property shall be payable to Tenant.

(b) Notwithstanding anything to the contrary contained in this Article, if in Landlord’s sole discretion, it would be appropriate for safety reasons, health reasons or the efficient operation or restoration of the Building for Landlord to perform all or a portion of Tenant’s Restoration Work on behalf of Tenant, then (i) Landlord shall give Tenant a notice specifying the portion of Tenant’s Restoration Work to be performed by Landlord (herein called the “Specified Restoration Work”), (ii) Landlord shall perform such Specified Restoration Work and (iii) Tenant shall pay to Landlord (or Landlord shall retain from the insurance proceeds paid to Landlord in accordance with Section 13.1 hereof) the cost of such Specified Restoration Work within ten (10) days following the giving of Landlord’s written demand therefor. Tenant shall promptly permit Landlord access to the demised premises for the purpose of performing the Specified Restoration Work and any restoration work to the Building which is not the responsibility of Tenant hereunder. If required by Landlord in connection with the performance of the Specified Restoration Work or Landlord’s Restoration Work, Tenant shall promptly remove from the demised premises all or such items of Tenant’s Property as Landlord may require by written notice (herein called “Tenant’s Property Removal Obligation”). In the event that Tenant fails to comply with Tenant’s Property Removal Obligation within ten (10) business days after the giving of such written notice by Landlord, Landlord shall have the right to remove and store such Tenant’s Property at Tenant’s sole cost and expense and with no liability to Landlord. Tenant shall be solely responsible for arranging for any visits to the demised premises by Tenant’s insurance adjuster that may be desired by Tenant prior to the performance by Landlord or Tenant of Tenant’s Property Removal Obligation or the performance by Landlord of Landlord’s Restoration Work or the Specified Restoration Work and Landlord shall be under no obligation to delay the performance of same, nor shall Landlord have any liability to Tenant, in the event that Tenant fails to do so.

13.2. Subject to the provisions of Section 13.5 hereof, if all or part of the demised premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the fixed annual rent and the additional rent under Articles 4 and 5 hereof shall be abated in the proportion that the untenantable area of the demised premises bears to the total area of the demised premises, for the period from the date of the damage or destruction to the date Landlord’s Restoration Work shall be substantially completed; provided, however, that if such Landlord’s Restoration Work would have been substantially completed at an earlier date but for Tenant’s having failed to reasonably cooperate with Landlord, then Landlord’s Restoration Work shall be deemed to have been substantially completed on such earlier date and any reduction or abatement shall cease; provided further, however, should Tenant or any of its subtenants reoccupy a portion of the demised premises during the period Landlord’s Restoration Work is taking place (which shall not include entry upon and occupancy of the demised premises for the purpose of performing restoration and/or repair to Tenant’s Property, improvements and finish work), the fixed annual rent and the additional rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the demised premises bears to the total area of the demised premises, shall be payable by Tenant from the date of such occupancy. For the purposes of this Article 13, (i) the demised premises shall be deemed untenantable if Tenant shall be deprived of reasonable means of access to the demised premises by reason of fire or other casualty, and (ii) any floor of the demised premises shall be deemed untenantable if Tenant shall be deprived of reasonable access thereto through public parts of the Building.

13.3. (a) If the Building shall be totally damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the demised premises are damaged or destroyed) that its repair or restoration requires more than two hundred seventy (270) days or the expenditure of more than thirty (30%) percent of the full insurable value of the Building immediately prior to the casualty (as estimated in any such case by a reputable contractor, registered architect or licensed professional engineer designated by Landlord), and provided Landlord shall terminate leases covering no less than 50% of the office space in the Building then leased to tenants (including Tenant) in the Building, then in such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty (120) days after the date of the casualty. For the purpose of this Section only, “full insurable value” shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building. In addition, if the Building or the demised premises shall be substantially damaged or destroyed by fire or other cause at any time during the last two years of the term of this Lease, then Landlord may cancel this Lease upon written notice to Tenant given within sixty (60) days after such damage or destruction; provided, however, that (i) Tenant shall have the right to nullify such a Landlord’s cancellation of this Lease by giving to Landlord, within ten (10) days after receipt by Tenant of Landlord’s cancellation notice, an Extension Election Notice (as such term is defined in Section 44.1(b) hereof) and (ii)

in the event that Tenant so elects to nullify Landlord’s cancellation notice, Landlord shall have the right to terminate this Lease in accordance with the provisions of the first sentence of this Section 13.3(a) if the conditions set forth therein are met.

(b) In case of any substantial damage or destruction to the demised premises, Tenant may cancel this Lease by written notice to Landlord, if (i) within 180 days from the date of the damage or destruction, Landlord does not file a proof of loss with its insurer; (ii) within 270 days of the date of damage or destruction Landlord does not let a contract or contracts which shall provide for the complete restoration of the demised premises within a period of eighteen (18) months from the date of the damage or destruction; (iii) work under such contract or contracts has not commenced within 360 days of the date of said damage or destruction; or (iv) said work is not prosecuted with reasonable diligence to its completion within eighteen (18) months after the date of such damage or destruction; provided that Tenant shall not be entitled to cancel this Lease pursuant to this sentence more than thirty (30) days after Landlord shall have given written notice to Tenant that the state of facts specified in clause (i), (ii) or (iii) of this sentence, as the case may be, has occurred. The period for the completion of the required repairs and restoration work shall be extended by the number of days lost due to Force Majeure Causes.

(c) In the event that fifty (50%) percent or more of the demised premises shall be rendered wholly untenantable by reason of any damage occurring during the last two (2) years of the Term, Tenant, at Tenant’s option, and as Tenant’s sole remedy with respect thereto, may give to Landlord within sixty (60) days following such fire or other casualty, a forty-five (45) days’ notice of termination of this Lease and, in the event any such notice is given in accordance with the foregoing provisions of this sentence, this Lease and the Term shall come to an end and expire upon the expiration of said forty-five (45) days as if the expiration of said forty-five (45) days were the Expiration Date, the fixed annual rent and Additional Rent shall be apportioned as of such date, and any prepaid portion of fixed annual rent and Additional Rent shall be promptly refunded by Landlord and Tenant. Notwithstanding the foregoing, this Lease shall not terminate, and Tenant’s notice shall be rendered null and void, if the demised premises shall have been rendered tenantable prior to the expiration of such forty-five (45) day period.

13.4. Except as expressly provided in Sections 13.3(b) and 13.3(c) hereof, Tenant shall not be entitled to terminate this Lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 13. Landlord shall use reasonable efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant’s use and occupancy of the demised premises, but Landlord shall not be required to do such repair or restoration work except during business hours of business days.

13.5. Notwithstanding any of the foregoing provisions of this Article 13, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors of which Landlord shall have given Tenant notice and a reasonable opportunity to cure either, Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the fixed annual rent or additional rent.

13.6. Landlord will not carry insurance of any kind on Tenant’s Property and improvements and betterments, and, except as provided by law or by reason of Landlord’s negligence or willful misconduct or its breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace Tenant’s Property. Tenant agrees to look first to its insurance for recovery of any damage to or loss of Tenant’s Property.

13.7. The provisions of this Article 13 shall be deemed an express agreement governing any case of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 14

EMINENT DOMAIN

14.1. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (herein called the “date of taking”), and Tenant shall have no claim against Landlord for, or make any claim for the value of any unexpired term of this Lease, and the fixed annual rent and additional rent shall be apportioned as of such date.

14.2. In the event that any part of the demised premises shall be so condemned or taken, then this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent and additional rent under Articles 4 and 5 hereof allocable to the part so taken shall be apportioned as of the date of taking; provided, however, that Tenant may elect to cancel this Lease in the event that more than twenty-five (25%) percent of the demised premises should be so condemned or taken or Tenant no longer has reasonable means of access to the demised premises, provided such notice of election is given by Tenant to Landlord not later than sixty (60) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of such notice and the fixed annual rent and additional rent shall be apportioned as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the demised premises, the fixed annual rent and additional rent under Articles 4 and 5 hereof shall be diminished by an amount representing the part of the fixed annual rent and additional rent properly applicable to the portion or portions of the demised premises which may be so condemned or taken. If as a result of the partial taking (and this Lease continuing in force as to the part of the demised premises not so taken), any part of the demised premises not taken is damaged, Landlord agrees with reasonable promptness, at Landlord’s sole cost and expense, to do the work necessary to restore the damaged portion to the condition existing immediately prior to the taking, and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the fixed annual rent and additional rent shall be diminished, the matter shall be determined by arbitration in accordance with the provisions of Article 33 of this Lease. Pending such determination, Tenant shall pay to Landlord the fixed annual rent and additional rent as fixed by Landlord, subject to adjustment in accordance with the arbitration.

14.3. Except as otherwise expressly provided in Section 14.5 hereof, Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article 14. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment; provided, however, that Tenant shall have the right to make a separate claim for its moving expenses and to the extent the award otherwise payable to Landlord shall not be diminished thereby, for any of Tenant’s Property taken.

14.4. In the event that more than twenty-five (25%) percent of the demised premises shall be so taken and Tenant shall not have elected to cancel this Lease as above provided, the entire award for a partial taking shall be paid to Landlord, and (a) Landlord, at Landlord’s own expense, shall to the extent of the net proceeds (after deducting reasonable expenses including attorneys’ and appraisers’ fees and disbursements) of the award restore the unaffected part of the demised premises (other than those parts of the demised premises which are deemed Landlord’s property pursuant to Section 8.11 hereof and Tenant’s Property) to substantially the same condition and tenantability as existed prior to the taking to the extent the same may be feasible (subject to reasonable changes which Landlord shall deemed desirable) and (b) Tenant, at its expense, shall proceed with reasonable diligence to repair the remaining parts of the demised premises which are deemed Landlord’s property pursuant to Section 8.11 hereof and Tenant’s Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of fixed annual rent and additional rent under Articles 4 and 5 hereof for that portion of the demised premises which is being restored and is not usable until the completion of the restoration or until the said portion of the demised premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than six (6) months after the taking; provided, however, if Landlord is delayed by strike, lockout, the elements, or other causes beyond Landlord’s control, the time for completion shall be extended for a period equivalent to the delay. Should Landlord fail to complete the restoration within the said six (6) months or the time as extended, Tenant may elect to cancel this Lease and the term hereby granted in the manner and with the same results as set forth in the next two sentences of this Section 14.4. If such partial taking shall occur in the last two (2) years of the term hereof, either party, irrespective of the area of the space remaining, may elect to cancel this Lease and the term hereby granted, provided such party shall, within sixty (60) days after such taking, give notice to that effect, and upon the giving of such notice, the fixed annual rent and additional rent shall be apportioned and paid to the date of expiration of the term specified and this Lease and the term hereby granted shall cease, expire and come to an end upon the expiration of said thirty (30) days specified in said notice. If either party shall so elect to end this Lease and the term hereby granted, Landlord need not restore any part of the demised premises and the entire award for partial condemnation shall be paid to Landlord, and Tenant shall have no claim to any part thereof, except as to the items set forth in Section 14.3 hereof where same are applicable.

14.5. If the temporary use or occupancy of all or any part of the demised premises shall be so taken, (a) the demised term shall not be reduced or affected in any way, (b) Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay all fixed annual rent and additional rent when due and (c) Tenant shall be entitled to receive that portion of the award which represents reimbursement for the cost of restoration of the demised premises, compensation for the use and occupancy of the demised premises and for any taking of Tenant’s Property, except that, if the temporary period of taking shall extend beyond the expiration of the term of this Lease, the portion of the award representing compensation for the use and occupancy of the demised premises shall be apportioned between Landlord and Tenant as of said expiration date of said term and Landlord shall receive that portion of the award which represents reimbursement for the cost of restoration of the demised premises, and all monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the fixed annual rent and additional rent have been paid shall be received, held and applied by Landlord as a trust fund for payment of the fixed annual rent and additional rent becoming due hereunder.

ARTICLE 15

ASSIGNMENT, SUBLETTING AND MORTGAGING

15.1. Tenant shall not, whether voluntarily, involuntarily or by operation of law or otherwise, (a) assign in whole or in part or otherwise transfer in whole or in part this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used, occupied or utilized by others or in violation of Article 2 hereof, (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the demised premises or any part thereof in any manner or permit any lien to be filed against this Lease, the demised premises or the Building by reason of any act or omission on the part of Tenant, or enter into any agreement that would permit the filing of a lien by any broker, (d) permit the demised premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by others or (e) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of Landlord, except in the manner permitted by Section 15.11(h) hereof. For purposes of this Article 15: (i) if Tenant (or any subtenant) is a corporation, the provisions of clause (a) of this Section 15.1 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant (or such subtenant) as if such transfer of stock (or other mechanism) which results in a change of control of Tenant (or such subtenant) were an assignment of this Lease (including, without limitation, and by way of example only, the transfer of a majority of the outstanding voting stock of a company, which company owns one hundred percent (100%) of a second tier company, which in turn owns fifty-one percent (51%) of the outstanding voting stock of a corporate tenant hereunder), except that the transfer of the outstanding capital stock of Tenant or any subtenant by persons or parties though the “over the counter market” or through any recognized stock exchange, (other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended) shall not be deemed an assignment of this Lease, and if Tenant (or such subtenant) is a partnership or joint venture or limited liability company (herein called a “LLC”), said provisions shall apply with respect to a direct or indirect transfer (by one or more transfers) of an interest in such partnership, joint venture or LLC (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such partnership, joint venture or LLC, or of a corporation, partnership, joint venture or LLC which controls such entity, as if such transfer of an interest in such partnership, joint venture or LLC (or other mechanism) which results in a change of control of such partnership, joint venture or LLC were an assignment of this Lease (including, without limitation, and by way of example only, the transfer of a majority of the interests in a partnership, which partnership owns one hundred percent (100%) of a second tier partnership, which in turn owns fifty-one percent (51%) of the interests in a partnership tenant hereunder), (ii) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15 and (iii) an extension or other material modification or amendment of a sublease shall be deemed a sublease. For purposes of this Section 15.1, the term “control” shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty percent (50%) of all the voting stock, and in case of a joint venture or partnership or similar entity, ownership or voting control, directly or indirectly, of at least fifty percent (50%) or all the general or other partnership (or similar) interests therein. Any agreement pursuant to which (A) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or a part of fixed annual rent or additional rent under this Lease, and/or (B) such third party undertakes or is granted any right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the demised premises, shall be deemed a transfer of this Lease and subject to the provisions of this Section 15.1. Notwithstanding anything to the contrary contained herein, the provisions of clause (a) of this Section 15.1 shall not apply to the contemplated transfer by PNC Bank of all of its interest in Tenant (currently owned by an indirectly wholly-owned bank subsidiary) to a non-bank, wholly-owned subsidiary of PNC Bank.

15.2. (a) The provisions of Section 15.1 hereof shall not apply to an assignment (or deemed assignment or assignment by operation of law) to any entity into or with which Tenant (or any permitted subtenant of Tenant) is merged or consolidated or to transactions with any entity to which substantially all of Tenant’s assets are transferred, provided that in any of such events (i) the successor to Tenant or assignee is a reputable entity of good character and has a net worth (as such term is hereinafter defined) at least equal to the net worth of Tenant as of the date that is ninety (90) days prior to such merger, consolidation or transfer, (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord not more than ten (10) days after the effective date of any such transaction, (iii) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed and acknowledged by Tenant, shall have been delivered to Landlord not more than ten (10) days after the effective date of any such transaction, (iv) an instrument in form and substance reasonably satisfactory to Landlord, duly executed and acknowledged by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed shall have been delivered to Landlord not more than ten (10) days after the effective date of any such transaction, and (v) such merger, consolidation or asset sale shall be for a good business purpose and not principally for the purpose of transferring this Lease. Furthermore, the provisions of Section 15.1 hereof shall not be deemed to prohibit the simultaneous occupancy of the demised premises by, or a subletting of all or a portion of the demised premises to, any entity which controls or is controlled by Tenant or is under common control with Tenant (herein called a “Tenant’s Affiliate”); provided, however that (A) Landlord shall be given prompt written notice of any such sublease or occupancy arrangement accompanied by reasonable evidence of such affiliate relationship, and (B) the cessation of such affiliate relationship while such sublease or occupancy is continuing shall be deemed a transaction to which all of the terms of this Article 15 shall apply. For purposes hereof, the term “net worth” shall mean the excess of total assets over total liabilities; total assets and total liabilities each being determined in accordance with generally accepted accounting principles consistently applied, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, trade names, licenses, patents, trademarks, copyrights and franchises. Landlord hereby acknowledges being informed by Tenant that as of the date hereof, PNC Bank meets the definition of a Tenant’s Affiliate with respect to Tenant.

(b) In addition, Tenant shall have the right, without Landlord’s prior written consent, to enter into one or more subleases with one or more Continuing-Former Relationship Affiliates totaling an aggregate of not more than ten thousand (10,000) rentable square feet, provided that any such sublease shall be for a good business purpose and not principally for the purpose of transferring this Lease. An entity shall be deemed to qualify as a “Continuing Relationship Former Affiliate” if, and only if, at the time that Tenant wishes to sublease a portion of the demised premises to such entity all of the following shall be true with respect to such entity:

(i) immediately prior to becoming a Continuing Relationship Former Affiliate, such entity was either (x) a Tenant’s Affiliate of the Named Tenant or (y) a division or component of the Named Tenant;

(ii) immediately prior to becoming a Continuing Relationship Former Affiliate, such entity was occupying (in its capacity as a Tenant’s Affiliate or a division or component of the Named Tenant) the portion of the demised premises which Tenant wishes to sublease to such entity;

(iii) such entity ceases to be a Tenant’s Affiliate or a division or component of the Named Tenant, and, from and after the time of the cessation of such affiliate relationship, has a business function or purpose which is significantly related, complimentary, and/or supplementary to the business of the Named Tenant conducted at the demised premises, and the occupancy of a portion of the demised premises by such Continuing Relationship Former Affiliate is beneficial to the business of the Named Tenant conducted at the demised premises;

(iv) Tenant notifies Landlord of its intention to sublease a portion of the demised premises to such entity within forty-five (45) days after such entity ceases to be a Tenant’s Affiliate or a division or component of the Named Tenant; and

(v) such sublease is signed and delivered by both Tenant and such entity within ninety (90) days after such entity ceases to be a Tenant’s Affiliate or a division or component of the Named Tenant.

Notwithstanding anything to the contrary contained herein:

(x) the provisions of this Lease granting rights and privileges to Tenant with respect to Continuing Relationship Former Affiliates shall be null and void and of no further force or effect from and after the date, if any, that either the Named

Tenant or a Tenant’s Affiliate of the Named Tenant ceases to be the Tenant under this Lease; and

(y) Tenant shall not have the right, without Landlord’s prior written consent, to sublease to a Continuing Relationship Former Affiliate any Offer Space prior to the second (2nd) anniversary of the date on which such Offer Space is added to the demised premises; it being the intent of the parties hereto that Tenant shall not have the right to lease Offer Space for the intended benefit of Continuing Relationship Former Affiliates.

15.3. Any assignment or transfer, whether made with Landlord’s consent as required by Section 15.1 or without Landlord’s consent pursuant to Section 15.2, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 15.1 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The assumption of obligations provided for in the immediately preceding sentence shall be made (i) effective as of the Commencement Date in connection with an assignment to a Tenant’s Affiliate or in connection with a merger, consolidation, reorganization, asset sale or any other assignment or transfer by operation of law or (ii) effective as of the effective date of such assignment in connection with an assignment to a third party that is not described in clause (i) of this sentence. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent and/or additional rent by Landlord from an assignee, transferee or any other party, Tenant shall remain fully liable for the payment of the fixed annual rent and additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

15.4. The joint and several liability of Tenant and any immediate or remote successor-in-interest of Tenant, and the due performance of this Lease on Tenant’s part, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee, by way of mortgage, or otherwise, of Landlord, extending the time of, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, which shall remain in full force and effect and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 15.4 of the tenant named in this Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required, Tenant and each of its successors in interest hereby expressly waives any such demand or notice.

15.5. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the demised premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the fixed annual rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 15.1 hereof, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 15. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

15.6. The listing of any name other than that of Tenant, whether on the doors of the demised premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the demised premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the demised premises or to the use or occupancy thereof by others.

15.7. Notwithstanding anything to the contrary contained in this Article 15, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the demised premises, Tenant shall give notice thereof to Landlord (herein called a “Marketing Notice”), which notice shall set forth (a) in the case of a proposed subletting, the area proposed to be sublet, and, in the case of a proposed assignment such notice shall set forth Tenant’s intention to assign this Lease, (b) the term of the proposed subletting including the proposed dates of the commencement and the expiration of the term of the proposed sublease or the effective date of the proposed assignment, as the case may be, and (c) the rents, work contributions, and all other material provisions that are proposed to be included in the transaction, and (d) such other information as Landlord may reasonably request. Except for any assignment or sublease which does not require Landlord’s consent pursuant to Section 15.2 hereof, such Marketing Notice shall be deemed an irrevocable offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the demised premises), (ii) have this Lease assigned to it or its designee or terminate this Lease (if the proposed transaction is an assignment or a sublease for all or substantially all of the balance of the term of this Lease with respect to all or substantially all of the demised premises or a sublease of a portion of the demised premises which, when aggregated with other subleases then in effect, covers all or substantially all of the demised premises for all or substantially all of the balance of the term of this Lease), or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the demised premises for all or substantially all of the balance of the term of this Lease). Said option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord and Landlord shall have received all other information required to be furnished to Landlord by Tenant pursuant to the provisions of this Article 15; and during such thirty (30) day period Tenant shall not assign this Lease or sublet such space to any person.

15.8. (a) If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the demised premises for all or substantially all of the balance of the term of this Lease, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed annual rent and additional rent shall be paid and apportioned to such date.

(b) If Landlord exercises its option to have this Lease assigned to it (or its designee) in the case where Tenant desires either to assign this Lease or to sublet all or substantially all of the demised premises for all or substantially all of the balance of the term of this Lease, then Tenant shall assign this Lease to Landlord (or Landlord’s designee) by an assignment in form and substance reasonably satisfactory to Landlord. Such assignment shall be effective on the date the proposed assignment was to be effective or the date the proposed sublease was to commence, as the case may be. Tenant shall not be entitled to consideration or payment from Landlord (or Landlord’s designee) in connection with any such assignment. If the proposed assignee or sublessee was to receive any consideration or concessions from Tenant in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord’s designee) on the date Tenant assigns this Lease to Landlord (or Landlord’s designee).

15.9. If Landlord exercises its option to terminate this Lease with respect to the space covered by Tenant’s proposed sublease in any case where Tenant desires to sublet part of the demised premises for all or substantially all of the balance of the term of this Lease, then (a) this Lease shall end and expire with respect to such part of the demised premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed annual rent, additional rent and The Percentage shall be adjusted, based upon the proportion that the rentable area of the demised premises remaining bears to the total rentable area of the demised premises; and (c) Tenant shall pay to Landlord, upon demand, as additional rent hereunder the costs incurred by Landlord in physically separating such part of the demised premises from the balance of the demised premises and in complying with any laws and requirements of any public authorities relating to such separation.

15.10. If Landlord exercises its option to sublet the demised premises or the portion(s) of the demised premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be at the rentals set forth in the Marketing Notice (provided, however, that the provisions of Section 15.14 hereof shall apply to any such payments with the same force and effect as if such payments were being made to Tenant by a sublessee in connection with a sublease consented to by Landlord and, to the extent, if any, that such payments constitute Sublease Profit, Landlord (or its designee) shall deduct from such payments an amount equal to fifty percent (50%) of the Sublease Profit in satisfaction of Tenant’s obligation with respect to payment of the corresponding amount of Sublease Profit due to Landlord pursuant to said Section 15.14 hereof), and shall be for the same term as that of the proposed subletting, and:

(a) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this section;

(b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this section;

(c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

(d) Such sublease shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal and, in connection with any sublease for less than substantially all of the remainder of the term of this Lease, shall surrender such sublet space to Tenant in a condition suitable for general office use, and Tenant shall not, in any event, be obligated to remove any alterations, decorations and installations made by Landlord or its designee or any subtenant or assignee thereof; and

(e) Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord’s uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant’s expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant’s expense, may make such alterations as may be required or reasonably deemed necessary by Landlord to physically separate the subleased space from the balance of the demised premises and to comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition and, in connection with any sublease for less than substantially all of the remainder of the term of this Lease, to surrender such sublet space to Tenant in a condition suitable for general office use. Performance by Landlord or its designee under such sublease shall be deemed performance by Tenant of a similar obligation under this Lease related to such space, and any default under any such sublease shall not give rise to a default under a similar obligation in this Lease, nor shall Tenant be liable for any default under this Lease or be deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant under such sublease or is occasioned by or arises from any act or omission of any occupant under or pursuant to any such sublease.

15.11. In the event Landlord does not exercise its options pursuant to Section 15.7 hereof to so sublet the demised premises or terminate (in whole or in part) or have assigned to it or its designee this Lease and providing that Tenant is not in default of any of Tenant’s obligations under this Lease after the giving of notice and the expiration of any applicable cure period, Landlord’s consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that:

(a) Tenant shall have complied with the provisions of Section 15.7 and Landlord shall not have exercised any of its options under said Section 15.7 within the time permitted therefor, and Tenant shall have delivered to Landlord within nine (9) months after the giving of the applicable Marketing Notice: (i) a duplicate original of the sublease or assignment instrument, (ii) all other documents to be executed in connection therewith, (iii) in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the demised premises and (iv) in connection with a proposed assignment of this Lease, current financial information with respect to the proposed assignee including, without limitation, its most recent financial report;

(b) In Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business and the demised premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, and (ii) will not violate any negative covenant as to use contained in any other lease of space in the Building (and Landlord shall advise Tenant of any such negative covenants in writing promptly after written request therefor by Tenant made in connection with a proposed subletting or assignment);

(c) The proposed assignee or subtenant is a reputable person or entity of good character and, with respect to a proposed assignee, with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(d) Provided that Landlord shall have space comparable in size then available, or to become available, for leasing in the Building, within nine (9) months from the effective date of the proposed assignment or subletting, as the case may be, neither (x) the proposed assignee or sublessee nor (y) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building or a party who actually dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the nine (9) months immediately preceding Tenant’s request for Landlord’s consent;

(e) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 15;

(f) The demised premises shall not be subdivided into more than four (4) separate units;

(g) Tenant shall, together with requesting Landlord’s consent hereunder, have paid Landlord a processing fee to review the requested consent equal to $2,500.00 (which amount shall be increased annually commencing with July 2005, determined by multiplying the amount for the immediately prior twelve (12) month period by the percentage increase in the CPI from the immediately preceding July to the CPI for July of the then-current year); and

(h) Tenant shall not have advertised the availability of the demised premises in an advertisement stating the name (as distinguished from the address) of the Building or the proposed rental.

15.12. (a) In the event that in connection with Tenant’s request for Landlord’s consent pursuant to Section 15.11 hereof, the proposed sublease or proposed assignment delivered to Landlord contains provisions which are “substantially different from” the terms set forth in the Marketing Notice delivered to Landlord pursuant to

Section 15.7 hereof, then in such event, Tenant’s request for consent pursuant to Section 15.11 hereof shall be deemed to be an irrevocable offer from Tenant to Landlord as to which Landlord shall have all of the options set forth in Section 15.7 hereof. The terms of a proposed sublet or proposed assignment shall be deemed “substantially different from” the terms set forth in the Marketing Notice delivered to Landlord pursuant to Section 15.7 hereof if the economic terms of such proposed sublet or assignment on an aggregate basis differ by more than five (5%) percent from the terms contained in the Marketing Notice delivered to Landlord pursuant to Section 15.7 hereof.

(b) In the event that Landlord fails to exercise any of its options under Section 15.7 hereof, and Tenant fails to request Landlord’s consent to an assignment or sublease on the terms and conditions set forth in the notice delivered to Landlord pursuant to Section 15.7 hereof within six (6) months from the date of Landlord’s response to such notice; then, Tenant shall again comply with all of the provisions and conditions of Section 15.7 hereof before assigning this Lease or subletting all or part of the demised premises.

15.13. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

(a) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the expiration date of this Lease.

(b) No sublease shall be valid, and no subtenant shall take possession of the demised premises or any part thereof, until an executed counterpart of such sublease (and all ancillary documents executed in connection with, with respect to or modifying such sublease) has been delivered to Landlord.

(c) Each sublease shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month’s rent, (iv) bound by any covenant of Tenant to undertake or complete any construction of the demised premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Landlord to the credit of Tenant or (viii) required to remove any person occupying the demised premises or any part thereof.

(d) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, except in compliance with all of the terms of provisions of this Article 15, and all provisions of this Article 15 shall apply to any such further assignment or subletting, including, without limitation, Section 15.11 hereof, except that in the case of a subletting by Tenant and a further subletting by the subtenant, Section 15.14 shall be deemed amended to provide that Landlord shall be entitled to receive 50% of any subletting profit received by such subtenant only to the extent that Landlord would have been entitled to such profit if such further subletting was a direct sublease by Tenant (e.g., if and to the extent that the sub-subrents, after deducting Tenant’s Costs, exceed the rents payable by Tenant under this Lease on a per rentable square foot basis).

15.14. (a) If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent an amount equal to fifty (50%) percent of any Assignment Profit or Sublease Profit, as the case may be.

(b) For purposes of this Section 15.14, the term “Assignment Profit” shall mean an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale thereof, the net unamortized cost thereof determined on the basis of Tenant’s federal income tax returns and, in the case of the rental thereof, the fair rental value thereof), after deducting therefrom the amount of “Tenant’s Costs”, as hereinafter defined.

(c) For purposes of this Section 15.14, the term “Sublease Profit” shall mean in any year of the term of this Lease (i) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during such year of the term of this Lease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, and (ii) all sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the net unamortized cost thereof determined on the basis of Tenant’s federal income tax returns and, in the case of the rental thereof, the fair rental value thereof, which net unamortized amount shall be deducted from the sums paid in connection with such sale in equal monthly installments over the balance of the term of the sublease (each such monthly deduction to be in an amount equal to the quotient of the net unamortized amount, divided by the number of months remaining in the term of this Lease) after deducting therefrom the amount of Tenant’s Costs.

(d) The sums payable under this Section 15.14 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

(e) For purposes of this Section 15.14, the term “Tenant’s Cost” shall mean the reasonable expenses actually incurred by Tenant in connection with the assignment and subletting in question for sales, gains and transfer taxes, brokerage commissions, advertising expenses, attorneys’ fees and disbursements, any commercially reasonable rent credit or concession or work allowance and any tenant work performed by Tenant at its expense in connection with such assignment or subletting based on bills, receipts or other evidence of such costs reasonably satisfactory to Landlord.

15.15. Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article 15, each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, but subject to the provisions of Section 15.10(d) and (e) hereof to the extent applicable, Tenant shall and will remain fully liable for the payment of the fixed annual rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the demised premises by Tenant or any person claiming through or under Tenant (except as provided in Section 15.10 hereof) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 15.7 hereof, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

15.16. Landlord shall, within fifteen (15) days after Tenant’s request, accompanied by an executed counterpart of an Eligible Sublease (as hereinafter defined), deliver to Tenant and the subtenant under an Eligible Sublease (herein called an “Eligible Subtenant”) a Non-Disturbance Agreement substantially in the form annexed hereto as Exhibit H (herein called a “Landlord’s Non-Disturbance Agreement”). Following the Eligible Subtenant’s and Tenant’s execution and delivery of the Landlord’s Non-Disturbance Agreement, Landlord shall, within thirty (30) days, execute and deliver a counterpart thereof to the Eligible Subtenant. For purposes hereof, the term “Eligible Sublease” shall mean a direct sublease:

(1) between Tenant and a subtenant which is not a Tenant’s Affiliate or a Continuing Relationship Former Affiliate, and, as of the date of execution of the Eligible Sublease, has a net worth, computed in accordance with generally accepted accounting principles consistently applied, equal to or greater than the product of (X) the annual Fixed Rent then payable by Tenant on account of the portion of the demised premises demised under the Eligible Sublease, and (Y) twenty (20), and Landlord has been provided with proof thereof reasonably satisfactory to Landlord,

(2) that has been consented to by Landlord pursuant to the provisions of and which meets all of the applicable requirements of this Article 15 (including, without limitation, the provisions of Section 15.13 hereof),

(3) demising only full floors (but not less than one (1) full floor of the demised premises) with an initial sublease term (i.e., not including any renewals) of not less than five (5) years, which sublease term is for the remainder of the term of this Lease (less one day),

(4) demising the highest or lowest full floor of the demised premises, or if one or more Eligible Subleases is in effect, demising the next contiguous full floor above or below the highest or lowest full floor subject to an Eligible Sublease then in effect; and

(5) providing for a rental rate, on a per rentable square foot basis (including fixed annual rent and additional rent on account of real estate taxes, Expenses and electricity) which (after taking into account all rent concessions provided for therein) is equal to or in excess of the fixed annual rent and additional rent pursuant to Articles 4, 5 and 7 of this Lease for the term of the Sublease (hereinafter called the “Lease Rent”) or, in the alternative, provides for a rental rate that is less than the Lease Rent, but will automatically increase to the Lease Rent from and after the attornment of the sublessee to Landlord pursuant to the Landlord’s Non-Disturbance Agreement.

ARTICLE 16

ACCESS TO DEMISED PREMISES; CHANGES

16.1. Tenant shall permit Landlord and persons authorized by Landlord to install, erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are (i) concealed behind walls and ceilings of the demised premises or (ii) if such concealment is not feasible, the same shall be enclosed and “boxed in” along the surface of the walls, floors or ceilings, in as unobtrusive a manner as shall be reasonably practicable, and, in any case, are installed by such methods and at such locations as will not materially interfere with or impair Tenant’s layout or use of the demised premises. If the usable area of the demised premises shall be permanently reduced, beyond a de minimis amount, as a result of an alteration, addition or improvement (individually or collectively, a “Change”) permitted to be made by

Landlord pursuant to this Section 16.1, then (subject to the provisions of the immediately following sentence) the fixed annual rent and The Percentage shall be proportionately reduced. Notwithstanding the foregoing, there shall be no reduction of fixed annual rent or The Percentage if: (i) such reduction shall be de minimis (i.e., less than 50 square feet in the aggregate on any one floor of the demised premises) or (ii) such Change shall have been made by reason of any Legal Requirement or in connection with or as a result of an emergency or a Tenant’s Alteration, or in response to a request by Tenant. Landlord or its agents or designees shall have the right, but only upon reasonable advance notice made to Tenant or any authorized employee of Tenant at the demised premises, except in cases of emergency, to enter the demised premises at reasonable times during business hours, (a) for the making of such repairs, alterations, additions and improvements as Landlord may deem necessary in or to the demised premises and/or in or to the Building or its facilities and equipment or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building, (b) subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord’s interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on Landlord’s interest in the property, its agents or designees and (c) to read any utility meters located therein. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs, alterations, additions and/or improvement above mentioned as the same is required for such purpose without any liability to Tenant and without any reduction of Tenant’s covenants and obligations under this Lease and without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate, except as otherwise expressly provided in this Lease, while said repairs, alterations, additions and/or improvements are being made, by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Wherever Landlord is required or permitted access into the demised premises under this Article 16 after reasonable notice, Landlord’s entry shall be at reasonable intervals, except in cases of emergency. Anything to the contrary in this Lease notwithstanding, neither Landlord, nor any employee, agent or contractor of Landlord, shall enter the demised premises pursuant to this Article 16 without prior notification (which may be telephonic notification or other non-written notification) to Tenant, except in the case of an emergency, in which case Landlord shall use reasonable efforts to provide prior notification but shall be permitted access even if no notification is given. Tenant shall have the right to have a representative of Tenant present during any such entry into the demised premises by Landlord, except in the case of an emergency, provided Tenant furnishes such representative promptly. Tenant shall, at all times, furnish Landlord the home telephone numbers of up to three (3) employees of Tenant who may be contacted when the demised premises are unattended. Landlord shall use reasonable efforts to avoid disruption of Tenant’s business during any such entry upon the demised premises by Landlord. If there is a conflict between the provisions of this Section 16.1 and any other provision in this Lease, the provisions of this Section 16.1 shall control.

16.2. Landlord reserves the right, at any time, without it being deemed a constructive eviction and without incurring any liability to Tenant therefor, or affecting or reducing any of Tenant’s covenants and obligations hereunder, to make or permit to be made such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable, and to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building. Landlord agrees that any changes, alterations, additions or improvements performed pursuant to this Section 16.2 shall not, either during performance thereof or when completed, unreasonably interfere with the access to or use of the demised premises by Tenant, diminish (except to the extent, if any, required during the performance thereof) any services to be provided by Landlord hereunder or cause the Building to be other than a first-class office building.

16.3. Intentionally Omitted.

16.4. Landlord may, during the eighteen (18) months prior to expiration of the term of this Lease, exhibit the demised premises to prospective tenants.

16.5. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property) and without in any manner affecting the obligations and covenants of this Lease.

16.6. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the demised premises, all of the Building, including, without limitation, exterior and atrium Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the demised premises, and any space in or adjacent to the demised premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the demised premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord and persons authorized by Landlord.

ARTICLE 17

CERTIFICATE OF OCCUPANCY

17.1. Tenant shall not at any time use or occupy the demised premises or the Building, or suffer or permit anyone to use or occupy the demised premises, or do anything in the demised premises or the Building, or suffer or permit anything to be done in, brought into or kept on the demised premises, which in any manner violates the Certificate of Occupancy for the demised premises or for the Building.

ARTICLE 18

BANKRUPTCY

18.1. Subject to the provisions of Section 18.3 hereof, if at any time prior to the Commencement Date there shall be filed by or against Tenant, or any guarantor of Tenant’s obligations under this Lease, in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or a trustee of all or a portion of Tenant’s property, or such guarantor’s property, or if Tenant, or such guarantor, makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, this Lease shall ipso facto be canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the demised premises and Landlord, in addition to the other rights and remedies given by Section 18.4 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any fixed annual rent, additional rent, security deposit or monies received by it from Tenant or others in behalf of Tenant.

18.2. Subject to the provisions of Section 18.3 hereof, if at the Commencement Date or if at any time during the term hereby demised there shall be filed by or against Tenant, or any guarantor of Tenant’s obligations under this Lease, in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or such guarantor’s property, or if Tenant, or such guarantor, makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, Landlord may, at Landlord’s option, serve upon Tenant or any such trustee, receiver, or assignee, a notice in writing stating that this Lease and the term hereby granted shall cease and expire on the date specified in said notice, which date shall be not less than ten (10) days after the serving of said notice, and this Lease and the term hereof shall then expire on the date so specified as if that date had originally been fixed in this Lease as the expiration date of the term herein granted. Thereupon, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the demised premises but shall forthwith quit and surrender the demised premises, and Landlord, in addition to the other rights and remedies given by Section 18.4 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any fixed annual rent, additional rent, security deposit or monies received by it from Tenant or others in behalf of Tenant.

18.3. In the event that during the periods set forth in Sections 18.1 and 18.2 hereof there shall be instituted against Tenant, or any guarantor of Tenant’s obligations under this Lease, an involuntary proceeding for bankruptcy, insolvency, reorganization or any other relief described in Section 18.1 and/or 18.2 hereof, Tenant shall have ninety (90) days in which to vacate or stay the same before this Lease shall terminate or before Landlord shall have any right to terminate this Lease, provided the fixed annual rent and additional rent then in arrears, if any, are paid within fifteen (15) days after the institution of such proceeding, and further provided that the fixed annual rent and additional rent which shall thereafter become due and payable are paid when due, and Tenant shall not otherwise be in default in the performance of the terms and covenants of this Lease.

18.4. In the event of the termination of this Lease pursuant to Sections 18.1, 18.2 or 18.3 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the demised premises for the same period, if lower than the rent reserved at the time of termination. If the demised premises or any part thereof be re-let by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be prima facie the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

18.5. (a) If Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this Lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all fixed annual rent and additional rent then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the demised premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same fixed annual rent and additional rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this Lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this Lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all additional rent which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Landlord’s request to do so, then in addition to all other rights and remedies by reason of such default, under this Lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

(b) If pursuant to the Bankruptcy Code Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 15 hereof (or if this Lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (a) of the source of payment of rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year’s fixed annual rent then reserved hereunder plus an amount equal to all additional rent payable under Articles 4 and 5 hereof for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed) and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the fixed annual rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid and (b) that the use of the demised premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under the Bankruptcy Code, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the demised premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (b) any portion of such consideration reasonably designed by the assignee as paid for the purchase of Tenant’s Property in the demised premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. If Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in- possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

ARTICLE 19

DEFAULT

19.1. If

(a) Tenant shall default in the payment of the fixed annual rent reserved herein or any item of additional rent herein provided or any other payment herein provided, then upon Landlord serving a written five (5) days’ notice upon Tenant specifying the nature of said default and upon expiration of said five (5) day period, if Tenant shall have failed to remedy such default within such five (5) day period, or

(b) Tenant defaults in fulfilling any of the obligations under this Lease, other than the payment of fixed annual rent or additional rent (for default of which clause (a) of this Section 19.1 is applicable), then upon Landlord serving a written twenty (20) days’ notice upon Tenant specifying the nature of said default and upon the expiration of said twenty (20) days, if Tenant shall have failed to comply with or remedy such default, or if said default shall be of such a nature that the same cannot with due diligence be completely cured within said twenty (20) day period and the continuance of which for the period required for cure will not (i) subject Landlord or any Superior Lessor or any Superior Mortgagee to prosecution for a crime or any other fine or charge, (ii) subject the demised premises or any part thereof or the Building or Land, or any part thereof, to being condemned or vacated, (iii) subject the Building or Land, or any part thereof, to any lien or encumbrance which is not removed or bonded within the time period required under this Lease, or (iv) result in the termination of any Superior Lease or foreclosure of any Superior Mortgage, Tenant shall not (A) within said twenty (20) day period advise Landlord of Tenant’s intention to take all steps reasonably necessary to remedy said default, (B) duly commence within said twenty (20) day period, and thereafter diligently and in good faith prosecute to completion all steps reasonably necessary to remedy said default as soon as practicable and (C) complete such remedy within a reasonable time after the date of said notice of Landlord, or

(c) any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 15 hereof, then Landlord may serve a written five (5) days’ notice of termination of this Lease upon Tenant, and, upon the expiration of said five (5) days, this Lease and the term hereunder shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term hereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.

19.2. If Tenant shall default in the payment of any fixed annual rent or additional rent, and such default shall continue for ten (10) days after written notice thereof has been given to Tenant, or if this Lease shall terminate as provided in Section 19.1 hereof, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the demised premises. The word “reenter,” as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Section 19.1 hereof, or if Landlord shall reenter the demised premises under the provisions of this Section 19.2, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 20 hereof.

19.3. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

19.4. If this Lease shall terminate under the provisions of Section 19.1 hereof, or if Landlord shall reenter the demised premises under the provisions of Section 19.2 hereof, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or reentry or, at Landlord’s option, against any damages payable by Tenant under Article 20 hereof or pursuant to law.

19.5. Notwithstanding any expiration or termination prior to the Lease expiration date as set forth in this Article 19, Tenant’s obligation to pay any and all fixed annual rent and additional rent under this Lease shall continue to and cover all periods up to the date provided in this Lease for the expiration of the term hereof.

ARTICLE 20

REMEDIES OF LANDLORD; WAIVER OF REDEMPTION

20.1. If this Lease is terminated under the provisions of Article 19 hereof, or if Landlord shall reenter the demised premises under the provisions of Article 19 hereof, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, (a) the fixed annual rent and additional rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, reasonable attorneys’ fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for rental; (b) Landlord may re-let the demised premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and (c) Tenant shall also pay Landlord as damages for the failure of Tenant to observe and perform said Tenant’s obligations herein contained either:

(i) a sum which, at the time of such expiration or re-entry, or at the time Landlord ceases to collect the amounts provided for in subsection (ii) below, as the case may be, represents the then value (assuming a discount at a rate per annum equal to the interest rate then applicable to 7-year Federal Treasury Bonds) of the excess of the aggregate of the fixed annual rent and additional rent Under Articles 4 and 5 hereof (conclusively presuming the average monthly additional rent under Articles 4 and 5 hereof to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) which would have been payable by Tenant for the period commencing with such expiration or re-entry, as the case may be, and ending on the scheduled expiration date of the term of this Lease, over the aggregate fair market rental value of the demised premises for the same period (which sum is sometimes herein called “the lump sum payment“); or

(ii) sums equal to any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this Lease, payable in monthly installments by Tenant on the rent days specified in this Lease and any suit or proceeding brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding or to thereafter initiate a proceeding to collect the lump sum payment.

In computing the damages payable under clause (i) or clause (ii) of the immediately preceding sentence, there shall be added to the lump sum payment or deficiency, as the case may be, such expenses as Landlord may incur or pay in connection with terminating this Lease or re-entering the demised premises and in securing possession thereof, including, without limitation, reasonable attorneys’ fees and disbursements, brokerage, and for keeping the demised premises in good order or for preparing the same for re-letting.

In no event shall Tenant be entitled to receive the excess, if any, of any rentals from re-letting over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Article 20 to a credit in respect of rentals from re-letting except to the extent that such rentals are actually received by Landlord. No such re-letting shall constitute or be deemed to constitute a surrender or the acceptance of a surrender. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the demised premises or any part thereof, or if the demised premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease.

Landlord, at Landlord’s option, may make such alterations, repairs, replacements and/or decorations in the demised premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

20.2. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

20.3. If Tenant is in arrears in payment of fixed annual rent or additional rent, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

20.4. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 19 hereof, or had Landlord not reentered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or reentry on the demised premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 20.1 hereof.

20.5. In addition, if this Lease is terminated under the provisions of Article 19 hereof, or if Landlord shall, reenter the demised premises under the provisions of Article 19 hereof, Tenant agrees that:

(a) the demised premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

(b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Alterations or for restoring or rebuilding the demised premises or the Building, or any part thereof; and

(c) for the breach of any covenant of Tenant set forth above in this Section 20.4, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

20.6. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under Article 19 hereof, if any fixed annual rent, additional rent or damages payable hereunder by Tenant to Landlord are not paid within five (5) days after the due date thereof, the same shall bear interest at the rate of one and one-half (1½%) percent per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be additional rent hereunder. Notwithstanding anything to the contrary set forth in the immediately preceding sentence, interest shall not be payable by Tenant with respect to late payments by Tenant until the first time that Landlord shall have given notice to Tenant of a late payment (it being understood and agreed that a bill or statement that includes a specific reference to a past due amount shall satisfy such notice requirement) and Tenant shall have failed to make such payment within five (5) days after the giving of such notice by Landlord. Thereafter, notice by Landlord shall not be a prerequisite to Tenant’s obligation to pay interest as set forth in the first sentence of this Section 20.6 until Tenant shall have made all payments due under this Lease within five (5) days after the due date therefor for a period of twelve (12) consecutive months, following which, the provisions of the immediately preceding sentence and this sentence shall again apply. For the purposes of this Section 20.5, a rent bill sent by first class mail, to the address to which notices are to be given under this Lease, shall be deemed a proper demand for the payment of the amounts set forth therein (but nothing contained herein shall be deemed to require Landlord to send any rent bill or otherwise make any demand for the payment of rent except in those cases, if any, explicitly provided for in this Lease).

20.7. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

ARTICLE 21

CURING TENANT’S DEFAULTS; FEES AND EXPENSES

21.1. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period, if any, for curing such default shall have expired.

21.2. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed annual rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the demised premises after default by Tenant or upon the expiration or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Section 21.2 and/or Section 21.1 hereof (at the Interest Rate or the maximum rate permitted by law, whichever is less) may be sent by Landlord to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable as additional rent in accordance with the terms of such bills.

ARTICLE 22

NO REPRESENTATIONS BY LANDLORD

22.1. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

ARTICLE 23

END OF TERM

23.1. Upon the expiration or other termination of the term of this Lease, or upon any re-entry by Landlord upon the demised premises, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition and repair, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

23.2. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and each Superior Lessor and Superior Mortgagee whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent.

23.3. (a) In the event this Lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration or early termination of the term of this Lease, and if Landlord shall then not proceed to remove Tenant from the demised premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the demised premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant’s occupancy of the demised premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration or early termination of the term, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay on the first day of each month of the holdover period as fixed annual rent, an amount equal to one and one-half (1 ½) times one-twelfth of the higher of (i) the fixed annual rent and additional rent payable by Tenant during the twelve (12) months preceding the expiration of the term of this Lease (annualized in the case of an early termination occurring less than 12 months after the Commencement Date and, in any event, without giving effect to any abatement or offset against such rents) or (ii) an amount equal to the then market rental value for the demised premises as shall be established by Landlord giving notice to Tenant of Landlord’s good faith estimate of such market rental value. Tenant may dispute such market rental value for the demised premises as estimated by Landlord by giving notice to Landlord within but in no event after twenty (20) days after the giving of Landlord’s notice to Tenant (as to the giving of which notice to Landlord, time shall be deemed of the essence). Enclosed with such notice, Tenant shall be required to furnish to Landlord the written opinion of a reputable New York licensed real estate broker having leasing experience in the Borough of Manhattan for a period of not less than ten (10) years, setting forth said broker’s good faith opinion of the market rental value of the demised premises. If Tenant and Landlord are unable to resolve any such dispute as to the market rental value for the demised premises then an independent arbitrator who shall be a real estate broker of similar qualifications and shall be selected from a listing of not less than three (3) brokers furnished by the AAA (or any successor thereto) to Tenant and Landlord (at the request of either Landlord or Tenant). If Landlord and Tenant are unable to agree upon the selection of the individual arbitrator from such listing, then the first arbitrator so listed by the AAA (or any successor thereto) shall be conclusively presumed to have been selected by both Landlord and Tenant and the decision of such arbitrator shall be conclusive and binding upon the parties as to the market rental value for the demised premises. Pending the determination of the market rental value of the demised premises upon the expiration of the term of this Lease, Tenant shall pay to Landlord as fixed annual rent an amount computed in accordance with clauses (i) or (ii) of this Section 23.3(a) (as Landlord shall then elect), and upon determination of the market rental value of the demised premises in accordance with the preceding provisions hereof appropriate adjustments and payments shall be effected. Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the demised premises during the holdover period. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the demised premises as a holdover, the fixed annual rent for the use and occupancy of the demised premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover as provided in Section 23.3(c) hereof.

(b) Notwithstanding anything to the contrary contained in this Lease, the acceptance of any rent paid by Tenant pursuant to Section 23.3(a) hereof shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 223-c of the Real Property Law of the State of New York.

(c) If Tenant shall hold-over or remain in possession of any portion of the demised premises beyond the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any new leases or lost opportunities by Landlord to re-let the demised premises (or any part thereof) in accordance with and subject to the following provisions of this Section 23.3(c). In the event that:

(i) Landlord shall enter into one or more leases for all or any portion of the demised premises which either (A) is for a term that is scheduled to commence within six (6) months after the Expiration Date of this Lease or (B) is for a term that is scheduled to commence within twelve (12) months after the Expiration Date of this Lease and which requires Landlord to perform any demolition, tenant improvement work or any other work as a precondition to the commencement of such term (any such lease is herein called a “Qualifying Lease”), and

(ii) Landlord shall give Tenant written notice thereof (herein called a “Qualifying Lease Notice”), which Qualifying Lease Notice may be given at any time prior to or following the Expiration Date and shall describe the premises leased pursuant to such Qualifying Lease, and

(iii) Tenant shall hold-over or remain in possession of any portion of the demised premises beyond the date which is thirty (30) days following the later of (A) the Expiration Date or (B) the date on which Landlord shall have given such Qualifying Lease Notice to Tenant, then, in such event, Tenant shall be subject to all damages arising out of any new leases or lost opportunities by Landlord to re-let all or any part of the demised premises covered by a Qualifying Lease Notice given at least thirty (30) days prior to the date on which Landlord incurs such damages, including without limitation any such damages in connection with Landlord’s inability to deliver the premises leased pursuant to such Qualifying Lease to the tenant under such Qualifying Lease. All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

ARTICLE 24

QUIET ENJOYMENT

24.1. Landlord covenants and agrees that subject to the terms and provisions of this Lease and to Superior Leases and Superior Mortgages, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant’s rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the building project and only so long as such interest shall continue, and thereafter Landlord shall be relieved of all liability hereunder thereafter arising and this covenant shall be binding only upon subsequent successors in interest of Landlord’s interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

ARTICLE 25

DEFINITIONS

25.1. For the purposes of this Lease, the following terms have the meanings indicated:

(a) The term “and/or” when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

(b) The term “business days” as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts. The term “business hours” as used in this Lease shall mean the hours of 8:00 a.m. to 6:00 p.m. on business days.

(c) The terms “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular article or section, unless expressly so stated.

(d) The term “CPI” shall mean the Consumer Price Index for All Urban Consumers (“CPI-AUC”), New York, New York-Northeastern New Jersey, All Items (1982-1984=100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that CPI-AUC ceases to use a 1982-84 base rate of 100 as the basis of calculation, then the CPI-AUC shall be adjusted to the figure that would have been arrived at had the manner of computing the CPI-AUC in effect at the date of this Lease not been altered. If CPI-AUC is not available or may not lawfully be used for the purposes herein stated, the term “Consumer Price Index” shall mean (i) a successor or substitute index to CPI-AUC, appropriately adjusted; or (ii) if such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable governmental or other non-partisan publication, selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), evaluating the information theretofore used in determining CPI-AUC.

(e) The term “Interest Rate,” when used in this Lease, shall mean an interest rate equal to two percent (2%) above the so-called annual “Base Rate” of interest established and approved by Citibank, N.A., New York, New York, or its successor, from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

(f) The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to the Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to the Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

(g) The terms “Landlord shall have no liability to Tenant” or “the same shall be without liability to Landlord” or “without incurring any liability to Tenant therefor”, or words of similar import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the demised premises.

(h) The term “laws and requirements of any public authorities” and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments including, without limitation, The Americans with Disabilities Act of 1990, as amended, and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the demised premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

(i) The term “Legal Requirements” and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the demised premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

(j) The term “mortgage” shall include a mortgage and/or a deed of trust, and the term “holder of a mortgage” or “mortgagee” or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

(k) The term “person” shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

(l) The term “requirements of insurance bodies” and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the demised premises, whether now or hereafter in force.

(m) The term “Tenant” shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant’s estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

ARTICLE 26

ADJACENT EXCAVATION — SHORING

26.1. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

ARTICLE 27

RULES AND REGULATIONS

27.1. Tenant and Tenant’s servants, employees and agents shall comply in all material respects with the Rules and Regulations set forth in Exhibit E attached hereto and made part hereof entitled “Rules and Regulations” and such other and further reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional rules and regulations shall be given to Tenant.

Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord agrees not to enforce any Rules and Regulations in a manner discriminatory to Tenant.

Landlord shall not unreasonably condition, delay or withhold from Tenant any approval provided for in the rules and regulations and shall exercise its judgment in good faith.

ARTICLE 28

NO WAIVER

28.1. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the demised premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this

Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

28.2. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE 29

WAIVER OF TRIAL BY JURY

29.1. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that if Landlord commences any action or proceeding to recover rent or recover possession of the demised premises, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding (other than compulsory counterclaims). The provisions of this Article 29 shall survive any expiration or sooner termination of this Lease.

ARTICLE 30

INABILITY TO PERFORM

30.1. If, by reason of (a) strike, (b) labor troubles, (c) governmental pre-emption in connection with a national emergency, (d) any rule, order or regulation of any governmental agency, (e) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or (f) any cause beyond Landlord’s reasonable control (the foregoing circumstances described in this Section 30.1 being herein called “Force Majeure Causes”), Landlord shall be unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant’s obligations hereunder, including, without limitation, the payment of rent hereunder, shall in no wise be affected, impaired or excused nor shall Landlord have any liability whatever to Tenant, nor shall the same be deemed constructive eviction.

ARTICLE 31

NOTICES

31.1. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this Lease or pursuant to any applicable law or requirement of public authority (collectively, “notices”) shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed as follows:

If to Landlord:

c/o Fisher Brothers

299 Park Avenue

New York, New York 10171

Attention: Mr. Kenneth Fisher, Partner

with copies to:

c/o Fisher Brothers

299 Park Avenue

New York, New York 10171

Attention: General Counsel

and

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attention: Martin L. Edelman, Esq.

and if to Tenant as follows:

BlackRock, Inc.

40 East 52nd Street

New York, New York 10022

Attention: Legal and Compliance Department

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Richard R. Kalikow, Esq.

and shall be deemed to have been given, rendered or made (i) if mailed, on the second business day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first business day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Notwithstanding the foregoing, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building, notices may be hand delivered to Tenant at the demised premises, provided that the same notice is also sent in the manner set forth above.

31.2. Notices hereunder from Landlord may be given by Landlord’s managing agent, if one exists, or by Landlord’s attorney. Notices hereunder from Tenant may be given by Tenant’s attorney.

31.3. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, such service to be effected as provided in Section 31.1 or 31.2 hereof.

ARTICLE 32

SERVICES

32.1. Landlord will provide after the term of this Lease shall have commenced, provided Tenant shall have taken occupancy of the demised premises, the following services to the demised premises in the manner hereinafter more particularly set forth: (a) heat, ventilation and air conditioning; (b) elevator service; (c) domestic hot and cold water; and (d) cleaning, provided however that Landlord shall not be required to provide passenger elevator service or cleaning to the demised premises until Tenant shall have taken occupancy of the demised premises for business purposes (including without limitation for purposes of the testing or operation of its computers), and provided further that such heat, ventilation and air-conditioning service shall not be required to comply with the HVAC Specifications until Tenant has completed the installation of the distribution systems required therefor.

32.2. (a) Landlord shall, through the air conditioning system of the Building, furnish air conditioning, ventilation and heating (collectively, “HVAC”) to the demised premises, on an all-year-round basis, during such hours on business days as Landlord shall from time to time determine, by notice to Tenant, to be the regular hours of operation of such systems. Such regular hours of operation shall at least include the hours from 7:30 A.M. to 7:00 P.M. on business days and on Saturdays between the hours of 8:00 A.M. and 1:00 P.M. (collectively, the “HVAC Regular Hours of Operation”). Subject to the applicable provisions of this Lease and provided Tenant shall comply with applicable Building Rules and Regulations, the HVAC system shall be capable of maintaining interior conditions of (i) 74 degrees (± 1 degree) Fahrenheit year round at four (4) watts demand load per useable square foot of equipment load only (exclusive of solar or transmission load) based on an occupancy of one (1) person per 100 useable square feet when the outdoor ambient temperature is 92 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb and (ii) 72 degrees Fahrenheit or higher when the ambient temperature is 10 degrees Fahrenheit (the “HVAC Specifications”). Additionally, the HVAC system shall be capable of delivering outside air at a quantity not less than 20 cfm per person based on one (1) person per 100 useable square feet. Landlord will maintain, repair and replace the HVAC system (including all perimeter radiation units in the demised premises installed by Landlord) in a manner befitting a First Class Office Building and will use all reasonable care (including replacement of components thereof) to keep the same in proper and efficient operating condition; and Landlord will not be responsible for the failure of the HVAC system to meet the requirements hereinbefore specified if such failure results from the occupancy of the demised premises with more than an average of one (1) person for each 100 usable square feet and if Tenant installs and operates lighting, machines and appliances the total demand electrical load of which exceeds the building standard of four (4) watts per useable square foot. Landlord acknowledges that for systems employing a variable air-volume concept, Tenant’s demand load airflow volume on certain portions of any full floor of the demised premises may exceed the airflow volume available from the base building supply air system on a proportional basis in relation to the total airflow volume available from the base building supply air system for such full floor, but in no event will Tenant’s demand load airflow volume for any full floor of the demised premises exceed the airflow volume available from the base building supply air system for such full floor. Tenant agrees that any such floor-by-floor diversity of connected airflow volume will not exceed 120%. Landlord, at Tenant’s sole cost and expense, may elect to install a damper or other duct-mounted devices to limit the available airflow noted above to ensure that Tenant does not consume more than any full floor’s available capacity from the base building system. Supply air flow at each shaft takeoff on each floor of the demised premises shall be at a rate of not less than 12,000 cfm per floor in the north supply air riser, and 11,200 cfm per floor in the south supply air riser, at a temperature no greater than 58 degrees F (measured at the takeoffs) with residual static pressure of not less than 1.25 inches (measured downstream of the floor shutoff/isolation dampers when conditioned air is being provided to all floors of the Building) all as required to support full pressure independent Variable Air Volume distribution: provided, however, that when the base building chiller plant is not in operation, Landlord may supply air warmer than the aforesaid temperature, provided that Landlord operates the system so as to provide required cooling in accordance with good operation practices.

(b) Tenant agrees to keep and cause to be kept closed all the windows in and the doors to the demised premises at all times, and Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said air conditioning systems.

(c) Tenant acknowledges it has been advised that the Building has sealed windows and that, therefore, the air in the demised premises can become stale and even unbreatheable when the ventilating, air-conditioning, and heating system is not operating. Tenant agrees that Landlord shall not be obligated to operate such ventilating, air-conditioning, and heating system after or before business hours, except after prior written notice from and payment by Tenant as hereinafter specified. Tenant agrees that Landlord’s failure to operate such system in the absence of such notice and payment shall not be deemed a partial or other eviction, or disturbance of Tenant’s use, enjoyment, or possession of the demised premises, and shall not render Landlord liable for damages, by abatement of rent or otherwise, and Tenant shall not be relieved from any obligation under this Lease.

(d) Landlord will provide Tenant with HVAC, for one or more floors of the demised premises as requested by Tenant, at times other than the HVAC Regular Hours of Operation, at the rate hereinafter described for after-hours service, payable by Tenant as additional rent thirty (30) days after being billed, provided that Tenant shall give written notice prior to 4:00 P.M. in the case of after-hours service on business days and prior to 4:00 P.M. on Fridays in the case of after-hours service on Saturdays and Sundays (or 4:00 P.M. on the preceding business day, in the case of holidays). Landlord shall have the right, from time to time, to set minimum blocks of time for which such after-hours service must be reserved, in a manner consistent with comparable buildings in midtown Manhattan; provided, however, that: (i) on business days and Saturdays which are not holidays, such minimum blocks shall not exceed one (1) hour if after-hours service is required for time periods ending immediately before HVAC Regular Hours of Operation commence or immediately after HVAC Regular Hours of Operation end, and (ii) at other times, Landlord shall use commercially reasonable efforts to prevent such minimum blocks from being set in an amount greater than four (4) hours. The rate for such after-hours is $181.56 per hour per floor for a single floor and $107.00 per hour per floor for two or more floors (which hourly rates shall be increased annually commencing with calendar year 2005, determined by multiplying the rate for the immediately prior calendar year by the percentage increase in the CPI for the month of December preceding the current calendar year over the CPI for the month of December preceding the immediately preceding calendar year).

(e) Landlord shall provide Tenant with, and Tenant agrees to purchase from Landlord, up to one hundred twenty-five (125) tons of condenser water for the supplemental air conditioning needs of Tenant as indicated on Tenant’s heating, ventilation and air conditioning plans for Tenant’s initial occupancy of the demised premises, at the current rates of $600.00 per ton per annum (which charge for condenser water shall be increased or decreased (but not below $600) annually commencing with calendar year 2005, determined by multiplying the charge for the immediately prior calendar year by the percentage increase in the CPI for the month of December preceding the current calendar year over the CPI for the month of December preceding the immediately preceding calendar year). If such heating, ventilation and air conditioning plans call for less than one hundred twenty-five (125) tons of condenser water, Landlord shall reserve for Tenant the remainder of such one hundred twenty-five (125) tons of condenser water until the earlier to occur of (i) April 1, 2005 and (ii) the date that is sixty (60) days following the date on which Tenant takes occupancy of all or any portion of the demised premises for the conduct of its business. Tenant shall commence payment for the condenser water for the demised premises from and after such time as Tenant first occupies the demised premises for the conduct of Tenant’s business. Tenant shall not be responsible for the cost and expense of “tap-in” charges for the installation of a supplemental air conditioning system, and such condenser water shall be made available to Tenant at a valved outlet on each floor of the demised premises, ready for distribution. Landlord shall make available to Tenant up to fifteen (15) tons per full floor of any First Offer Space added to the demised premises in accordance with the provisions of Article 42 hereof, plus such additional tonnage (not to exceed an additional fifteen (15) tons per floor) that Tenant may request if and to the extent that such additional tonnage is available in Landlord’s good-faith judgment, taking into account the needs of Landlord and other current and future tenants of the Building. at the same rates payable by Tenant pursuant to the terms of this Section 32.1 with respect to the remainder of the demised premises. Subject to the provisions of Section 32.8 hereof, the condenser water provided to Tenant by Landlord pursuant to this Section 32.2(e) shall be made available twenty-four (24) hours per day, seven (7) days per week, three hundred sixty five (six) [365(6)] days per year. The systems providing such condenser water are backed by an emergency power source; provided, however, that Tenant acknowledges and agrees that (i) such emergency power source is controlled by another tenant of the Building and not by Landlord, (ii) Landlord makes no warranty or representation that such emergency power source will be made available throughout the term of this Lease and (iii) Landlord shall have no liability to Tenant in the event that such emergency power system fails to serve its intended purpose. In addition to the foregoing, Landlord shall permit Tenant, at Tenant’s sole cost and expense, to cross-connect its critical supplemental air conditioning loads to Landlord’s “house” condenser water system, to be utilized by Tenant only when the above-referenced condenser water system is unavailable for any reason, including, without limitation, due to maintenance, shut-downs or system failure.

32.3. Landlord shall provide necessary elevator facilities, including reasonable freight elevator service and loading dock facilities, during business hours and shall have sufficient passenger elevators available at all other times. Landlord will provide Tenant with after-hours freight elevator service and loading dock facilities at Landlord’s then established rates in the Building for same and pursuant to Landlord’s Rules and Regulations. Landlord shall have the right, from time to time, to set minimum blocks of time for which such after-hours service must be reserved. Landlord will provide Tenant at times other than during business hours (“After Hours”) freight elevator service at a cost of $98.35 per hour and security at a cost of $50.45 per hour, if security is requested by Tenant, except with respect to loading docks of the Building where security at all times is required hereunder and with respect to such other instances where security is deemed reasonably required by Landlord (which hourly rates shall be increased annually commencing with calendar year 2005, determined by multiplying the rates for the immediately prior calendar year by the percentage increase in the CPI for the current calendar year over the CPI for the immediately preceding calendar year). If and to the extent a Legal Requirement is promulgated after the date hereof which restricts the hours or permissible location of freight delivery in the City of New York, then, in such event, Landlord shall reasonably modify the regular hours of operation of Building freight elevator service as a result of any such Legal Requirement to reflect the then normal business practice in the real estate industry in the City of New York with respect to First Class Office Buildings. Notwithstanding the foregoing, Tenant shall have the use, after reasonable prior notice to Landlord, of the freight elevators, loading docks and required security on an After Hours basis, seven (7) days per week, at no cost to Tenant, for the delivery of construction materials during the course of Tenant’s Work and during Tenant’s initial move in to the demised premises. Such elevators shall be available for Tenant’s use on a priority (but not exclusive) basis taking into account the reasonable needs of Landlord and other tenants and occupants of the Building on a day-to-day basis. Tenant or Tenant’s contractor shall coordinate Tenant’s use of such elevators with Landlord and any other tenant or occupant or other tenant’s or occupant’s contractors then using, or intending to use, such elevators.

32.4. Landlord will supply Tenant at Landlord’s expense with an adequate quantity of hot and cold water for ordinary lavatory, drinking and cleaning purposes. Should Tenant require or consume water for any additional purpose, Tenant shall pay Landlord a reasonable charge therefor and for any required pumping or heating thereof, as well as any taxes, sewer rents or other charges which may be imposed by any governmental authority based on the quantity of water so used by Tenant. Landlord may elect to install a water meter, at Tenant’s expense and thereby measure Tenant’s water consumption for all such additional purposes, said meter to be maintained at Tenant’s expense.

32.5. Except as otherwise provided in this Lease, Landlord agrees to cause the demised premises to be cleaned on business days as set forth in Exhibit F annexed hereof. Landlord shall have no obligation to perform cleaning services in those portions of the demised premises which are below grade, bank space, or which are used for the preparation, dispensing or consumption of food or beverages, for use as training rooms, for files, storage, mailing or shipping purposes, for the operation of computer, telex, data processing, reproduction or similar equipment or as private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, all of which portions Tenant shall cause to be kept clean at Tenant’s cost and expense. Tenant shall pay to Landlord, on demand, a reasonable charge for the removal from the demised premises of any refuse and rubbish of Tenant as shall not be contained in waste receptacles of customary office size and for the removal of refuse and rubbish of Tenant’s machines and of eating facilities requiring special handling (known as wet garbage). Landlord, its cleaning contractor and their employees shall have access to the demised premises after business hours and the use of Tenant’s light, power and water in the demised premises, without charge therefor, as may be reasonably required for the purpose of cleaning the demised premises.

32.6. If Tenant is permitted hereunder to and does have a separate area for the preparation or consumption of food in the demised premises, Tenant shall pay to Landlord the cost of employing on a regular basis an exterminator to keep the demised premises free from vermin; and Tenant shall provide a refrigerated garbage storage room (the plans and specifications thereof to be approved by Landlord) or other means of disposing of garbage reasonably satisfactory to Landlord.

32.7. Tenant acknowledges and understands that the cleaning contractor for the Building is an entity under common control with Landlord and Tenant agrees to employ said contractor or such other contractor as Landlord may from time to time designate for all waxing, shampooing, polishing, lamp replacement and other special cleaning or maintenance work of the demised premises and of Tenant’s furniture, fixtures and equipment. Landlord represents that the quality thereof shall be reasonably comparable to that of other contractors doing comparable work in comparable buildings in the area of the Building. Tenant shall not employ any other such contractor or individual without Landlord’s prior written consent, but nothing herein contained shall prohibit Tenant from utilizing a limited number of “on staff” day porters hired directly by Tenant to perform special cleaning of a nature not provided by the employees of Landlord’s designated cleaning contractor in the Building, but only for so long as the employment by Tenant of such day porters does not result in jurisdictional disputes or strikes.

32.8. Subject to the provisions of Articles 13 and 14 hereof, Landlord reserves the right, without liability to Tenant and without it being deemed a constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air-conditioning, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. Subject to the provisions of

Articles 13 and 14 hereof, no such stoppage or interruption shall result in any liability from Landlord to Tenant or entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption. Except in emergency circumstances, Landlord shall give Tenant reasonable prior notice (which notice need not be in writing) of its intention to make any repairs, alterations or improvements referred to in this Section 32.8 or any other stoppages of services of which Landlord has prior notice and shall use reasonable efforts in making such repairs, alterations or improvements and in dealing with such other stoppages of service so as to minimize interference with Tenant’s business operations, provided that Landlord shall not be required to perform any such work on an overtime or premium-pay basis. Notwithstanding the foregoing provisions of this Section 32.8, if the demised premises is rendered untenantable, in whole or in part, for a period of seven (7) or more consecutive business days as a result of any interruption of services or work performed by Landlord, then, unless caused by the default, negligence or wrongful act on the part of Tenant, its agents or employees, the fixed annual rent and Additional Rent applicable to the demised premises or the part thereof so rendered untenantable shall abate commencing on the eighth (8th) business day that the demised premises or part thereof are untenantable, for such period as the demised premises or part thereof shall remain untenantable or until Tenant shall occupy such portion of the demised premises for the substantially normal conduct of its business, regardless of any delay by Tenant in resuming the operation of its business, whichever is earlier; provided, however, that if the demised premises are rendered untenantable as a result of Force Majeure Causes which are not insured against under Landlord’s insurance policies for the Building, then, in such event, (a) the provisions of this sentence shall apply if and only if such untenantability shall be for a period of ten (10) or more consecutive business days and (b) the fixed annual rent and Additional Rent applicable to the demised premises or the part thereof so rendered untenantable shall abate subject to and in accordance with this Section 32.8 commencing on the eleventh (11th) business day of such untenantability. As used in this Section 32.8, the term “untenantable” shall mean the extent to which Tenant is actually unable to, and actually does not, use any or all of the demised premises (other than a de minimis portion thereof) for the substantially normal conduct of its business.

32.9. It is expressly agreed that only persons, firms or corporations reasonably approved in writing by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) will be permitted to furnish: laundry, linen, towels, drinking water, ice and other similar supplies and services to tenants and licensees in the Building. Landlord may fix, in its own reasonable discretion (taking into account the reasonable requirements of Tenant), at any time and from time to time, the hours during which and regulations under which such supplies and services are to be furnished.

32.10. It is expressly agreed that if Landlord shall reasonably object to any person, firm or corporation used by Tenant to sell, deliver or furnish any food or beverages whatsoever for consumption within the demised premises or elsewhere in the

Building, then, in such event, Landlord shall specify any such objection in writing to Tenant and Tenant shall in good faith use commercially reasonable efforts to address any such Landlord objection. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages may personally bring food or beverages into the Building for consumption within the demised premises by Tenant or employees, agents, guests or clients of Tenant, but not for resale to or for consumption by any other tenant, or the employees or guests of any other tenant. Landlord may fix in its reasonable discretion (taking into account the reasonable requirements of Tenant), at any time and from time to time, the hours during which and the regulations under which food and beverages may be brought into the Building by Tenant or its regular employees. In addition, Tenant shall be permitted to install vending machines within the demised premises by a contractor selected therefor by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), for the sale of food and beverage for consumption exclusively within the demised premises by employees, agents, guests and clients of Tenant and have such vending machines stocked and restocked, from time to time, by a supplier selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned).

32.11. Tenant shall not clean, nor require, permit, suffer or allow any windows in the demised premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law.

32.12. Except as otherwise expressly provided above, Landlord shall not be required to provide any services to the demised premises.

32.13. In addition to any remedies which Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies contained elsewhere in this Lease, if there shall be a default in the payment of fixed annual rent hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the demised premises any services outside of business hours on business days unless Tenant prepays the charges for such services; and the discontinuance of any one or more such services without prepayment shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant’s covenants and obligations under this Lease.

32.14. If and for so long as Landlord maintains a Building directory, Landlord, at Tenant’s request, shall maintain listings on such directory of the names of Tenant, or its permitted subtenants, assignees or affiliates and the names of any of their officers and employees, provided that the names so listed shall not use more than The Percentage of the space on the Building directory. The actual cost to Landlord for making any changes in such listings requested by Tenant shall be paid by Tenant to

Landlord within fifteen (15) days after delivery of an invoice therefor. Notwithstanding the foregoing: (i) the initial listings on such directory shall be free of charge and (ii) Tenant shall be entitled to up to ten (10) free changes to such listings per month free of charge.

32.15. Landlord shall operate the Building equipment in such a manner that noise levels in the interior of the demised premises shall not exceed an NC rating of 40 within fifteen (15) feet of machine rooms and an NC rating of 35 in portions of the demised premises more than fifteen (15) feet from machine rooms.

32.16. Tenant to have the right to vent outside of building for installation of special equipment (i.e., supplemental HVAC & kitchen exhaust) in the location shown on Exhibit I annexed hereto.

32.17. At Tenant’s election and at Tenant’s sole cost and expense, Landlord shall install a fiber optic cable or cables in the demised premises.

32.18. Landlord shall provide Tenant with two (2) separate and reasonable paths of travel for the installation by Tenant, at Tenant’s expense, of two 4” conduits running through each separate path of travel (for a total of four 4” conduits) connected to the Building’s main telecommunications service room and passing through the telecommunication closets within the demised premises. The foregoing four (4) conduits shall be installed as part of Tenant’s Work and Landlord shall not be obligated to reserve such paths of travel if Tenant does not elect to install such conduits as part of Tenant’s Work.

32.19. Tenant shall have the right to utilize pre-existing roughing for the installation by Tenant, at Tenant’s expense, of two electric water coolers on each floor of the demised premises.

32.20. (a) Subject to the provisions of the Lease (including, without limitation, Article 8 thereof), Tenant may, at Tenant’s sole cost and expense, install, maintain and operate in a portion of the demised premises a dining facility (herein called the “Dining Facility”) for use by the officers, employees and guests of Tenant, including appropriate food and beverage preparation, handling, cooking service and other associated facilities, provided that Tenant shall (i) comply with all applicable laws, ordinances and regulations with respect to such food preparation and dining activities and the operation of such Dining Facility, (ii) cause all food preparation areas to be properly ventilated so that no odor shall emanate from the demised premises to any other portion of the Building, (iii) maintain such Dining Facility in a clean and sanitary condition, and (iv) bag all wet garbage and place the same in containers that prevent the escape of odor. Landlord shall permit Tenant, at its sole cost and expense, to install a kitchen exhaust system with an exhaust penetration on the west wall of the Building of a size and in a location reasonably approved by Landlord. The installation of such kitchen exhaust fan shall be performed in accordance with Article 8 and all other applicable provisions of the

Lease. Tenant, at Landlord’s option, shall remove the kitchen exhaust fan from the Building, together with any wiring or conduit installed by Tenant in connection therewith, at the expiration of the term or upon the earlier termination of the Lease. Tenant agrees that Tenant will pay for all electrical service required for Tenant’s use of the kitchen exhaust fan in accordance with Article 7 of the Lease, and Tenant further agrees that such electric service shall feed off the same supply of electrical energy furnished to the demised premises as provided in Article 7 thereof. Tenant, at Tenant’s sole cost and expense, shall promptly repair any and all damage to the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the kitchen exhaust fan and restore said affected areas to their condition as existed prior to the installation of same, subject to normal wear and tear and damage for which Landlord is responsible hereunder. Notwithstanding anything to the contrary contained in the preceding sentence, in the event Tenant fails to perform such repair work, Landlord shall have the option of performing any such repairs, at Tenant’s sole cost and expense, to the extent that same are commercially reasonable, which cost and expense shall be payable by Tenant to Landlord as an additional rent hereunder within thirty (30) days after Tenant shall have been billed therefor.

(b) If Tenant is permitted hereunder to have, and does have, a Dining Facility, Tenant shall keep the demised premises free from vermin and shall engage the services of Landlord’s cleaning contractor (or Landlord’s extermination contractor) to provide extermination services in the demised premises on a regular basis; provided that such contractor’s charge therefor is commercially reasonable (and Landlord shall have no obligation to provide such services to the Dining Facility); and Tenant shall provide a refrigerated garbage storage room of appropriate size (the plans and specifications thereof to be approved by Landlord, which approval shall be granted or withheld in accordance with the provisions of Article 8 of the Lease) or other appropriate refrigerated equipment reasonably satisfactory to Landlord or other means of disposing of garbage reasonably satisfactory to Landlord; and Tenant acknowledges that Landlord will require Tenant to install and use such refrigerated storage room or such other appropriate refrigerated equipment if wet garbage causes a rodent or insect problem or odor problem.

ARTICLE 33

ARBITRATION

33.1. In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the AAA and the provisions of this Lease, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

ARTICLE 34

CONSENTS AND APPROVALS

34.1. Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. Any dispute relating to the withholding or delay of consent or approval by Landlord may be determined, at Tenant’s or Landlord’s option, under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (presently Rules 53 through 57); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule 54 shall be returned within five (5) business days from the date of mailing, (ii) the parties shall notify the American Arbitration Association, by telephone, within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association and was not objected to in accordance with the second sentence of Rule 54, (iii) the Notice of Hearing referred to in Rule 55 shall be four (4) days in advance of the hearing, (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator, and (v) the arbitrator shall have no right to award damages. Judgment upon any decision rendered in any arbitration held pursuant to this Article shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Article, and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

ARTICLE 35

INDEMNITY

35.1. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and Superior Mortgagees and its and their respective partners, directors, officers, principals, shareholders, agents and employees (each of the foregoing being sometimes referred to herein as a “Landlord Party”) from and against any and all third-party claims arising from or in connection with (but in no event shall Tenant, nor any partner, director, officer, principal, shareholder, agent, servant or employee of Tenant be liable for consequential damages except as may be expressly set forth to the contrary in any provision of this Lease): (a) the conduct or management of the demised premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, or employees) in or about the demised premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the demised premises (but unless Tenant shall have been given exclusive access to the demised premises prior to the Commencement Date, the indemnity set forth herein shall, with respect only to such non-exclusive period access, be limited to the acts or omissions of Tenant, and its agents, employees, consultants, contractors and subcontractors); (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, principals, shareholders, officers, agents, employees or contractors and (c) any accident, injury or damage whatsoever (except to the extent caused by Landlord’s negligence or willful misconduct or the negligence or willful misconduct of Landlord’s agents, employees, or contractors) occurring in, at or upon the demised premises together with all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses. If any such third-party claim is asserted against any Landlord Party, Landlord shall give Tenant prompt notice thereof and Tenant shall resist and defend such claim (including any action or proceeding thereon) by counsel reasonably satisfactory to Landlord. Provided that Tenant complies with the requirements of this Section 35.1 with respect to any third-party claim, Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party with respect thereto. If the issuer of any insurance policy maintained by Tenant and meeting the applicable requirements of this Lease shall assume the defense of any such third-party claim, then Landlord shall permit such insurance carrier to defend the claim with its counsel and (w) neither Landlord nor any Landlord Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Landlord or such Landlord Party of all liability for which Tenant or its insurance carrier may be liable hereunder and Tenant and its insurance carrier shall have no liability for such settlement), (x) Tenant shall have the right to settle such claim without the consent of Landlord if Landlord and each Landlord Party and their respective insurance carriers would be relieved of all liability in connection therewith, (y) Landlord and each applicable Landlord Party shall reasonably cooperate, at Tenant’s expense, with the insurance carrier in its defense of any such claim, and (z) Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party. The rights and obligations of Landlord and Tenant contained in this Section 35.1 shall survive the expiration or early termination of this Lease.

35.2. Landlord shall indemnify and hold harmless Tenant and Tenant’s partners, directors, officers, principals, shareholders, agents and employees (each of the foregoing being sometimes referred to herein as a “Tenant Party”) from and against any and all third-party claims arising from or in connection with any willful misconduct or negligence of Landlord or its partners, directors, principals, shareholders, officers, agents, employees or contractors; together with all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses (but in no event shall Landlord, nor any partner, director, officer, principal, shareholder, agent, servant or employee of Tenant be liable for consequential damages). If any such third-party claim is asserted against any Tenant Party, Tenant shall give Landlord prompt notice thereof and Landlord shall resist and defend such third-party claim (including any action or proceeding thereon) by counsel reasonably satisfactory to Tenant. Provided that Landlord complies with the requirements of this Section with respect to any third-party claim, Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party with respect thereto. If the issuer of any insurance policy maintained by Landlord and meeting the applicable requirements of this Lease shall assume the defense of any such third-party claim, then Tenant shall permit such insurance carrier to defend the claim with its counsel and (w) neither Tenant nor any Tenant Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Tenant or such Tenant Party of all liability for which Landlord or its insurance carrier may be liable hereunder and Landlord and its insurance carrier shall have no liability for such settlement), (x) Landlord shall have the right to settle such claim without the consent of Tenant if Tenant, each Tenant Party and their respective insurance carriers would be relieved of all liability in connection therewith, (y) Tenant and each applicable Tenant Party shall reasonably cooperate, at Landlord’s expense, with the insurance carrier in its defense of any such claim, and (z) Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party. The rights and obligations of Landlord and Tenant contained in this Section 35.2 shall survive the expiration or early termination of this Lease.

ARTICLE 36

CERTIFICATE OF TENANT

36.1. Tenant shall, without charge, at any time and from time to time, within fifteen (15) days after request by Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying:

(a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification;

(b) whether the term of this Lease has commenced and rent become payable thereunder; and whether Tenant has accepted possession of the demised premises;

(c) whether or not there are then existing any defenses or offsets which are not claims under paragraph (e) of this Section 36.1 against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same; except that with respect to the certification to be given to the mortgagee under the original first institutional permanent mortgage on the fee or leasehold of the Building, Tenant shall affirm that any dispute with the Landlord is a claim under this Lease and subordinate to the rights of the holder of the said mortgage and that any such claim is not an offset or defense to the enforcement of this Lease, and Tenant shall assert no offset to or defense against the enforcement of the Lease or its validity with respect to matters in existence at the time Tenant took possession of the demised premises and which were known to or which were then readily ascertainable by Tenant, any such matter to be the basis of a claim only, which claim shall be enforced solely by money judgment and/or specific performance against the Landlord named herein;

(d) the dates to which the fixed annual rent, and additional rent, and other charges hereunder, have been paid;

(e) whether or not Tenant has made any claim against Landlord under this Lease and if so the nature thereof and the dollar amount, if any, of such claim; and

(f) such other information concerning this Lease as Landlord may reasonably request.

36.2. Landlord shall, without charge, at any time and from time to time, within fifteen (15) days after request by Tenant, deliver a written instrument to Tenant or any other person, firm or corporation specified by Tenant, duly executed and acknowledged, certifying (with such modifications as shall be required to make the statements therein truthful) as to the items set forth in clauses (a), (b) and (d) of Section 36.1 hereof and further certifying whether or not, to the knowledge of Landlord, Tenant is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Landlord shall have knowledge and whether or not notice of such default has been given to Tenant and, if so, the date of each such notice.

ARTICLE 37

NAME OF BUILDING

37.1. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

ARTICLE 38

MEMORANDUM OF LEASE

38.1. Tenant shall not record this Lease or any memorandum thereof.

ARTICLE 39

BROKERAGE

39.1. Tenant and Landlord represent and warrant to each other that it neither consulted nor negotiated with any broker or finder with regard to the demised premises except Cushman & Wakefield, Inc. (“Broker”). Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than Broker with whom Tenant may have dealt in connection with the demised premises or this Lease. Landlord agrees to indemnify, defend and save Tenant harmless from and against any claims for fees or commissions from anyone other than Broker with whom Landlord may have dealt in connection with the demised premises or this Lease. The provisions of this Article 39 shall survive the expiration or early termination of this Lease.

ARTICLE 40

INVALIDITY OF ANY PROVISION

40.1. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstance or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

40.2. If any term, covenant, condition or provision of this Lease is found invalid or unenforceable to any extent, by a final judgment or award which shall not be subject to change by any appeal, then either party to this Lease may initiate an arbitration in accordance with the provisions of Article 33 hereof, which arbitration shall be by three (3) arbitrators each of whom shall have at least ten (10) years’ experience in the supervision of the operation and management of major office buildings in Manhattan. Said arbitrators shall devise a valid and enforceable substitute term, covenant, condition or provision for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the term, covenant, condition or provisions theretofore found invalid or unenforceable. Such substitute term, covenant, condition or provision, as determined by the arbitrators, shall thereupon be deemed a part of this Lease.

ARTICLE 41

MISCELLANEOUS

41.1. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

41.2. It is understood and agreed that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way whatsoever until (a) Tenant has duly executed and delivered duplicate originals to Landlord, and (b) Landlord has executed and delivered one of said fully executed originals to Tenant.

41.3. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, including, without limitation, this Section 41.3, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. If Tenant shall at any time request Landlord to sublet the demised premises for Tenant’s account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant’s Property in connection with such subletting unless caused by or resulting from the negligence or willful act of Landlord, its agents, servants, contractors, or employees.

41.4. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 15 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 41 shall not be construed as modifying the conditions of limitation contained in Article 19 hereof.

41.5. Upon the expiration or other termination of this Lease neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, additional rent under Articles 4 and 5 hereof) which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

41.6. If the demised premises be or become infested with vermin as a result of the use or any misuse or neglect of the demised premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

41.7. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease shall be deemed and construed as a separate and independent covenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, shall be deemed to include any other number and any other gender as the context may require.

41.8. If under the terms of this Lease Tenant is obligated to pay Landlord a sum in addition to the fixed annual rent under the lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within fifteen (15) days after being billed.

41.9. Notwithstanding anything to the contrary contained in this Lease, during the continuance of any default by Tenant after the giving of notice and the expiration of any applicable grace periods hereunder, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

41.10. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by Tenant.

41.11. Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the building project, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 41.12 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the building project.

41.12. If any sales or other tax is payable with respect to any cleaning or other services which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord on account thereof.

41.13. If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the Term. This Section 41.13 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

41.14. Tenant shall not cause or permit “Hazardous Materials” (as hereafter defined) to be used, transported, stored, released, handled, produced or installed in, on or from, Tenant’s premises or the Building. The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Section 41.14, Landlord shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the demised premises in the manner prescribed for such removal by Legal Requirements. The provisions of this Section 41.14 shall survive the expiration or sooner termination of this Lease. Notwithstanding the foregoing, Tenant shall have the right to use and store Hazardous Materials normally used and stored in office tenancies (e.g., copier fluids, cleaning solvents, etc.), provided that Tenant complies with all applicable Legal Requirements in connection therewith.

ARTICLE 42

RIGHT OF FIRST OFFERING

42.1. Provided that (a) Tenant is not in default beyond the expiration of any applicable notice and cure periods under any of the terms, provisions and conditions of this Lease, and (b) Tenant and its Affiliates shall then be physically occupying not less than eighty percent (80%) of the rentable area of the entire demised premises, Landlord agrees that if any one or more of full floors six (6), seven (7) or ten (10) in the Building (the “Offer Space”) is or are anticipated to become “available for leasing” during the term of this Lease (other than during (x) the last eighteen (18) months of the initial term of this Lease, unless Tenant shall have theretofore exercised the Extension Option, as such term is defined in Article 44 hereof, or (y) the last five (5) years of the Extension Term, as such term is defined in Article 44 hereof), then Landlord, before offering such full floor(s) of office space (each such full floor or combination of full floors of office space being herein called “First Offer Space”) to any other party, will first offer to Tenant the right to include the entirety of such First Offer Space within the demised premises upon all of the terms and conditions of this Lease as if originally included in the demise hereunder upon the terms and conditions of this Lease, except as otherwise provided in this Article; provided, however, that notwithstanding anything to the contrary contained in this Article 42, if Landlord shall offer to Tenant the right to include First Offer Space at any time during the last five (5) years of the initial term of this Lease, the right of Tenant to include any such First Offer Space within the demised premises as provided in this Section 42.1 shall be conditioned upon Tenant giving the Extension Notice in accordance with the provisions of Section 44.1 hereof simultaneously with the giving of the First Offer Response Notice with respect to the First Offer Space in question pursuant to the provisions of this Article 42. Such offer to Tenant, shall be by written notice (each, a “First Offer Notice”) given at least six (6) months prior to the anticipated date the applicable First Offer Space shall become available for Tenant’s occupancy (the “Inclusion Date”) or such shorter period prior to the anticipated Inclusion Date if the applicable First Offer Space is anticipated to become “available for leasing” due to an unanticipated event, such as the bankruptcy of the tenant of such First Offer Space, and Tenant shall have the right to exercise such option with respect only to the entire First Offer Space offered by Landlord by written notice to Landlord (a “First Offer Response Notice”) given not later than twenty (20) days after Landlord gives the First Offer Notice (time being of the essence with respect to giving such First Offer Response Notice). Landlord shall not give a Landlord’s First Offer Notice with respect to any First Offer Space prior to the date on which such First Offer Space meets the definition of “available for leasing” as hereinafter set forth. Landlord’s First Offer Notice shall specify the entire First Offer Space in question, the date such First Offer Space is expected to be available for leasing to Tenant and Landlord’s proposal with respect to the fair market rent payable with respect to such First Offer Space (“Landlord’s First Offer Space Rent Determination”), which shall be made in good faith by Landlord; provided, however, that if Landlord’s First Offer Notice is given more than six (6) months prior to the anticipated Inclusion Date, then (i) Landlord’s First Offer Notice shall not specify Landlord’s First Offer Space Rent Determination and (ii) Landlord shall give Tenant a separate notice (the “First Offer Rent Notice”) specifying Landlord’s First Offer Space Rent Determination not more than six (6) months nor less than five (5) months prior to the anticipated Inclusion Date. As used in this Article 42, the term “available for leasing” shall mean space which (A) is anticipated to become vacant during the succeeding twenty-four (24) month period (or such later period as may apply with respect to Must-Take Space, as such term is defined in, and in accordance with the provisions of Section 42.8 hereof) and (B) has previously been leased to or occupied by a tenant or tenants other than Tenant; it being understood and agreed that space “available for leasing” shall not include any space which (1) is reasonably anticipated to become vacant and does not actually become vacant, (2) is vacant or expected to become vacant if such space is subject to the expansion rights, option rights, rights of first offering or rights of first refusal of any existing tenant of the Building as of the date hereof which have not lapsed, (3) Landlord desires to offer to the existing tenant thereof notwithstanding the absence of any renewal or extension rights in such tenant’s existing lease, (4) Landlord desires to offer to the tenant (“McKinsey”) under that certain lease between Landlord, as landlord, and McKinsey & Company, Inc. United States, as tenant, dated as of February 28, 1979, for certain space in the Building (the “McKinsey Lease”) notwithstanding the absence of any rights in such McKinsey’s existing lease, (5) is vacant if such space is subject to the rights, including, but not limited to, expansion rights, option rights, rights of first offering or rights of first refusal, of any tenant under any future lease who leases all or any combination of the floors being leased by McKinsey in the Building as of the date hereof (a “Future McKinsey Space Tenant”) or (6) Landlord desires to offer such space to a Future McKinsey Space Tenant notwithstanding the absence of any rights in such Future McKinsey Space Tenant’s lease. The tenants and future tenants having the rights described in clauses (2) through and including (6) of the immediately preceding sentence are sometimes referred to herein individually as a “Superior Occupant.” Landlord agrees not to enter into any lease for space in the Building or any other agreement principally for the purpose of intentionally circumventing the provisions of this Section 42.1 and Tenant’s rights under this Section 42.1.

42.2. Subject to Section 42.3 hereof, effective as of the Inclusion Date of any First Offer Space through and including the Expiration Date:

(a) Such First Offer Space shall be deemed added to and included in the demised premises as if originally included in the demise hereunder upon the terms and conditions of this Lease except as otherwise set forth in this Article; provided, however, that Tenant shall not be entitled to any Rent Abatement Period or Work Credit with respect to the First Offer Space.

(b) The fixed annual rent payable hereunder as set forth in Section 1.1 hereof shall, from and after the Inclusion Date, be increased by the fair market rent for the applicable First Offer Space as of the date occurring three (3) months prior to the Inclusion Date (such date is hereinafter called the “Inclusion Determination Date”) for the period from the Inclusion Date through the Expiration Date and which determination shall be made substantially in accordance with the terms of Section 44.3 hereof within a reasonable period of time before or after the occurrence of the Inclusion Determination Date.

(c) The Percentage, as such term is defined in Section 4.1(b) hereof, shall be increased by the Percentage allocable to the applicable First Offer Space, as reasonably determined by Landlord based on the then-current standards of measurement for the Building.

42.3. Tenant agrees to accept all First Offer Space in its condition and state of repair existing as of the applicable Inclusion Date, except that the applicable First Offer Space shall be vacant and unoccupied. Tenant understands and agrees that Landlord shall perform no work and incur no cost or expense in connection with the preparation of any First Offer Space for Tenant’s occupancy.

42.4. Promptly following the inclusion of any First Offer Space in the demised premises, Landlord and Tenant shall enter into a supplementary agreement (not in recordable form, and in respect of which a memorandum of lease may not be recorded) with respect to such First Offer Space, setting forth the date of inclusion thereof in the demised premises; provided, however, that failure to execute such an agreement will not affect the validly of Tenant’s exercise of its right to include the First Offer Space in the demised premises nor any of Landlord’s or Tenant’s obligations hereunder.

42.5. If Tenant does not send the First Offer Response Notice pursuant to the provisions of this Article 42 with respect to any First Offer Space (time being of the essence with respect to the sending of the First Offer Response Notice) or if Tenant does not accept an offer made by Landlord pursuant to the provisions of this Article 42 with respect to any First Offer Space, then Tenant shall have waived and relinquished its right to lease the applicable First Offer Space and Landlord shall at any and all times thereafter be entitled to lease all or any portion of such First Offer Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire.

42.6. (a) If Tenant shall send the First Offer Response Notice pursuant to the provisions of this Article 42 with respect to the applicable First Offer Space (time being of the essence with respect to the sending of the First Offer Response Notice), then Landlord shall deliver the applicable First Offer Space to Tenant on or prior to the applicable Inclusion Date, provided, however, that if the applicable First Offer Space is not available by reason of (a) tenant(s) holding over, or (b) any other cause beyond Landlord’s reasonable control, then Landlord shall have no liability to Tenant for failure to deliver the First Offer Space on the Inclusion Date and Landlord may deliver the applicable First Offer Space to Tenant after the applicable Inclusion Date. If Landlord is unable to give possession of the First Offer Space on the anticipated Inclusion Date because of the holding-over or retention of possession by any tenant, undertenant or occupant, Landlord shall commence and diligently prosecute summary dispossess proceedings for the eviction of the hold-over tenant.

(b) Notwithstanding anything to the contrary contained herein, if Landlord shall be unable to give Tenant possession to the applicable First Offer Space by the ninth (9th) month anniversary of the applicable Inclusion Date (the “First Offer Space

Outside Date”), then, in such event, (i) Landlord shall, on or before the First Offer Space Outside Date, notify Tenant of Landlord’s reasonable and good faith estimate of the anticipated date on which Landlord shall give Tenant possession to the applicable First Offer Space (“Anticipated First Offer Space Outside Date”) and (ii) Tenant shall have the right to cancel the leasing of such First Offer Space pursuant to this Article 42 by giving Landlord written notice thereof not more than ten (10) business days following receipt of Landlord’s notice of the Anticipated First Offer Space Outside Date and the First Offer Space Outside Date, whichever is earlier (time is of the essence of the giving of such notice by Tenant) and upon the giving of such notice (provided Landlord has not given possession to such First Offer Space prior thereto, in which case Tenant’s cancellation notice shall be of no force or effect), Tenant’s option to lease such First Offer Space pursuant to this Article 42 shall be deemed void and be of no force and effect, it being understood and agreed that the terms and provisions of this Lease shall continue in full force and effect in accordance with their terms.

42.7. (a) Within thirty (30) days after Landlord has advised Tenant of Landlord’s First Offer Space Rent Determination, Tenant shall advise Landlord whether Tenant accepts Landlord’s First Offer Space Rent Determination. If Tenant fails to reject Landlord’s First Offer Space Rent Determination within such thirty (30) day period, time being of the essence, the fixed annual rent payable for the First Offer Space shall be Landlord’s First Offer Space Rent Determination. If Tenant rejects Landlord’s First Offer Space Rent Determination and the parties are unable to agree as to the fair market rent within an additional thirty (30) days, then either Landlord or Tenant may initiate the arbitration process provided for in Section 44.3 hereof and the fair market rent shall be determined in accordance with the provisions of Section 44.3 hereof.

(b) If Landlord or Tenant initiates the fair market rent determination process pursuant to this Section 42.7 and as of the applicable Inclusion Date the amount of the fair market rent has not been determined, Tenant shall pay for the first three (3) consecutive calendar months following the Inclusion Date an amount equal to the product of the rentable square footage of the applicable First Offer Space and the fixed annual rent and additional rent payable hereunder on a per square foot basis as of the Inclusion Date and thereafter the amount determined by Landlord as the fair market rent for the First Offer Space and when the determination of fair market rent has been made pursuant to this Section 42.7, it shall be retroactive as of the commencement of the applicable Inclusion Date and any deficiency shall be paid by Tenant to Landlord within thirty (30) days after the date of such determination with interest thereon at the Prime Rate and any excess shall be refunded by Landlord to Tenant within thirty (30) days after the date of such determination with interest thereon at the Prime Rate.

42.8. Notwithstanding anything to the contrary contained herein, Must-Take Space (as such term is hereinafter defined) shall not in any event be considered to be available for leasing to Tenant and Landlord shall have no obligation to offer to Tenant the right to lease Must-Take Space pursuant to the terms of this Article 42. For purposes hereof, “Must-Take Space” shall mean any rentable area of the Building which will be added to the premises of any other tenant of the Building pursuant to an express provision in such other tenant’s lease requiring such rentable area to be added to such premises at a time subsequent to the commencement date of such lease. By way of example, if:

(a) the 40th floor of the Building was scheduled to come available for leasing on January 1, 2008,

(b) the 41st floor of the Building was scheduled to come available for leasing on January 1, 2011, and

(c) Landlord wished to enter into a lease (herein called the “Must-Take Lease”) with a prospective tenant (herein called the “Must-Take Tenant”) other than a Superior Occupant for both the 40th floor and the 41st floor, for a term commencing on January 1, 2008 with respect to the 40th floor and January 1, 2011 with respect to the 41st floor; then, subject to all of the terms and conditions of this Article 42:

(i) Landlord, before entering into the Must-Take Lease, would give Tenant a First Offer Notice designating both the 40th floor and the 41st floor as the First Offer Space,

(ii) if Tenant failed to exercise its option pursuant to this Article 42 to both (A) have the 40th floor added to the demised premises as of a scheduled Inclusion Date of January 1, 2008 and (B) have the 41st floor added to the demised premises as of a scheduled Inclusion Date of January 1, 2011, Landlord would have the right to enter into the Must-Take Lease, and

(iii) the addition of the 41st floor to the premises demised by the Must-Take Lease on or about January 1, 2011 would not create any obligation on the part of Landlord to offer to lease such 41st floor to Tenant pursuant to the terms and conditions of this Article 42.

Notwithstanding anything to the contrary contained in this Section 42.8, if (i) Landlord gives Tenant a First Offer Notice with respect to a Must-Take Lease, (ii) Landlord does not enter into such Must-Take Lease and (iii) Landlord thereafter wishes to lease separately the portions of the First Offer Space that had comprised the premises to be demised pursuant to such Must-Take Lease, the provisions of this Article 42 shall again apply with respect to each portion of the First Offer Space that had comprised the premises to be demised pursuant to such Must-Take Lease.

ARTICLE 43

ROOFTOP COMMUNICATIONS EQUIPMENT

43.1. (a) Landlord agrees that, subject to (x) the availability of suitable space on the rooftop of the Building in Landlord’s reasonable discretion, (y) all legal requirements, and (z) the terms and provisions as are hereinafter set forth, during the term of the Lease, Tenant, at Tenant’s cost and expense, may install on a portion of the rooftop of the Building designated by Landlord (herein called the “Antenna Area”) and thereafter maintain, repair, and operate one communications apparatus (e.g., an antenna, microwave dish or satellite communications apparatus; herein called, together with related support structures, wires and cables, the “Antenna”) as an incident to the conduct of Tenant’s business in the demised premises, provided and on condition that:

(i) the size and dimensions of the Antenna, and the size and dimensions of any required support structures, shall be subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that no Antenna shall have a diameter exceeding two (2) meters;

(ii) the installation and position of such Antenna and reasonably required support structures shall comply with all legal requirements;

(iii) the installation of any electrical or communications lines (herein called “Wiring”) and related equipment in connection with the installation and operation of the Antenna, as well as the manner and location (i.e., routing) of all Wiring and related equipment in connection therewith shall (1) be at Tenant’s cost and expense, (2) be subject to Landlord’s prior consent; such consent not to be unreasonably withheld, conditioned or delayed with respect to the reasonable use of the existing risers of the Building for the routing of the Wiring from the demised premises to the Antenna Area if and to the extent Landlord shall determine (in its good faith reasonable discretion) that adequate space therein is available and adequate reserves exist therein for the Building and other present and future tenants of the Building and (3) comply with all legal requirements; and

(iv) the Antenna, reasonably required support structures, Wiring and related equipment shall be maintained and kept in repair by Tenant, at Tenant’s cost and expense.

(b) The parties agree that Tenant’s use of the rooftop of the Building is a nonexclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use including the installation of other antennas and support equipment. Tenant covenants and agrees that the Antenna shall not interfere with or adversely affect any of Landlord’s equipment, installations, lines or machinery, or the use, repair, maintenance or removal thereof. Tenant shall cooperate reasonably with any other tenant of the Building or other person (herein called a “Roof User”) having equipment, installations, lines or machinery on the roof of the Building (herein called “Rooftop Installations”) so as not to cause (or to eliminate) any interference or adverse effect caused to such Rooftop Installations or the use, repair, maintenance or removal thereof by the Antenna.

(c) For the purpose of installing, servicing or repairing the Antenna and related equipment, Tenant shall have reasonable access to the rooftop of the Building upon prior reasonable request of Landlord. All access by Tenant to the roof of the Building shall be subject to the supervision and control of Landlord and to Landlord’s reasonable safeguards for the security and protection of the Building, the Building equipment, and installations and equipment of other Tenants and occupants of the Building as may be located on the roof of the Building. Landlord shall have the right to assign a Building representative to be present during the duration of Tenant’s access to the rooftop and Tenant shall pay to Landlord the amount of Landlord’s commercially reasonable, actual out-of pocket costs therefor within thirty (30) days after demand.

(d) Tenant, at Tenant’s cost and expense, agrees to promptly and faithfully obey, observe and comply with all laws, ordinances, regulations, requirements and rules of all governmental authorities in any manner affecting or relating to Tenant’s use of said roof as to the installation, repair, maintenance and operation of any support structures, Antenna and related equipment erected or installed by Tenant pursuant to the provisions of this Article 43. Tenant, at Tenant’s cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation and operation of the Antenna and any support structures and related equipment erected or installed by Tenant pursuant to the provisions of this Article 43, including, without limitation, any approval, license or permit required from the Federal Communications Commission. In no event shall the maximum level of microwave emissions from the Antenna exceed an amount equal to Tenant’s proportionate share of the total microwave emissions allowable for the Building as determined by the governmental authorities having jurisdiction thereof.

(e) Tenant agrees that Tenant will pay for all electrical service required for Tenant’s use of the Antenna and related equipment erected or installed by Tenant pursuant to the provisions of this Article 43 in accordance with the applicable provisions of the Lease. Tenant further agrees that such electric service shall, at Landlord’s election, either (i) feed off a new electrical panel to be installed by Landlord on the rooftop of the Building, in which event, Tenant shall be responsible for the cost of such panel and the installation of same and for the cost of all electrical service supplied to such panel by the public utility or other electricity provider or (ii) feed off of an existing electric supply on the rooftop of the Building, in which event Tenant shall pay Landlord’s estimated cost of the electrical load and usage of the Antenna as well as the cost of connecting the Antenna thereto. In the event Landlord makes the election set forth in the preceding clause (ii), Landlord’s estimate may be increased from time to time based upon increases in the electrical load or usage of the Antenna or increases or changes in Landlord’s electricity rates or charges (in order to determine any such increases in load or usage, Landlord may, from time to time, at Tenant’s cost and expense, have Landlord’s electrical consultant perform a survey with respect to the electrical load and usage of the Antenna). The estimate by Landlord set forth in clause (ii) or any change thereto by Landlord’s consultant shall be binding and conclusive on Tenant, unless within ninety (90) days after the delivery of the amount of Landlord’s estimate or any changes thereto, Tenant disputes such determination by providing written notice of such dispute to Landlord. If Tenant disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own survey of the electrical load and usage of the Antenna, and a determination of such change in Landlord’s estimate or change thereto. Tenant’s consultant and Landlord’s consultant then shall seek to agree on a finding of such determination of a proper charge for the provision of electrical service to the Antenna. If they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be borne by Tenant, to make a similar survey, and the determination of the charge for the provision of electrical service to the Antenna by such third electrical consultant shall be controlling (If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York for the appointment of such third consultant.) However, pending such determination, Tenant shall pay to Landlord the amount of Landlord’s estimate or any change thereto, provided, however, if the amount of the charge for the provision of electrical service to the Antenna is determined as aforesaid is different from that determined by Landlord’s electrical consultant, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

(f) The Antenna, support structures and related equipment installed by Tenant pursuant to the provisions of this Article 43 shall be Tenant’s personal property, and, upon the expiration, or earlier termination of this Lease, shall be removed by Tenant, at Tenant’s cost and expense. All Wiring and related electrical equipment installed by Tenant in connection with the installation and operation of the Antenna shall be Tenant’s personal property. Upon the expiration, or earlier termination of this Lease, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove the Wiring and electrical equipment as designated in such notice, at Tenant’s cost and expense. Tenant, at Tenant’s cost and expense, shall promptly repair any and all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Antenna, support structures, Wiring and related equipment erected or installed by Tenant pursuant to the provisions of this Article 43 and restore said affected areas to their condition as existed prior to the installation of the Antenna and related equipment, subject to normal wear and tear and damage by fire or other casualty. Notwithstanding anything to the contrary contained in the preceding sentence, in the event Tenant fails to perform such repair work after notice and expiration of applicable cure periods, if any, Landlord shall have the option of performing any such repairs, at Tenant’s cost and expense, to the extent that same are commercially reasonable, which cost and expense shall be payable by Tenant to Landlord within thirty (30) days after demand.

(g) Except for electrical service pursuant to Section 43.1(e) above, Tenant agrees that Landlord shall not be required to provide any services whatsoever to the rooftop of the Building.

(h) Tenant covenants and agrees that all installations made by Tenant on the rooftop of the Building or in any other part of the Building pursuant to the provisions of this Article 43 shall be at the sole risk of Tenant, and neither Landlord nor Landlord’s agent or employees shall be liable for any damage or injury thereto caused in any manner unless arising out of the willful misconduct or negligence of Landlord or Landlord’s agents or employees.

(i) With respect to the Antenna and Tenant’s use of a portion of the rooftop of the Building, Tenant shall obtain and thereafter maintain during the term of this Lease insurance coverage for the benefit of Landlord (and its managing agent and mortgagee, if applicable) in such amount and of such type as Landlord may reasonably require but not in excess of such amounts required by prudent landlords of comparable first class office buildings located in midtown Manhattan. If any installations made by or on behalf of Tenant referred to in this Article 43 should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result thereof.

(j) All plans and specifications of Tenant’s work and installations to be done and made by Tenant pursuant to the provisions of this Article 43 shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed (subject to the provisions of Article 8 hereof), and shall be further subject to inspection and reasonable supervision (without charge) by Landlord, it being agreed and acknowledged that Landlord shall not be deemed to incur any liability by reason of the provisions of this Section.

(k) Tenant acknowledges being advised by Landlord that Landlord has granted, and shall be granting, to third parties various rights and licenses to utilize various portions of the Building and rooftop thereof for the installation of microwave dishes, satellite communications equipment, whip antennae and other communications equipment and related equipment (all of the foregoing are herein collectively referred to as “Other Communications Equipment”) and that, inasmuch as Landlord’s ability to facilitate the installation and operation of such Other Communications Equipment will be of paramount importance to Landlord, Landlord shall have the right, at any time and from time to time, upon thirty (30) days’ prior written notice to Tenant, to relocate Tenant’s Antenna, support structures and related equipment to other areas of the Building and rooftop thereof (provided that the Antenna shall be relocated to a portion of the rooftop), as Landlord, in its reasonable discretion, may determine, so as to accommodate such Other Communications Equipment on the roof of the Building and so as to eliminate, or not to create, problems of interference with respect to or between Other Communications

Equipment now, or in the future, installed on the roof or other areas of the Building. Such relocation shall, to the extent practicable, be performed during hours other than Tenant’s regular business hours so as to minimize any disruption of Tenant’s normal business activities and, except for such downtime, such relocation shall not prevent Tenant from using its Antenna for its original intended purpose, without any decrease (other than de minimis) in the quality of communications or increase (other than de minimis) in the cost of operating, maintaining, repairing and removing the Antenna. Tenant shall cooperate with Landlord to effectuate the relocation of Tenant’s Antenna, support structures and related equipment as shall be required by Landlord. All costs involved in such relocation shall be borne by Landlord and such relocation shall be performed by Landlord in compliance with all applicable legal requirements.

(l) Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Article 43 unless Tenant assigns this Lease or sublets all of the demised premises to the party to whom such rights are assigned or transferred pursuant to the applicable provisions of this Lease

ARTICLE 44

EXTENSION TERM

44.1. (a) For purposes hereof, the term “Extension Option” shall mean Tenant’s right to extend the term of this Lease for an additional term (herein called the “Extension Term”) of ten (10) years commencing on March 1, 2017 (herein called the “Commencement Date of the Extension Term”) and ending on February 28, 2027.

(b) The Extension Option may be exercised only by Tenant’s giving notice (herein called the “Extension Election Notice”) to that effect to Landlord not later than September 1, 2015. Time shall be of the essence with respect to the exercise of the Extension Option. Subject to the provisions of Section 44.2 hereof, upon the giving of the Extension Election Notice the term of this Lease shall be extended in accordance with the terms hereof for the Extension Term without the execution of any further instrument. Unless the context shall otherwise require, the Extension Term shall be upon the same terms, covenants and conditions of this Lease as shall be in effect immediately prior to such extension, except that:

(A) there shall be no right or option to extend the term of this Lease for any period of time beyond the expiration of the Extension Term;

(B) the fixed annual rent for the Extension Term shall be determined as provided in Section 44.3 hereof; and

(C) Tenant shall not be entitled to any abatement of fixed annual rent or additional rent or any work allowance or any other tenant inducements.

44.2. The attempted exercise of the Extension Option at a time when (a) any default has occurred and is continuing beyond the expiration of any applicable notice or grace period provided for in this Lease or (b) the Renewal Occupancy Requirement (as such term is hereinafter defined) is not satisfied, shall be void and of no force and effect, unless Landlord shall elect otherwise. The termination of this Lease during the initial term shall also terminate and render void any option or right on Tenant’s part to extend this Lease for the Extension Term, whether or not such option or right shall have been exercised; and nothing contained in this Article 44 shall prevent Landlord from exercising any right or option granted to or reserved by Landlord in this Lease to terminate this Lease. Tenant’s option to extend the term of this Lease for the Extension Term may not be severed from this Lease or separately sold, assigned or otherwise transferred. For purposes of this Article 44, the “Renewal Occupancy Requirement” shall be deemed to be met if the then Tenant under this Lease and/or its Affiliates then physically occupy not less than eighty (80%) percent of the rentable area of the demised premises.

44.3. (a) The fixed annual rent for the demised premises for the Extension Term shall be an amount equal to 100% of the Market Value Rent for the demised premises prevailing six (6) months prior to the Commencement Date of the Extension Term (determined in accordance with the provisions of this Section 44.3). Provided that Tenant shall have exercised its option to extend the term of this Lease in accordance with the terms of this Article 44, Landlord shall, not less than six (6) months prior to the Commencement Date of the Extension Term, notify Tenant of Landlord’s estimate of the Market Value Rent of the demised premises for the Extension Term (herein called the “Rent Notice”). Within thirty (30) days after the giving of such notice, Tenant shall notify Landlord whether Tenant accepts or rejects Landlord’s estimate of such Market Value Rent. If Tenant accepts such estimate, the fixed annual rent for the Extension Term shall be the Market Value Rent set forth in the Rent Notice. If Tenant fails to reject such estimate within such thirty (30) day period, time being of the essence, then the fixed annual rent for the Extension Term shall be the Market Value Rent set forth in the Rent Notice. If Tenant rejects Landlord’s estimate within such thirty (30) day period, then either Tenant or Landlord may initiate the arbitration process (the party initiating such process being herein referred to as the “Initiating Party”) provided for herein by designating its arbitrator in a subsequent notice to the other party (herein called the “Responding Party”) (which notice shall specify the name and address of the person designated to act as an arbitrator on its behalf) given to the Responding Party within thirty (30) days after Tenant’s rejection of Landlord’s estimate. If Tenant fails to dispute Landlord’s Market Value Rent determination as set forth hereinabove or if neither party initiates the arbitration process as provided above, time being of the essence, then Landlord’s determination of the Market Value Rent during the Extension Term as set forth in the Rent Notice shall be conclusive. Within fifteen (15) business days after the Responding Party’s receipt of notice of the designation of the Initiating Party’s arbitrator, the Responding Party shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. Neither Landlord nor Landlord’s arbitrator shall be bound by nor shall any reference be made to the determination of the Market Value Rent for the demised premises during the Extension Term which was furnished by Landlord in the Rent Notice. If the Responding Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the Initiating Party shall provide an additional notice to the Responding Party requiring the Responding Party’s appointment of an arbitrator within five (5) business days after the Responding Party’s receipt thereof. If the Responding Party fails to notify the Initiating Party of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed, and shall exchange sealed envelopes each containing such arbitrator’s written determination of the Market Value Rent for the demised premises during the Extension Term. The Market Value Rent specified by Landlord’s arbitrator shall herein be called “Landlord’s Submitted Value” and the Market Value Rent specified by Tenant’s arbitrator shall herein be called “Tenant’s Submitted Value”. Copies of such written determinations shall promptly be sent to both Landlord and Tenant. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party’s arbitrator’s determination as the Market Value Rent, if, and only if, such failure persists for three (3) business days after notice to the party for whom such arbitrator is acting, and provided that such three (3) business day period shall be extended by reason of any applicable condition of Force Majeure Causes. If the higher determination of Market Value Rent is not more than one hundred two (102%) percent of the lower determination of the Market Value Rent, then the Market Value Rent shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred two (102%) percent of the lower determination, then within five (5) business days of the date the arbitrators submitted their respective Market Value Rent determinations, the two arbitrators shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within said five (5) business day period, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) business days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the AAA (or any successor organization thereto) in accordance with its rules then prevailing or if the AAA (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. Within five (5) days after the appointment of such third arbitrator, Landlord’s arbitrator shall submit Landlord’s Submitted Value to such third arbitrator and Tenant’s arbitrator shall submit Tenant’s Submitted Value to such third arbitrator. Such third arbitrator shall, within thirty (30) days after the end of such five (5) day period, select either Landlord’s Submitted Value or Tenant’s Submitted Value as the

Market Value Rent of the demised premises during the Extension Term and send copies of his determination promptly to both Landlord and Tenant specifying whether Landlord’s Submitted Value or Tenant’s Submitted Value shall be the Market Value Rent of the demised premises during the Extension Term.

(b) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys’ fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

(c) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing or renting of office space in comparable buildings.

(d) In the event that as of the Commencement Date of the Extension Term the amount of the Market Value Rent has not been determined, Tenant shall pay the amount equal to the average of Landlord’s Submitted Value and Tenant’s Submitted Value and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Extension Term. Overpayments shall be paid by Landlord to Tenant and underpayments shall be paid by Tenant to Landlord promptly after such determination, together with interest thereon at the Base Rate.

44.4. For purposes of this Article 44, the determination of “Market Value Rent” shall take into account all then relevant factors, whether favorable to Landlord or Tenant.

ARTICLE 45

BACK-UP POWER SYSTEM

45.1. Subject to all governmentally imposed rules, regulations and New York City Building or Fire Code restrictions or such other governmentally-mandated limitations governing same, Tenant shall have the right to install and thereafter at any time during the term of this lease to maintain, operate and replace (it being understood and agreed that the provisions of this Article 45 with respect to the initial installation shall apply to any such replacement): (i) a battery-powered uninterruptible power system (a “UPS Battery System”) in a portion of the demised premises to be designated by Tenant (the “UPS Area”), (ii) subject to coordinating the details of installation with Landlord, a one inch (1”) pipe from the basement of the Building to the eleventh (11th) floor of the demised premises, following a path of travel together with one of the two 4” conduits described in Section 32.18, and a UPS receptacle in a location reasonably approved by Landlord adjacent to the Verizon MUX in the basement of the Building (such pipe and receptacle being referred to herein collectively as the “UPS Receptacle

Installation”, and the path of travel and locations of such pipe and receptacle being referred to herein collectively as the “UPS Receptacle Area”), (iii) a six hundred (600) kw generator and associated equipment (the “Generator”) in the portion of the Building designated on Exhibit L annexed hereto (the “Generator Area”), (iv) a fuel tank and associated fuel oil pumps (the “Fuel Tank”) in the portion of the Building designated on Exhibit M annexed hereto (the “Fuel Tank Area”), and (v) fuel and power risers (the “Generator Risers”) in the pathway designated on Exhibit N annexed hereto (the “Generator Riser Area”; the UPS Battery System, the UPS Receptacle Installation, the Generator, the Fuel Tank and the Generator Risers are sometimes herein collectively called the “Back-Up Power System”; the UPS Area, the UPS Receptacle Area, the Generator Area, the Fuel Tank Area and the Generator Riser Area are sometimes herein collectively called the “Back-Up Power System Area”); provided that in connection with such installation of the Back-Up Power System Tenant hereby covenants and agrees that:

(a) such installation shall be performed in accordance with all applicable laws and with all of the applicable provisions of this lease;

(b) Tenant shall promptly repair any damage caused to the Back-Up Power System Area by reason of such installation, including any repairs, restoration, maintenance, renewal or replacement thereof necessitated by or in any way caused by or relating to such installations except to the extent such damage has resulted from the negligence or willful misconduct of Landlord, its agents, contractors or employees;

(c) Tenant will, and does hereby, indemnify and save harmless Landlord from and against: (A) any and all claims, reasonable counsel fees, demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Back-Up Power System installed by Tenant pursuant to the provisions of this Article; and (B) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever, or whatsoever resulting from or arising in connection with the erection, installation, maintenance, operation and repair of the Back-Up Power System installed by Tenant pursuant to the provisions of this Article, except in the case of both (A) and (B) above to the extent occasioned by the negligence or willful misconduct of Landlord, its agents, contractors or employees. Tenant shall obtain and maintain such insurance coverage with respect to the Back-Up Power System for the benefit of Landlord and its managing agent in such amount and of such type as Landlord may reasonably require from time to time; provided that such insurance shall not be in amounts that are in excess of the amounts generally required by landlords of comparable buildings; and

(d) Tenant shall pay as and when due, and shall be solely responsible for, any and all taxes, fees, license charges or other amounts imposed upon Tenant, Landlord or the Building in connection with the Back-Up Power System.

45.2. Tenant, its contractors, agents or employees shall have access to that portion or portions of the Back-Up Power System Area located outside of the demised premises in order to install, maintain, test, use, operate and replace the Back-Up Power System, upon reasonable advance notice to Landlord and upon the following terms and conditions:

(a) Any damage to the Building or to the personal property of Landlord or other tenants of the Building arising as a result of such access shall be repaired and restored, at Tenant’s sole cost, to the condition existing prior to such access except to the extent such damage is the result of the negligence or willful misconduct of Landlord, its agents, contractors or employees; and

(b) Tenant shall indemnify and hold Landlord harmless from and against any liability, damage or loss arising from such access except to the extent such damage is the result of the negligence or willful misconduct of Landlord, its agents, contractors or employees.

45.3. Notwithstanding anything to the contrary contained herein, in the event that Tenant does not install the Back-Up Power System concurrently with Tenant’s Work, Landlord shall have no obligation to reserve all or any portion of the Back-Up Power System Area located outside of the demised premises for Tenant’s future use. In the event that Tenant wishes to install the Back-Up Power System at a time following the performance of Tenant’s Work, Tenant shall have the right to install the Back-Up Power System in the Back-Up Power System Area located outside of the demised premises if and to the extent that Landlord has not theretofore committed all or a portion of the Back-Up Power System Area to other uses. If and to the extent that Landlord shall have theretofore committed all or a portion of the Back-Up Power System Area to other uses, Landlord shall use good faith efforts to provide Tenant with alternate space outside of the demised premises; provided, however, that Landlord shall have no liability to Tenant, and Tenant’s obligations under this Lease shall not be diminished if Landlord is unable to provide Tenant with alternate space outside of the demised premises for Tenant’s installation of the Back-Up Power System.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

Landlord

PARK AVENUE PLAZA COMPANY, L.P.

By:	Fisher Plaza Special Corporation, a general partner

By:	/s/ Richard L. Fisher
Name: Richard L. Fisher

Title: President

Tenant

BLACKROCK, INC.

By:	/s/ Brian B. Ostrowe
Name: Brian B. Ostrowe

Title: Managing Director

Tenant’s Federal Identification Number is as follows: 51-0380803

*ACKNOWLEDGMENT

State of New York	)
):ss
County of New York	)

On the 3rd day of August in the year 2004, before me, the undersigned, a Notary Public in and for said state, personally appeared Brian B. Ostrowe personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) as Managing Director of BlackRock, Inc., and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

/s/ Elizabeth Ann Greene
Notary Public

*	NOTE - To Be Used Within the State of New York.

*ACKNOWLEDGMENT

State of New York	)
):ss
County of New York	)

On the 4th day of August in the year 2004, before me, the undersigned, a Notary Public in and for said state, personally appeared Richard L. Fisher personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) as President of Park Avenue Plaza Company, L.P., and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

/s/ Ida C. La Barbera
Notary Public

*	NOTE - To Be Used Within the State of New York.

EXHIBIT A

FLOOR PLAN

53rd Street
52nd Street

FISHER BROTHERS

Park Avenue Plaza
New York, NY
12th Floor
TE OCCUPANCY PLAN

MANCINI DUFFY

Issue Date:	6/4/2003
Print Date:	6/4/2003

53rd Street
52nd Street

FISHER BROTHERS

Park Avenue Plaza
New York, NY
14th Floor
TEN' ƆCCUPANCY PLAN

MANCINI●DUFFY

Issue Date: 6/4/2003
Print Date: 6/4/2003

EXHIBIT B

LANDLORD’S WORK

(a) Tenant hereby acknowledges that Landlord has heretofore demolished the entire demised premises in accordance with Tenant’s specifications.

(b) All exposed structural steel should be fireproofed for any demolished space.

(c) Cause all floors in the demised premises to be reasonably level in accordance with industry standards (i.e., ready for carpet). All existing slab penetrations or staircases (at Tenant’s option) shall be filled and firestopped.

(d) All core and exterior columns and walls should be ready to receive Tenant finish.

(e) All radiator enclosures should be installed and in good working order and appearance.

(f) Elevator signaling devices (including, without limitation, installation of elevator call buttons at ADA height) should be installed and in good working order and appearance and in compliance with Legal Requirements. Tenant acknowledges that an elevator modernization program is being instituted at the Building and that the requirements of the immediately preceding sentence will be met within two (2) years from the date hereof. Notwithstanding the foregoing, if Tenant wishes to alter the elevator signaling devices and/or the elevator call buttons on the floors of the demised premises for an aesthetic or any other reason, such alteration shall be subject to all of the applicable provisions of this Lease and shall be at Tenant’s sole cost and expense.

(g) All exit signs should be installed at fire stair exits as required by applicable Legal Requirements.

(h) Removal of all existing on floor horizontal wiring and cable from premises and underfloor systems back to closets and terminal connections.

(i) Fire alarm pull boxes and call boxes will be moved in compliance with ADA height requirements. Notwithstanding the foregoing, if Tenant wishes to alter the pull boxes and/or the call boxes on the floors of the demised premises for an aesthetic or any other reason, such alteration shall be subject to all of the applicable provisions of this Lease and shall be at Tenant’s sole cost and expense.

(j) Landlord shall provide Tenant with sufficient fire alarm system connection points for Tenant’s present and future needs.

B-1

EXHIBIT C

ALTERATIONS RULES AND REGULATIONS

A.	General

1)	Tenant will make no alterations, decorations, installations, repairs, additions, improvements or replacements (which are hereinafter called “Alterations” and which are the Alterations referred to in the Lease) in, to or about the demised premises except in compliance with Article 8 of the Lease.

2)	Prior to the commencement of any Alterations, Tenant is responsible for obtaining, from the Building Manager, a base Building pre-demolition/pre-construction status report noting condition of demised premises.

3)	Prior to the commencement of any Alterations, Tenant shall submit for Landlord’s written approval all required items described in Paragraphs 1, 2 and 3 of Section B hereof (which approval is not to be unreasonably withheld, conditioned or delayed with respect to Alterations that are not Material Alterations).

4)	Tenant shall insure that the proposed Alterations comply in all material respects with The Administrative Code of The City of New York and all other laws, ordinances, rules and regulations promulgated by all governmental agencies and bodies having jurisdiction over such Alterations, including, without limitation, the Americans With Disabilities Act.

5)	Tenant shall insure that all proposed Alterations comply in all material respects with Building standards listed in Section C hereof, and are adequately designed to serve Tenant’s needs while remaining in full conformity with, and not adversely affecting, any Building systems.

6)

All (i) demolition or removal of construction materials, or (ii) moving of construction materials to or from the Building, or (iii) other categories of work which may disturb or interfere with other tenants of the Building or disturb or interfere with Building operations, must be scheduled and performed before or after business hours. Tenant shall provide the Building Manager with written notice at least twenty-four (24) hours prior to scheduling any Alteration, and shall pay Landlord’s standard charges for freight elevator and loading dock services, overtime porters, security, engineers and other costs incurred by Landlord in connection with such after hours scheduling.

7)	In addition to reimbursing Landlord for the cost of outside consultants referred to in Paragraph C(1) below, Tenant shall pay to Landlord the amounts pursuant to Section 8.2(b) of the Lease.

8)	All inquiries, Tenant plans, requests for approvals, and all other matters shall be processed through the Building Manager.

B.	Tenant Submittals

1)	Tenant to submit, to Landlord, the following information for Landlord’s review and approval (which approval is not to be unreasonably withheld, conditioned or delayed with respect to Alterations that are not Material Alterations) prior to commencement of any Alterations. Landlord’s review and approval period will not commence until the Building Manager is in receipt of the following items, as one complete package:

a)	Letter of Intent to perform construction. Letter to include a brief description of the proposed Alterations, Tenant contact, complete list of proposed contractors and work schedule.

b)	Two (2) sets of design drawings and specifications noting full scope of work involved in performing such Alterations. All drawings must be signed and sealed by Tenant’s Registered Architect or Professional Engineer licensed to conduct business in the State of New York. Part plan drawings will not be acceptable.

(i)	If full height partition walls are being installed in an area that is sprinklered, the existing sprinkler head locations must be included to show that new partitions are not in conflict with sprinkler coverage.

(ii)	If the area being altered includes existing compartmentation walls, those compartmentation walls must be indicated on Tenant’s layout.

c)	A letter from Tenant’s Registered Architect or Professional Engineer stating that their design and scope of work complies with all applicable codes, and local laws, especially noting Local Laws 16/84, 58/87, and 5/73. This letter must be signed and include their professional seal.

d)	Proper New York City Building Department filing applications, as required, for all Alterations indicated on drawings.

e)	Valid Certificates of Insurance and a Contractors Agreement signed by Tenant’s general contractor (see Insurance Requirements in Section D hereof).

2)	Upon completion of Landlord’s review, the following will be returned to Tenant:

a)	A letter (i) granting approval to file drawings; or (ii) granting conditional approval, subject to Tenant incorporating Landlord’s comments and suggested revisions into a revised set of design drawings (no Alterations will commence and no applications will be filed until Landlord is in receipt of such revised set of drawings); or (iii) disapproving such Alterations; and

b)	If approved, or conditionally approved, Building Department applications signed by Landlord.

Landlord’s review is for conformance with Building standards only and is not a review for compliance with law or a review of the adequacy of Tenant’s design. No such approval, or comments shall constitute a waiver of the obligation that Tenant’s Alterations comply with all laws and receive Buildings Department or other governmental approvals.

3)	Prior to commencement of Alterations:

Tenant to submit to Landlord the following:

a)	A letter or revised drawings addressing Landlord’s comments, if any.

b)	Approved New York City Building Department filing applications, drawings, and all work permits.

c)	A list of all contractors and subcontractors who will perform the Alterations.

d)	A work schedule noting duration of work.

4)	Upon completion of Alterations:

Tenant to submit to Landlord, in a timely manner, the following:

a)	All sign-off documents which pertain to work filed from all agencies having jurisdiction.

b)	Computer program copies of Tenant’s plans in Auto CAD format or such other format as may be approved by Landlord. Upon completion of Tenant’s work, a final disk copy of plans updated to reflect as-built conditions shall be submitted to Landlord. The foregoing shall be in addition to the “as-built” or final marked drawings that Tenant is required to submit in accordance with the provisions of Section 8.8 of the Lease.

c)	A properly executed Air Balancing Report, signed by Landlord’s air balancing consultant.

C.	Building Standard Requirements

1)	All structural or floor loading requirements, mechanical (HVAC), plumbing, sprinkler, electrical, fire alarm, elevator, of any proposed Tenant installation shall be subject to the prior approval of Landlord’s consultants. All expenses incurred by Landlord’s consultant regarding review and approval of Tenant’s design shall be at Tenant’s expense.

2)	All demolition shall be supervised by Landlord’s representative at Tenant’s expense.

3)	Elevator and loading dock service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building Manager by Tenant. No material or equipment shall be carried under or on top of elevators. If workmen (including, without limitation, Operating Engineers and Personnel Carriers), are required by any union regulations for material or personnel hoisting, such workmen shall be paid for by Tenant.

4)	If shutdown of any mechanical or electrical risers are required, such shutdown shall be performed by Landlord’s contractors at Tenant’s expense or, at Landlord’s option, supervised by Landlord’s representative at Tenant’s expense.

5)	Tenant’s contractor shall:

a)	have a Superintendent or Foreman on the demised premises at all times;

b)	police the job at all times, continually keeping the demised premises orderly; protection and maintenance will be Tenant’s responsibility;

c)	maintain cleanliness and protection of all areas, including elevators and lobbies;

d)	protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

e)	block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system;

f)	protect all Class “E” fire alarm devices and wiring; and

g)	avoid the disturbance of other tenants.

6)	If any part of Tenant’s Alteration is improperly performed, Tenant shall be charged for corrective work done by Landlord’s personnel or contractors engaged for such purpose by Landlord.

7)	All equipment and installations must be equal to the standards of the Building. Any deviation from Building standards will be permitted only if approved by Landlord in writing.

8)	Tenant shall pay Landlord for any amounts billed in connection with any Alteration within thirty (30) days after billing therefor.

9)	Landlord’s contract fire alarm service personnel shall be the only personnel permitted to adjust, test, alter, relocate, add to, or remove equipment connected to the Class “E” System.

10)	During such times that Tenant’s alterations or demolition of the demised premises require that fire protection afforded by the Class “E” System or sprinkler system be disabled, Tenant, at Tenant’s expense, shall maintain fire watch service deemed reasonably suitable to Landlord, and any agency having jurisdiction.

11)

Landlord, at Tenant’s expense, shall repair or cause to have repaired, any and all defects, deficiencies or malfunctions of the Class “E” System caused by Tenant’s Alterations or related demolition. Such expense may include expenses of engineering, supervision and standby fire watch personnel that Landlord deems necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected.

12)	Should Tenant desire to install its own internal fire alarm system, Tenant shall request Landlord to connect such system to the Class “E” System at Tenant’s expense in such reasonable manner as prescribed by Landlord. Tenant shall, at Tenant’s expense, have such internal fire alarm system approved by governing agencies having jurisdiction, and shall submit to Landlord an approved copy of plans of such system before initiating any installation of such system. Tenant must demonstrate that system is in working order prior to requesting tie-in.

13)	Landlord, at Tenant’s expense, will be responsible for the maintenance and proper operation of any Tenant Class “E” Fire Alarm sub-system.

14)	When Tenant’s use of any space requires a change in the Certificate of Occupancy, whether a building has a Final Certificate of Occupancy or Temporary Certificate of Occupancy, or (as in the case of a new Building with a Temporary Certificate of Occupancy) involves the initial inclusion of the demised premises on the Certificate of Occupancy, the Tenant must utilize the services of Landlord’s consultant. The Tenant shall be responsible for coordination with the consultant, and for all costs in connection with such consultant’s services.

15)	The Tenant will be responsible for keeping, on demised premises, a copy of all required Building Department approved applications, drawings, permits, and sign-offs during and after completion of construction and shall deliver same to Landlord at the expiration of the Lease.

16)	The following penalties will be assessed to all tenants that do not comply with submission of Building Department documents and sign-off procedures as outlined in Section B hereof:

a)	Future Building Department documents that require Landlord’s signature will not be signed nor will work be allowed to commence until complete submission of all required past Building Department documents have been received.

b)	Leasehold improvement allowance will not be released to Tenant until all Building Department documents and sign-offs have been received.

17)	The attachment of any work to Building window mullions, HVAC enclosures, window soffets, will not be permitted.

18)	Drywall partitions or installations abutting window mullions must allow for the operation of pivoting windows where applicable.

19)	Electrical wire mold will not be permitted without written approval from Landlord.

20)	Chasing of structural slab or Building masonry walls will not be permitted unless special consent is given by Landlord.

21)	The attachment of drywall metal studs or track to mechanical, electrical, plumbing, sprinkler, or any Building systems will not be permitted.

22)	All valves or equipment controlling Building systems or Tenant systems must be tagged and identified.

23)	Access doors must be provided to all Building equipment and Tenant equipment.

24)	Tenant’s design consultant is responsible to insure that base Building systems are adequately sized to meet Tenant’s requirements.

25)	All locking devices must be keyed and mastered to Building keying system. Two (2) individual keys must be supplied to the Building Manager.

26)	All hardware is to match Building standards.

27)	Tenant shall not install any outside louvers without Landlord’s prior written approval. Detailed sketches of all proposed louvers shall be submitted for Landlord’s approval which approval may be granted or withheld in Landlord’s sole discretion.

28)	All unused wiring, conduit, equipment, materials, or previously installed work, no longer needed, must be removed.

29)	Any connections to Building systems must be of the same materials as existing Building standards.

30)	No exposed piping of any kind will be permitted.

31)	Any signage, window dressing, or Tenant decor visible from outside the Tenant’s demised premises must receive written approval from Landlord prior to installation.

32)	The modification of any elevator equipment must receive prior written approval from Landlord. All elevator devices must remain accessible for maintenance and must conform to Building standards.

33)	Tenant is not to mount any equipment in Building Electrical Closets, Telephone Closets, or Mechanical Equipment Rooms without prior written approval from Landlord.

34)	Tenant is responsible to insure that all work is performed in a normal, acceptable, and safe manner.

35)	Air balancing shall be performed only by Landlord’s air balancing consultant.

D.	Contractors Agreement; Insurance Requirements

[To be retyped on Letterhead of Tenant’s General Contractor, addressed to Landlord]

Tenant:

Premises:

The undersigned contractor or subcontractor (hereinafter called “Contractor”) has been hired by the Tenant or occupant (hereinafter called “Tenant”) of the Building named above or by Tenant’s contractor to perform certain work (hereinafter called “Work”) for Tenant in the Tenant’s premises in the Building. Contractor and Tenant have requested the undersigned Landlord (hereinafter called “Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1)	Contractor agrees to indemnify and save harmless the Landlord, and its respective officers, employees and agents and their affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, including consequential damages, whether such injuries to persons or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2)	Contractor shall provide and maintain at its own expense, until completion of Work, the following insurance:

a)	Workers’ Compensation and Employers’ Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers’ Compensation and Employers’ Liability Insurance.

b)	Comprehensive General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage “XCU” exclusion if any deleted, and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Combined Single Limit

Bodily Injury and

Property Damage Liability:	$5,000,000

(written on a per occurrence basis)

c)	Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$5,000,000 per person

$5,000,000 per occurrence

Property Damage:	$5,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days prior written notice of the cancellation of any of the foregoing policies.

3)	Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

a)	Comprehensive General Liability Insurance Including Protective and Contractual Liability Coverages with limits of liability at least equal to the above stated limits.

b)	Comprehensive Automobile Liability Insurance (covering all owner, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$5,000,000 per person

$5,000,000 per occurrence

Property Damage:	$5,000,000 per occurrence

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this              day of                     , 20    .

Landlord:	Contractor:

EXHIBIT D

FORM OF SNDA AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made and entered into as of the             day of              200_, by and among             (“Tenant”) and NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company (“NYL”), whose principal address is 51 Madison Avenue, New York, New York 10010, and NEW YORK STATE TEACHERS’ RETIREMENTS SYSTEM, having an address at Two Corporate Woods Drive, Albany, New York 11216-2395 (collectively, the “Lender”) and PARK AVENUE PLAZA COMPANY L.P. (“Borrower”).

RECITALS:

A. Lender has agreed to make a mortgage loan (the “Loan”) to Borrower in the amount of $              to be secured by, among other things, a mortgage [or deed of trust] (the “Mortgage”) on the real property legally described in Exhibit “A” attached hereto (the “Premises”);

B. Tenant is the present lessee under a lease dated              made by                     , (“Landlord”), demising a portion of the Premises (said lease and all amendments now or hereafter executed with respect thereto being referred to as the “Lease”);

C. The Loan terms require that Tenant subordinate the Lease and its interest in the Premises in all respects to the lien of the Mortgage and that Tenant attorn to Lender; and

D. In return, Lender is agreeable to not disturbing Tenant’s possession of the portion of the Premises covered by the Lease (the “Demised Premises”), so long as Tenant is not in default under the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENTS:

1. Subordination. The Lease, and the rights of Tenant in, to and under the Lease and the Demised Premises are hereby subjected and subordinated to the lien of the Mortgage and to any modification, reinstatement, extension, renewal, supplement, consolidation or replacement thereof as well as any advances or re-advances with interest thereon and to any other mortgages or deeds of trust on the Premises which may hereafter be held by Lender.

2. Tenant Not to Be Disturbed. In the event it should become necessary to foreclose the Mortgage or Lender should otherwise come into possession of title to the Premises, Lender will not join Tenant in summary or foreclosure proceedings unless required by law in order to obtain jurisdiction, but in such event no judgment foreclosing the Lease will be sought, and Lender will not disturb the use and occupancy of Tenant under the Lease so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease and has not prepaid the rent except monthly in advance as provided by the terms of the Lease.

3. Tenant to Attorn to Lender. Tenant agrees that in the event of a foreclosure of the Mortgage or upon a transfer of the Premises pursuant to a deed in lieu of foreclosure, it will attorn to the purchaser (including Lender) as the landlord under the Lease. The purchaser by virtue of such foreclosure or deed in lieu of foreclosure shall be deemed to have assumed and agreed to be bound, as substitute landlord, by the terms and conditions of the Lease until the resale or other disposition of its interest by such purchaser, except that such assumption shall not be deemed of itself an acknowledgment by such purchaser of the validity of any then existing claims of Tenant against any prior landlord (including Landlord). All rights and obligations under the Lease shall continue as though such foreclosure proceedings had not been brought, except as aforesaid. Tenant agrees to execute and deliver to any such purchaser such further assurance and other documents, including a new lease upon the same terms and conditions of the Lease, confirming the foregoing as such purchaser may reasonably request. Tenant waives the provisions (i) contained in the Lease or any other agreement relating thereto and (ii) of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding.

4. Limitations. Notwithstanding the foregoing, neither Lender nor such other purchaser shall in any event be:

(a) liable for any act or omission of any prior landlord (including Landlord);

(b) obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the time that Lender or such other purchaser succeeded to the interest of such prior landlord under the Lease;

(c) subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord);

(d) bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance;

(e) bound by any amendment or modification of the Lease made without the written consent of Lender or such other purchaser; or

(f) liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or such other purchaser has actually received for its own account as landlord the full amount of such security deposit.

5. Acknowledgment of Assignment of Lease and Rent. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice. By its execution hereof, Borrower expressly consents to the foregoing.

6. Limited Liability. Tenant acknowledges that in all events, the liability of Lender and any purchaser shall be limited and restricted to their interest in the Premises and shall in no event exceed such interest.

7. Lender’s Right to Notice of Default and Option to Cure. Tenant will give written notice to Lender of any default by Landlord under the Lease by mailing a copy of the same by certified mail, postage prepaid, addressed as follows (or to such other address as may be specified from time to time by Lender to Tenant):

To Lender:	New York Life Insurance Company
51 Madison Avenue
New York, New York 10010
Attn.: Real Estate Department
Real Estate Vice President – Loan Administration
Loan No.: 372-7344

-and-

New York State Teachers’ Retirement System
10 Corporate Woods Drive
Albany, NY 12211-2395
Attn.: Real Estate Department

-with a copy to-

New York State Teachers’ Retirement System
10 Corporate Woods Drive
Albany, NY 12211-2395
Attn.: General Counsel

Upon such notice, Lender shall be permitted and shall have the option, in its sole and absolute discretion, to cure any such default during the period of time during which the Landlord would be permitted to cure such default, but in any event Lender shall have a period of thirty (30) days after the receipt of such notification to cure such default; provided, however, that in the event Lender is unable to cure the default by exercise of reasonable diligence within such 30-day period, Lender shall have such additional period of time as may be reasonably required to remedy such default with reasonable dispatch.

8. Successors and Assigns. The provisions of this Agreement are binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereof.

9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

10. Governing Law. This Agreement shall be construed and enforced according to the law of the state in which the Premises are located, other than such law with respect to conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

TENANT

(Printed Name of Tenant)
a(n) corporation

By:

(Signature)
(Printed Name of Signatory)
Its: (Title)

LENDER

NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company

By:
Name:
Title:

NEW YORK STATE TEACHERS’ RETIREMENT SYSTEM

By:
Name:
Title:

The terms of the above Agreement are hereby consented, agreed to and acknowledged.

BORROWER

(Printed Name of Borrower)

a

By: _____________________________________

(Signature)
(Printed Name of Signatory)
Its: (Title)

EXHIBIT E

RULES AND REGULATIONS

(A) The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises.

(B) No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of Landlord, unless installed by Landlord.

(C) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the demised premises or Building or on corridor walls. Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord’s rental office. Signs on doors shall, at the tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

(D) The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed outside of the demised premises.

(E) No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

(F) Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord, on demand, a processing fee in a sum equal to the reasonable fee for review of same including the services of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document.

(G) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

(H) No tenant shall in any way deface any part of the demised premises or the Building of which they are a part. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

(I) No bicycles, vehicles or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises. No cooking shall be done or permitted by any Tenant on said premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant’s layout, which is to be primarily used by Tenant’s employees for heating beverages and light snacks. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

(J) No space in the Building shall be used for the distribution or for the storage of merchandise or for the sale at auction or otherwise of merchandise, goods or property of any kind.

(K) No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the passageways.

(L) No tenant, nor any of the tenant’s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of tenant’s business offices.

(M) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of the Landlord and unless and until a duplicate key is delivered to Landlord. Each tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof. Nothing contained herein shall be deemed to prevent Tenant from installing a Primus system on the floors of the demised premises, provided that the Building master keys shall function within the cylinders of such Primus system.

(N) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

(O) No tenant shall occupy or permit any portion of the premises demised to it to be occupied as, by or for a public stenographer or typist, barber shop, bootblacking, beauty shop or manicuring, beauty parlor, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, a firm the principal business of which is real estate brokerage, or a company engaged in the business of renting office or desk space; or for a public finance (personal loan) business, or for manufacturing. No tenant shall engage or pay any employees on the demised premises, except those actually working for such tenant on said premises, nor advertise for laborers giving an address at said premises.

(P) Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference. For purposes hereof, the term “EMI” shall mean electromagnetic interference, and the term “Excessive EMI” shall mean EMI at a level exceeding thirty (30) milligaus. Tenant, at Tenant’s sole cost and expense, promptly following its receipt of notice from Landlord to the effect that the installation or manner of operation of any equipment by Tenant is causing Excessive EMI in any portion of the Building other than the Premises, shall take steps to bring such Excessive EMI below thirty (30) milligaus in a manner that is appropriate, as reasonably determined by Landlord. Tenant shall not install any equipment or operate any equipment in a manner which would result in the electrical voltage and current distortion at the service switchboards of any floor of the Building failing to be within the limits stated in IEEE 519.

(Q) Landlord shall have the right to prohibit any advertising by any tenant mentioning the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenants shall refrain from or discontinue such advertising.

(R) Except as otherwise agreed to in writing by Landlord, Tenant shall not use or permit the use of the Premises for the sale, lease, license or other delivery of electronic commerce services to any tenants or occupants of the Building, including but not limited to, hardware and software services that allow users to conduct business-to-business or business-to-consumer services over networks utilizing, by way of example, e-mail, electronic data interchange, data archiving, e-forms, electronic file transfer, facsimile transfer or similar services or any other services not expressly permitted under the Lease.

(S) In order that the Building can and will maintain a uniform appearance to those outside of same, each Tenant in building perimeter areas shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard venetian or vertical blinds in window areas which are visible from the outside of the Building.

(T) No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Supplementing the foregoing, Tenant shall not permit noise to emanate from the portions of the Premises to any other portion of the Building (i) at a sound level that is greater than NC-35 for constant noises (such as, for example, air-handling equipment or transformers), (ii) at a sound level that is greater than NC-30 for noises that are not constant noises, or (iii) that is at a sound level in any one-third octave band which is greater than 5dB above both adjacent one-third octave bands, in the range from 45 to 11,200 Hz. Landlord and Tenant acknowledge that the parties shall determine whether Tenant is meeting the parameters set forth in this paragraph by obtaining one-third octave band noise measurements in a fully finished tenant space or a fully finished common area that in either case is outside of and adjacent to the Premises, using a Type I meter (per latest ANSI Standard S1.4) on “Fast” response, at four (4) feet above the finished floor and at least three (3) feet from any vertical surface. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

(U) Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on non-business days all persons who do not present a pass to the Building signed by a tenant. Each tenant shall be responsible for all persons for whom such pass is issued and shall be liable to Landlord for all acts of such persons.

(V) The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

(W) The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

(X) At Landlord’s option, tenants shall purchase from Landlord or its designee all lighting tubes, lamps, bulbs and ballasts used in the demised premises and tenants shall pay Landlord’s reasonable charges for providing and installing same, on demand.

(Y) Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

(Z) There shall not be used in any space, or in the public halls of any building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

(AA) Tenants, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close venetian or vertical blinds or drapes when sun’s rays fall directly on windows of demised premises.

(BB) Replacement of ceiling tiles after they are removed for Tenant by telephone company installers, in both the demised premises and the public corridors, will be charged to Tenant on a per tile basis.

(CC) All paneling, grounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials’ fire retardant characteristics shall be submitted to Landlord, or its agents, in a manner satisfactory to the Landlord.

Whenever and to the extent that the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Articles of this Lease, the provisions of the Articles shall govern.

EXHIBIT F

CLEANING SPECIFICATIONS

A.	Regular Cleaning of Demised Premises (unless otherwise indicated, Regular Cleaning Services are to be performed nightly).

1.	Sweep all flooring; dust all flooring exclusive of carpeted areas.

2.	Sweep any private stairways.

3.	Empty all wastepaper baskets, ash trays, receptacles, etc.

4.	Clean all cigarette urns and replace sand or water as necessary (sand to be furnished by Owner or it contractor).

5.	Remove waste paper to a designated area or areas.

6.	Dust all furniture, fixtures within hand-high reach.

7.	Clean all glass furniture tops.

8.	Dust all chair rails, trim, etc. within hand-high reach.

9.	Dust all baseboards.

10.	Wash clean all water fountains.

11.	Keep Building employees locker rooms, if any, and slop sink rooms in clean and orderly condition.

12.	Vacuum all exposed rugs and carpeted areas weekly, to be done in equal proportions nightly.

B.	Lavatories – Nightly:

1.	Sweep and wash all flooring.

2.	Wash and polish all mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

3.	Wash both sides of all toilet seats.

4.	Wipe clean all toilet tissue, soap, towel and sanitary napkin dispensers.

5.	Wash all basins, bowls and urinals, and disinfect.

6.	Dust all partitions, tile walls, dispensers and receptacles.

7.	Empty and clean paper towel and sanitary napkin disposal receptacles.

8.	Remove waster paper and refuse to a designated area or areas.

9.	Fill and clean all soap, towel, toilet tissue and sanitary napkin dispensers as needed, supplies therefor to be furnished by Landlord at a reasonable charge to Tenant. If the demised premises consists of a part of a rentable floor, said charge to Tenant shall be that portion of a reasonable charge for such supplies that is reasonably allocable to Tenant.

C.	Building Entrances – Nightly;

1.	Sweep and wash flooring.

2.	Wash all rubber mats.

3.	Clean all cigarette urns and replace sand or water necessary (sand to be furnished by Owner or its contractors).

4.	Wash, wax, and polish floors in elevator cabs, or vacuum clean if carpeted.

5.	Dust and rub down walls, metal work and saddles in elevator cabs.

6.	Dust all elevator doors, mail chutes and mail depository.

D.	High Dusting – Office areas in Demised Premises (to be performed approximately every three months);

1.	Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2.	Dust all vertical surfaces such as walls, partitions, ventilating louvers, fresh air grills and others not reached in nightly cleaning.

3.	Dust all overhead pipes, sprinklers, etc.

4.	Dust all venetian blinds.

5.	Dust all windows frames.

E.	Periodic Cleaning – Office Areas in Demised Premises (unless otherwise indicated);

1.	Wipe clean all interior metal quarterly.

2.	Elevator and utility doors to be checked for general cleanliness, removing fingermarks.

3.	Dust all louvers and other ventilating louvers within hand-high reach weekly.

F.	Lavatories in the Demised Premises – Other than executive or private lavatories:

1.	Machine scrub flooring as necessary.

2.	Wash all partitions, tile walls, metal ceilings and enamel surfaces once a month, using proper disinfectant when necessary.

3.	Dust all lighting fixtures (exterior only) once a month.

4.	Do all high dusting once a month.

G.	Window Cleaning:

1.	Clean Building entrance doors daily. Clean all windows inside and out approximately 4 times per year, weather and scaffolding permitting.

2.	Clean Building entrance lobby glass daily.

3.	Clean glass in Building directory daily.

4.	Clean mail chute glass as necessary.

H.	Tenant agrees that Owner may substitute, for any of the methods or devices set forth in this Schedule B, other methods or devices which will achieve substantially the same results.

EXHIBIT G

APPROVED CONTRACTORS AND SUBCONTRACTORS

CONTRACTOR	CONTACT	TELEPHONE

GENERAL CONTRACTORS
Americon Construction, Inc.	Richard Cucci/Thomas Prince	(212) 274-0190
James E. Fitzgerald	Hugh O’Connell	(212) 921-8700
Plaza Construction Corporation	Richard Wood	(212) 849-4800
Quadrant Construction	Bob Jacobsen	(212) 697-4007
Tishman
Turner Construction

HVAC
B.P. Air Conditioning Corp.	Robert Barbera	(718) 383-2100
Arista Air Conditioning	Kenneth N. Mayo	(718) 729-7111
Harbour Mechanical	Joe Bryceland	(212) 924-1010
J.D.P. Mechanical Corp.	Peter Manos, Jr.	(718) 267-6767
P.J. Mechanical	Peter or Chris Pappas	(212) 243-2555
Penguin Air Conditioning Corp.	Dan Dubin	(718) 706-6500
Sound Refrigeration & Air Conditioning, Inc.	Robert Gulmi	(516) 747-5678

AIR & WATER BALANCING
Merendino Associates Inc.	Michael Merendino	(718) 599-1300

ELECTRICAL “A”
(All Base Building Switches & Risers)
ADCO – Electric	Edward Welsh	(718) 494-4400
Arc Electrical Construction Co., Inc.	Vincent Loiacono	(212) 573-9600
Forest Electric Corp.	Phil Altheim / Paul Rizzo	(212) 318-1500

ELECTRICAL “B”
(Tenant Work)
ADCO – Electric	Edward Welsh	(718) 494-4400
Arc Electrical Construction Co., Inc.	Vincent Loiacono	(212) 573-9600
Campbell & Dawes Ltd.	Gary Dawes	(718) 441-6300
E-J Electric Installation Co.	J. Robert Mann, Jr.	(718) 786-9400
Forest Electric Corp.	Phil Altheim / Paul Rizzo	(212) 318-1500
Kleinknecht Electric Co., Inc.	Mike Malherb	(212) 728-1800
Nead Electric	Robert Mishlen	(201) 460-5200
Petrocelli Electric Co., Inc.	Santo Petrocelli, Jr.	(718) 937-1200
Zwicker Electric Co., Inc.	Robert Lepore / Neil DeVincenzo	(212) 477-8400
P.E. Stone

PAINTING
Antovel Gelberg Painting Inc.	Suresh Babari / Grant Albert	(718) 937-3520
Bond Painting Co. Inc.	Kenny Sprecher / Stuart Feld	(212) 944-0070
Cosmopolitan Decorating	Dave Ansbacher	(212) 586-6438
L & L Painting	Brad Zorfas	(516) 349-1900

CONTRACTOR	CONTACT	TELEPHONE
Morestar Painting	Roy Katzman	(212) 982-4255
Newport Painting & Decorating Co., Inc.	Ralph Lanza	(212) 465-9080
Prestige Painting Inc.	Mendel Klein	(212) 943-6777
Spectrum Painting Contractors	Rino Montefore	(718) 892-0700
Werner Krebs, Inc.	Joseph Tamweber	(914) 376-8900

PLUMBING
Ashland Plumbing and Heating Corp.	Herb Arnold	(212) 989-1320
George Breslaw & Sons, Inc.	Michael Breslaw	(212) 265-4023
Pace Plumbing Corporation	Andru Coren	(718) 389-6100
Par Plumbing Co. Inc.	Marty Levine / Larry Levine	(516) 887-4000

SECURITY INSTALLATIONS
Technical Edge Security Systems, Inc.	Joe Gee	(718) 224-9348

SPRINKLER
Abco - Peerless Corp. Inc.	Peter Bowe	(516) 294-6850
Active Fire Sprinkler Corp.	Morty Hirsch / Diana Blanda / Michael Nelson	(718) 834-8300
Belrose Fire Suppression Inc.	Mike Hartigan	(516) 378-9590
Rael Automatic Sprinkler Co. Inc.	David Israeli / Norman Israel	(516) 593-2000
Sirina Fire Protection Corp.	Rocco Abbate	(516) 942-0400

STRUCTURAL STEEL & MISC. IRON
Burgess Steel Products Corp.	Matthew Guerin	(201) 871-3500
Hallen Steel Corp.	Stephen DeGregory	(718) 784-1730
Kraman Ironworks, Inc.	James Fassler	(212) 460-8400
Northeastern Fabricators Inc.	Anthony DiDonato	(718) 542-0450
Piermont Iron Works	David Finucane	(973) 837-1750

HARDWARE
AAA Hardware	William Brown	(212) 840-3939
Acme Architectural Products	Joseph Licari	(718) 384-7800
DCI Metro (formerly Vision Hardware)	William Mihatov	(973) 424-0186
Weinstein & Holtzman	Ira Hymowitz	(212) 233-4651

DEMOLITION
Castle Demolition Corp.	Carlo Casalino	(718) 424-0300
Liberty Contracting Corp.	Frank Cali	(201) 868-7500
Patriot Contracting Corp.	Charles Becker	(201) 413-9800
Phoenix Interiors, Inc.	William Palmadessa	(201) 402-9200
Riteway Internal Removal	Leroy Barrocca	(718) 458-8900

INDUSTRIAL HYGIENISTS
Ambient Group Inc.	John Leitner	(212) 944-4615
G.C.I. Environmental	James Grond	(212) 986-9460

ABATEMENT CONTRACTORS
P.A.L. Environmental Safety Corp.	Salvatore DiLorenzo	(718) 349-0900
Safeway Environmental Corp.	Donald Adler	(718) 746-4300
Seasons Contracting Corp.	Dan Margiotta	(201) 804-8787

CONTRACTOR	CONTACT	TELEPHONE
RECOMMENDED CONSULTING ENGINEERS

Electrical/Mechanical
Cosentini Associates	Mechanical: Ed Barbieri	(212) 615-3600
	Electrical: Charles Buscarino	(212) 615-3600

Structural
Office of James Ruderman	Howard Zwieg	(212) 643-1414

Fireproofing & Concrete Inspections
Teswell Laboratories Inc.	Paul Moretti	(914) 762-9000
John H. Brooks & Associates	John H. Brooks, Jr.	(732) 495-3142

Welding Inspection – Engineer
John H. Brooks & Associates	John H. Brooks, Jr.	(732) 495-3142

EXHIBIT H

QUALIFIED SPACE NON-DISTURBANCE AGREEMENT

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

AGREEMENT made as of the          day of     , 200     between Park Avenue Plaza Company L.P., a New York limited partnership, having an office at c/o Fisher Brothers, 299 Park Avenue, New York, New York 10171 (hereinafter called “Landlord”),                                         , having an address at (hereinafter called “Tenant”), and , having an address at, (hereinafter called “Subtenant”);

W I T N E S S E T H:

WHEREAS, Landlord is the landlord under that certain lease dated as of June         , 2004 between Landlord, as lessor, and Tenant, as lessee (hereinafter called the “Overlease”), covering certain premises (hereinafter called the “Demised Premises”) in the building situated at 55 East 52nd Street, New York, New York (hereinafter called the “Building”); on land more particularly described in Exhibit A annexed hereto; and

WHEREAS, a portion of the Demised Premises comprised of                                          (hereinafter called the “Sublease Premises”) has been subleased to Subtenant pursuant to that certain sublease dated as of              , 200     between Tenant, as sublessor, and Subtenant, as sublessee (hereinafter called the “Sublease”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration in hand paid, the parties hereto agree as follows:

1.	So long as Subtenant is not in default, after notice and the lapse of any applicable grace period, in the performance of any terms, covenants and conditions to be performed on its part under the Sublease, then in such event:

(a) Unless any applicable law requires same, Subtenant shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by the Landlord for the purpose of terminating the Overlease by reason of any default thereunder;

(b) Subtenant shall not be evicted from the Sublease Premises nor shall any of Subtenant’s rights under the Sublease be affected in any way by reason of any default under the Overlease, and

(c) Subtenant’s leasehold estate under the Sublease shall not be terminated or disturbed by reason of any default under the Overlease.

2.	(a) If Landlord shall succeed to the rights of Tenant under the Sublease by termination of the Overlease or otherwise, Landlord, as Subtenant’s landlord under said Sublease, shall accept Subtenant’s attornment and Subtenant agrees to so attorn and recognize Landlord as Subtenant’s landlord under said Sublease without further requirement for execution and delivery of any instrument to further evidence the attornment set forth herein. Subtenant or Landlord will, each upon demand of the other, execute and deliver any instrument that may be required to evidence such attornment.

(b) Subject to the provisions of subparagraph 2(c) below, upon any such attornment and recognition, the Sublease shall continue in full force and effect as, or as if it were, a direct lease between Landlord and Subtenant upon all of the then executory terms, conditions and covenants as are set forth in the Sublease (as the same incorporates by reference the Overlease, notwithstanding the termination of the Overlease), and shall be applicable after such attornment, provided, to the extent that Landlord has any rights under the Overlease which are applicable to the Demised Premises and are in addition to the rights of the lessor under the Sublease, such rights shall be deemed incorporated into the Sublease, notwithstanding the termination of the Overlease; and provided, further that Landlord shall not be (i) subject to any credits, offsets, defenses or claims which Subtenant might have against Tenant; nor (ii) bound by any rent which Subtenant might have paid for more than the current month to Tenant, unless such prepayment shall have been made with Landlord’s prior written consent; nor (iii) liable for any act or omission of Tenant; nor (iv) bound by any covenant to undertake or complete any improvement to the Sublease Premises or the Building; nor (v) be required to account for any security deposit other than any security deposit actually delivered to Landlord; nor (vi) liable for any payment to Subtenant of any sums, or the granting to Subtenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Sublease Premises or any portion thereof; nor (vii) bound by any amendment, modification or surrender of the Sublease made without Landlord’s prior written consent. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any action or proceeding for the purpose of terminating the Overlease by reason of any default thereunder.

(c) Notwithstanding anything to the contrary contained herein, in the event that the rental rate set forth in the Sublease, on a per rentable square foot basis (including fixed rent and additional rent on account of real estate taxes, Expenses and electricity), after taking into account all rent concessions provided for in the Sublease, is less than the Lease Rent (as such term is defined in Section 15.16 of the Overlease), the Sublease shall be deemed to be automatically amended effective as of the date of the aforementioned attornment and recognition so that from and after the date of such attornment and recognition, the rental rate payable under the Sublease shall be the Lease Rent. Subtenant or Landlord will, each upon demand of the other, execute and deliver an amendment to the Sublease, in form reasonably satisfactory to Landlord and Subtenant, setting forth such increase in the rental rate payable under the Sublease to the Lease Rent; provided, however, that the absence of such written amendment shall not, in any event, affect the automatic rental increase described herein.

3.	The Sublease now is and shall remain subject and subordinate to the Overlease and to any ground or underlying lease affecting the Demised Premises and to all renewals and replacements, extensions, consolidations and modifications thereof, subject to the terms and conditions of this agreement.

4.	This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their successor and assigns.

5.	This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest.

6.	All notices, demands or requests made pursuant to, under, or by virtue of this Agreement (or any amendment to the Sublease made pursuant hereto) must be in writing and mailed to the party to whom the notice, demand or request is being made by certified mail, return receipt requested, at its address set forth above. Notices shall be deemed to have been given, rendered and made on the second day after the day so mailed. Any party may change the place that notices, demands and requests are to be sent by written notice delivered in accordance with this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

Landlord:
PARK AVENUE PLAZA COMPANY, L.P.

By:	Fisher Plaza Special Corporation, a general partner

By:
Name:
Title:

Subtenant:
[NAME OF SUBTENANT]

By:
Name:
Title:

Tenant:
[NAME OF TENANT]

By:
Name:
Title:

EXHIBIT I

VENT LOCATION

FISHER PARK AVENUE COMPANY

DATE: 07/07/09

53rd STREET
52nd STREET
FIRE SAFETY KEY
FIRE SERVICE ELEVATOR
FIRE EXIT STAIRWELL
SPRINKLER VALVE
STANDPIPE
INTERNAL STAIR
HALON PROTECTED
FIRE WARDEN STATION
FIRE EXTINGUISHER
SMOKE DETECTOR
30 32 34 36 38 40 42 41 39 37 35 33 31
FIRE SAFETY PLAN
Supply
Return
BUILDING TOWER FLOORS
BRICKED UP ON THE 11TH FLOOR

I-1

EXHIBIT J

CLEANING FEE SAMPLE CALCULATION

WAGE RATE –2005 (ASSUME 3% INCREASE)		$30.434
WAGE RATE-2004		29.548

INCREASE OVER PRIOR YEAR		$0.886

PERCENTAGE INCREASE OVER PRIOR YEAR		3.00%

2004 CLEANING FEE EXCLUSIVE OF SALES TAX	$3,595,803.00 (A)
PERCENTAGE INCREASE	3.00%

	$107,874.00

2005 CLEANING FEE EXCLUSIVE OF SALES TAX		$3,703,677.00
SALES TAX @8.625%[1]		319,442.00

2005 CLEANING FEE		$4,023,119.00

(A) BASE CLEANING FEE INCLUDES SALES TAX OF $310,138 (8.625%)

[1]	To reflect actual sales tax each year.

J-1

EXHIBIT K

WAGE RATE CALCULATION – 2004

WAGES:	$18.5730	/HR.	X	2,080	=	$38,631.84
WELFARE:	1,775.96	/QTR	X	4	=	7,103.84
PENSION:	43.75	/WK	X	52	=	2,275.00
ANNUITY:	13.00	/WK	X	52	=	676.00
F.I.C.A.:	38,631.84	/YR	X	7.65%	=	2,955.34
F.U.I.:	7,000.00	/YR	X	0.80%	=	56.00
S.U.I.:	8,500.00	/YR	X	2.925%	=	248.63
WORK COMP:	38,631.84	/YR	X	5.951%	=	2,298.98
DISABILITY:	17,680.00	/YR	X	0.66%	=	116.69
STATE REEMPLOYMENT FUND:	8,500.00	/YR	X	0.075%	=	6.38

						$54,368.70

HOURS WORKED:	40 HRS/DAY		X	52 WKS		2,080
LESS:
HOLIDAYS:	8 HRS/DAY		X	11 DAYS		-88
VACATION:	8 HRS/DAY		X	10 DAYS		-80
PERSONAL LEAVE DAY:	8 HRS/DAY		X	1 DAY		-8
SICK DAYS:	8 HRS/DAY		X	10 DAYS		-80
HEALTH CHECKUP:	8 HRS/DAY		X	2 DAYS		-16

						1,808
ADD: SAVINGS ON VACATION HELP						32

NET HOURS						1,840

LABOR RATE	$54,368.70		/	1,840 HRS		$29.548

K-1

EXHIBIT L

GENERATOR AREA

PARK AVENUE PLAZA
MASON WALL MIN. 80 FT. ABOVE GEN. ELEVATION
GLASS WALL MIN. 100 FT. ABOVE GEN. ELEVATION
ENCLOSURE WITH GENERATOR SYNCHRONIZING BOARD
CONTROL CABINET
FRONT
139"
27'-0"
9'-10"
10'6"
32'-0"
1600 KW IN WALK IN ENCL. (EXISTING)
GENERATOR #1
1600 KW IN WALK IN ENCL. (EXISTING)
GENERATOR #2
600 KW IN WALK-IN ENCL. BLACK ROCK TO BE INSTALLED
A
EXISTING EXTERIOR
SHAFT
34'-0"
STAIR C
OPEN TO BELOW (100 FT)
MASON WALL MIN 80 FT ABOVE GEN. LEVEL

9th FLOOR PART PLAN - ROOF SETBACK

SCALE: 1/8" = 1'-0"

139"
105"
126"
GEN #1
GEN #2
NEW GEN
WALL
ROOF
25"
LOOKING NORTH

SECTION A-A

L-1

EXHIBIT M

FUEL TANK AREA

FISHER PARK AVENUE COMPANY
LAST REVISED 09/15/05
REENTRY FLOOR
53rd STREET
52nd STREET
Con Ed Comm
Winstar
Blackrock fuel storage
AMER. GREETINGS
ABN
AON
MASONS
CHARTWELL SOUTHWORTH
MET. FIBER
FIRE SAFETY KEY
FIRE SERVICE ELEVATOR
FIRE EXIT STAIRWELL
SPRINKLER VALVE
STANDPIPE
INTERNAL STAIR

M-1

EXHIBIT N

GENERATOR RISER AREA

[SEE ATTACHED]

07/01/2004 11:41 FAX 212 940 6215 FISHER BROTHERS MGNT CO. 005

Shaft from
Basement to 11th
floor
Must exit West
shaft and go
through ceiling
of 8th floor to
enter shaft that
will continue up
to the 11th floor
MECHANICAL ROOM
Main Riser Sh
for all Tennant
Shaft from
Basement to 8th
floor
FISHER BROTHERS
Park Avenue Plaza
New York, NY
8th Floor

08-16-2004 04:53pm From-

07/01/2004 11:41 FAX 212 940 8215 FISHER BROTHERS MGNT CO. 006

T-456 P.017/018 F-088

Shaft from 9 to
11th floor
OK
OK
Shaft from
Basement to
11th floor
Main Riser Shaft
for all Tennants

Notes:
Yellow only indicates the the riser shaft. Destination point of the conduit will be in the MDF Room.

FISHER BROTHERS

Park Avenue Plaza
New York, NY
11th Floor

Issue Date:

06-16-2004 04:53pm From-

07/01/2004 11:41 FAX 212 940 6215 FISHER BROTHERS MGNT CO. 007

06-16-2004 04:53pm From- T-609 P.018/018 F-

Notes:
Yellow only indicates the beginning of the riser shaft. Actual starting placesof the conduit is to be determined by the

Shaft from
Basement to 11th
floor
OK
Main Riser Shaft
for all Tennants
Shaft from
Basement to 8th
floor
OK
MECHANICAL ROOM
STORAGE
TEL FRAME ROOM
FISHER BROTHERS
New York, NY
Basement Floor